Filed pursuant to Rule 433(d)
Registration Statement No. 333-130373

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the base prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the base prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS

Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or

(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or

(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

Dated: September 6, 2006

Term Sheet Supplement

$748,472,000 (Approximate)

MASTR Asset Backed Securities Trust 2006-WMC3
(Issuing Entity)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

JPMorgan Chase Bank, National Association
(Servicer)

Wells Fargo Bank, N.A.
(Master Servicer, Custodian and Trust Administrator)

Mortgage Pass Through Certificates, Series 2006-WMC3

UBS Investment Bank
For use with base prospectus dated August 3, 2006

TABLE OF CONTENTS

RISK FACTORS

FORWARD LOOKING STATEMENTS

DEFINED TERMS

THE MORTGAGE LOANS

STATIC POOL INFORMATION

ORIGINATOR

THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN

THE SERVICER

THE POOLING AND SERVICING AGREEMENT

FEDERAL INCOME TAX CONSEQUENCES

ERISA CONSIDERATIONS

LEGAL INVESTMENT

GLOSSARY OF TERMS

ANNEX I - INITIAL MORTGAGE LOAN STATISTICAL INFORMATION

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

Unpredictability of Prepayments and Effect on Yields

Mortgagors may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which mortgagors will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the certificates.

•	If you purchase your certificates at a discount and principal is repaid slower than you assume, then your yield may be lower than you anticipate.

•	If you purchase your certificates at a premium and principal is repaid faster than you assume, then your yield may be lower than you anticipate.

•
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline significantly below the mortgage rates on the fixed-rate mortgage loans, the mortgage loans are more likely to prepay than if prevailing rates remain above the mortgage rates on the related mortgage loans. In addition, if prevailing interest rates decline, adjustable-rate mortgage loan prepayments may increase due to the availability of fixed-rate mortgage loans or other adjustable-rate mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on fixed-rate and adjustable-rate mortgage loans may decrease. Furthermore, adjustable-rate mortgage loans may prepay at different rates and in response to different factors than fixed-rate mortgage loans; the inclusion of both types of mortgage loans in the mortgage pool may increase the difficulty in analyzing possible prepayment rates.

•
Certain mortgage loans as set forth in the table entitled “Distribution By Prepayment Penalty Term” in the term sheet require the mortgagor to pay a prepayment charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from one year to three years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•
The originator or the seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans.

•
The party designated in the pooling and servicing agreement may purchase all of the mortgage loans and any REO properties and retire the certificates when the aggregate principal balance of the mortgage loans and any REO properties is equal to or less than 10% of the aggregate principal balance of the mortgage loans as of the cut-off date.

•	If the rate of default and the amount of losses on the mortgage loans is higher than you expect, then your yield may be lower than you expect.

•
As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization and amounts received under the Interest Rate Swap Agreement or the Interest Rate Cap Agreement, as described herein, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon such liquidations, will result in an earlier return of the principal of the Class A Certificates and the Mezzanine Certificates and will influence the yield on such certificates in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on such certificates.

•
The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the Class A Certificates and the Mezzanine Certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage pool falls below the required level. In addition, if the Class A Certificates are entitled to distributions of principal at any time that overcollateralization is required to be restored to the required level, then the amounts available for such purpose will be allocated among the Class A Certificates on a pro rata basis based on the amount of principal actually received on the related mortgage loans for the related distribution date. This, as well as the relative sizes of any loan groups, may magnify the prepayment effect on the Class A Certificates caused by the relative rates of prepayments and defaults experienced by the related mortgage loans.

Terrorist Attacks and Military Action Could Adversely Affect the Yield on the Offered Certificates

The terrorist attacks in the United States on September 11, 2001 suggest that there is an increased likelihood of future terrorist activity in the United States. In addition, current political and military tensions in the Middle East have resulted in a significant deployment of United States military personnel in the region. Investors should consider the possible effects of past and possible future terrorist attacks and any resulting military response by the United States on the delinquency, default and prepayment experience of the mortgage loans. In accordance with the servicing standard set forth in the pooling and servicing agreement, the servicer may defer, reduce or forgive payments and delay foreclosure proceedings in respect of mortgage loans to borrowers affected in some way by past and possible future events.

In addition, the current deployment of United States military personnel in the Middle East and the activation of a substantial number of United States military reservists and members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by the application of the Servicemembers Civil Relief Act (the “Relief Act”) or any state law providing for similar relief. See “Certain Legal Aspects of Mortgage Loans—Servicemembers Civil Relief Act” in the base prospectus. Certain shortfalls in interest collection arising from the application of the Relief Act or any state law providing for similar relief will not be covered by the servicer, the master servicer, any subservicer or any bond guaranty insurance policy.

Interest Only Mortgage Loans

Certain mortgage loans as set forth in the table entitled “Distribution By Product Type” in the term sheet require the related borrowers to make monthly payments only of accrued interest for the first 60 months or 120 months following origination. After such interest-only period, each such borrower’s monthly payment will be recalculated to cover both interest and principal so that the mortgage loan will amortize fully prior to its final payment date. If the monthly payment increases, a related borrower may not be able to pay the increased amount and may default or may refinance the related mortgage loan to avoid the higher payment. Because no principal payments may be made or advanced on such mortgage loans for 60 months or 120 months following origination, the certificateholders will receive smaller principal distributions during such period than they would have received if the related borrowers were required to make monthly payments of interest and principal for the entire lives of such mortgage loans. This slower rate of principal distributions may reduce the return on an investment in the offered certificates that are purchased at a discount.

Second Lien Loan Risk

Certain mortgage loans as set forth in the table entitled “Lien Status of the Mortgage Loans” in the term sheet are secured by second liens on the related mortgaged properties. The proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the outstanding balance of such mortgage loans only to the extent that the claims of the related senior mortgages have been satisfied in full, including any related foreclosure costs. In circumstances when it has been determined to be uneconomical to foreclose on the mortgaged property, the servicer may write off the entire balance of such mortgage loan as a bad debt. The foregoing considerations will be particularly applicable to mortgage loans secured by second liens that have high combined loan-to-value ratios because it is comparatively more likely that the servicer would determine foreclosure to be uneconomical in the case of such mortgage loans. The rate of default of second mortgage loans may be greater than that of mortgage loans secured by first liens on comparable properties.

Simultaneous Second Lien Risk

Approximately 56.22% of the mortgage loans (by aggregate principal balance of the mortgage loans as of the cut-off date) were, as of origination, subject to a second lien mortgage loan which may or may not be included in the trust. The weighted average loan-to-value ratio of such mortgage loans at origination is approximately 80.02% and the weighted average combined loan-to-value ratio of such mortgage loans at origination (including the second lien) is approximately 99.47%. With respect to such mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a silent second lien since mortgagors have less equity in the mortgaged property. In addition, a default may be declared on the second lien loan, even though the first lien is current, which would constitute a default on the first lien loan. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the originator or from any other lender.

Balloon Loan Risk

Balloon loans pose a risk because a mortgagor must make a large lump sum payment of principal at the end of the loan term. If the mortgagor is unable to pay the lump sum or refinance such amount, the servicer will make limited advances as described in the pooling and servicing agreement. Certain mortgage loans are balloon loans, as set forth in the table entitled “Collateral Summary” in the term sheet.

Credit Scores May Not Accurately Predict the Performance of the Mortgage Loans

Credit scores are obtained by many lenders in connection with mortgage loan applications to help them assess a borrower’s creditworthiness. Credit scores are generated by models developed by a third party which analyzed data on consumers in order to establish patterns which are believed to be indicative of the borrower’s probability of default over a two-year time period. The credit score is based on a borrower’s historical credit data, including, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience. Credit scores range from approximately 250 to approximately 900, with higher scores indicating an individual with a more favorable credit history compared to an individual with a lower score. However, a credit score purports only to be a measurement of the relative degree of risk a borrower represents to a lender (i.e., a borrower with a higher score is statistically expected to be less likely to default in payment than a borrower with a lower score). Lenders have varying ways of analyzing credit scores and, as a result, the analysis of credit scores across the industry is not consistent. In addition, it should be noted that credit scores were developed to indicate a level of default probability over a two year period, which does not correspond to the life of a mortgage loan. Furthermore, credit scores were not developed specifically for use in connection with mortgage loans, but for consumer loans in general, and assess only the borrower’s past credit history. Therefore, a credit score does not take into consideration the effect of mortgage loan characteristics (which may differ from consumer loan characteristics) on the probability of repayment by the borrower. There can be no assurance that the credit scores of the mortgagors will be an accurate predictor of the likelihood of repayment of the related mortgage loans.

Potential Inadequacy of Credit Enhancement for the Class A Certificates and Mezzanine Certificates

The credit enhancement features of the transaction are intended to enhance the likelihood that holders of the Class A Certificates, and to a limited extent, the holders of the Mezzanine Certificates, will receive regular distributions of interest and principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to make distributions on your certificates as a result of delinquencies or defaults on the mortgage loans. If delinquencies or defaults occur on the mortgage loans, neither the servicer, the master servicer, nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if such advances are not likely to be recovered. If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses.

A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement in the transaction, is not enough to protect your certificates from these losses.

Interest Generated by the Mortgage Loans May Be Insufficient to Maintain Overcollateralization

The weighted average of the mortgage rates on the mortgage loans (net of certain fees and expenses, including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment, other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) is expected to be higher than the pass-through rates on the Class A Certificates and Mezzanine Certificates. The mortgage loans are expected to generate more interest than is needed to distribute interest owed on the Class A Certificates and Mezzanine Certificates and to pay certain fees and expenses of the trust. Any remaining interest generated by the mortgage loans will then be used to absorb losses that occur on the mortgage loans. After these financial obligations of the trust are covered, the available excess interest generated by the mortgage loans will be used to maintain overcollateralization. We cannot assure you, however, that enough excess interest will be generated to maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•
Every time a mortgage loan is prepaid in full, liquidated or written off, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•
If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to make required distributions on the Class A Certificates and Mezzanine Certificates.

•
The fixed-rate mortgage loans have mortgage rates that are fixed and will not adjust based on any index and the adjustable-rate mortgage loans have mortgage rates that adjust based on an index that is different from the index used to determine the pass-through rates on the Class A Certificates and Mezzanine Certificates. In addition, the first adjustment of the rates for the adjustable-rate mortgage loans will not occur until six months, two years, three years, five years or ten years after the date of origination as set forth in the term sheet in the table entitled “Distribution By Product Type.” As a result, the pass-through rate on the Class A Certificates and Mezzanine Certificates may increase relative to the mortgage rates on the mortgage loans, or may remain constant as the mortgage rates on the adjustable-rate mortgage loans decline. In either case, this would require that more of the interest generated by the mortgage loans be applied to cover interest on the Class A Certificates and Mezzanine Certificates.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

Effect of Mortgage Rates on the Certificates

The Class A Certificates and Mezzanine Certificates accrue interest at pass-through rates based on the one-month LIBOR index plus specified margins, but are subject to a limit. The limit on the pass-through rates for the Class A Certificates and the Mezzanine Certificates is based on the weighted average of the mortgage rates on the mortgage loans, net of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

The adjustable-rate mortgage loans have mortgage rates that adjust based on six-month LIBOR or one-year LIBOR. The adjustable-rate mortgage loans have periodic and maximum limitations on adjustments to their mortgage rates, and will have the first adjustment to their mortgage rates generally six months, two years, three years, five years or ten years after the origination thereof. The fixed-rate mortgage loans have mortgage rates that will not adjust. As a result of the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates, such certificates may accrue less interest than they would accrue if their pass-through rates were based solely on the one-month LIBOR index plus the specified margin.

A variety of factors could limit the pass-through rates on the Class A Certificates and the Mezzanine Certificates. Some of these factors are described below:

•
The pass-through rates for the Class A Certificates and the Mezzanine Certificates adjust monthly while the mortgage rates on the adjustable-rate mortgage loans adjust less frequently and the mortgage rates on the fixed-rate mortgage loans do not adjust. Furthermore, the adjustable-rate mortgage loans will have the first adjustment to their mortgage rates generally six months, two years, three years, five years or ten years following their origination. Consequently, the limit on the pass-through rates on the Class A Certificates and the Mezzanine Certificates may prevent any increases in the pass-through rates on such certificates for extended periods in a rising interest rate environment.

•
If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher mortgage rates than on the mortgage loans with relatively lower mortgage rates, the pass-through rates on the Class A Certificates and the Mezzanine Certificates are more likely to be limited.

•
The index used to determine the mortgage rates on the adjustable-rate mortgage loans may respond to different economic and market factors than does one-month LIBOR. It is possible that the mortgage rates on the adjustable-rate mortgage loans may decline while the pass-through rates on the Class A Certificates and Mezzanine Certificates are stable or rising. It is also possible that the mortgage rates on the adjustable-rate mortgage loans and the pass-through rates on the Class A Certificates and Mezzanine Certificates may both decline or increase during the same period, but that the pass-through rates on the Class A Certificates and Mezzanine Certificates may decline more slowly or increase more rapidly.

If the pass-through rates on the Class A Certificates or the Mezzanine Certificates are limited for any distribution date, the resulting basis risk shortfalls may be recovered by the holders of these certificates on such distribution date or future distribution dates to the extent that on such distribution date or future distribution dates there is sufficient available funds remaining after certain other distributions on the Class A Certificates and the Mezzanine Certificates and the payment of certain fees and expenses of the trust (including any Net Swap Payment owed to the Swap Provider and any Swap Termination Payment owed to the Swap Provider, other than a Swap Termination Payment due to a Swap Termination Trigger Event).

Amounts distributed on the Class A Certificates and Mezzanine Certificates in respect of such shortfalls may be supplemented by the Interest Rate Swap Agreement (to the extent that the floating payment by the Swap Provider exceeds the fixed payment by the trust on any distribution date and such amount is available in the priority described in the term sheet) or the Interest Rate Cap Agreement (to the extent that one-month LIBOR exceeds the low strike rate as set forth therein and such amount is available in the priority described in the term sheet). However, the amount received from the Swap Provider under the Interest Rate Swap Agreement may be insufficient to pay the holders of the applicable certificates the full amount of interest which they would have received absent the limitations of the rate cap.

Risks Associated with the Mezzanine Certificates

The weighted average lives of, and the yields to maturity on, the Mezzanine Certificates will be progressively more sensitive, in increasing order of their numerical class designations, to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans is higher than those assumed by an investor in such certificates, the actual yield to maturity of such certificates may be lower than the yield anticipated by such holder based on such assumption. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage loans are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of excess interest and overcollateralization following distributions of principal on the related distribution date and any Net Swap Payment received under the Interest Rate Swap Agreement and any amounts received under the Interest Rate Cap Agreement, will reduce the certificate principal balance of the class of Mezzanine Certificate then outstanding with the highest numerical class designation. As a result of such reductions, less interest will accrue on such class of Mezzanine Certificates than would otherwise be the case. Once a realized loss is allocated to a Mezzanine Certificate, no principal or interest will be distributable with respect to such written down amount (except in the case of subsequent recoveries). However, the amount of any realized losses allocated to the Mezzanine Certificates may be distributed to the holders of the Mezzanine Certificates according to the priorities set forth in the term sheet.

Unless the aggregate certificate principal balance of the Class A Certificates has been reduced to zero, the Mezzanine Certificates will not be entitled to any principal distributions until at least October 2009 or during any period in which delinquencies or realized losses on the mortgage loans exceed certain levels. As a result, the weighted average lives of the Mezzanine Certificates will be longer than would otherwise be the case if distributions of principal were allocated among all of the certificates at the same time. As a result of the longer weighted average lives of the Mezzanine Certificates, the holders of such certificates have a greater risk of suffering a loss on their investments. Further, because such certificates might not receive any principal if certain delinquency levels occur, it is possible for such certificates to receive no principal distributions even if no losses have occurred on the mortgage loans.

In addition, the multiple class structure of the Mezzanine Certificates causes the yield of such classes to be particularly sensitive to changes in the rates of prepayment of the mortgage loans. Because distributions of principal will be made to the holders of such certificates according to the priorities described in the term sheet, the yield to maturity on such classes of certificates will be sensitive to the rates of prepayment on the mortgage loans experienced both before and after the commencement of principal distributions on such classes. The yield to maturity on such classes of certificates will also be extremely sensitive to losses due to defaults on the mortgage loans (and the timing thereof), to the extent such losses are not covered by excess interest, the Class CE Certificates, Net Swap Payments received under the Interest Rate Swap Agreement, amounts received under the Interest Rate Cap Agreement or a class of Mezzanine Certificates with a higher numerical class designation. Furthermore, the timing of receipt of principal and interest by the Mezzanine Certificates may be adversely affected by losses even if such classes of certificates do not ultimately bear such loss.

Prepayment Interest Shortfalls and Relief Act Shortfalls

When a mortgage loan is prepaid, the mortgagor is charged interest on the amount prepaid only up to the date on which the prepayment is made, rather than for an entire month. This may result in a shortfall in interest collections available for distribution on the next distribution date. The servicer is required to cover that portion of the shortfall in interest collections attributable to voluntary prepayments in full that occur during the applicable portion of the related Prepayment Period, but only up to the amount of the servicer’s servicing fee for the related calendar month. If the servicer fails to pay such amount, the master servicer as successor servicer will be obligated under the pooling and servicing agreement to pay such amount. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or similar state laws will not be covered by the servicer or the master servicer.

On any distribution date, any shortfalls resulting from the application of the Relief Act and any Prepayment Interest Shortfalls to the extent not covered by the servicer or the master servicer as successor servicer will be allocated, first, to the interest distribution amount with respect to the Class CE Certificates, and thereafter, to the monthly interest distributable amounts with respect to the Class A Certificates and Mezzanine Certificates on a pro rata basis based on the respective amounts of interest accrued on such certificates for such distribution date. The holders of the Class A Certificates and Mezzanine Certificates will not be entitled to reimbursement for any such interest shortfalls. If these shortfalls are allocated to the Class A Certificates and Mezzanine Certificates, the amount of interest distributed to those certificates will be reduced, adversely affecting the yield on your investment.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May Be Less than Principal Balance of Mortgage Loans

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made on a mortgage loan, reimbursement for all payments due on or prior to the cut-off date, liquidation expenses such as legal fees, real estate taxes, hazard insurance and maintenance and preservation expenses may reduce the portion of liquidation proceeds distributable to you. If a mortgaged property fails to provide adequate security for the mortgage loan, you will incur a loss on your investment if the credit enhancements are insufficient to cover the loss.

High Loan-to-Value Ratios Increase Risk of Loss

Mortgage loans with higher loan-to-value ratios may present a greater risk of loss than mortgage loans with loan-to-value ratios of 80.00% or below. Certain mortgage loans as set forth in the tables entitled “Distribution By Original LTV” to the term sheet had loan-to-value ratios in excess of 80.00%, but no more than 100.00% at origination. Additionally, the originator’s determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios of the mortgage loans may differ from the appraised value of such mortgaged properties.

Geographic Concentration

The charts presented in the term sheet list the states with the highest concentrations of mortgage loans. Because of the relative geographic concentration of the mortgaged properties within certain states, losses on the mortgage loans may be higher than would be the case if the mortgaged properties were more geographically diversified. For example, some of the mortgaged properties may be more susceptible to certain types of special hazards, such as earthquakes, hurricanes, floods, wildfires and other natural disasters and major civil disturbances, than residential properties located in other parts of the country.

In addition, the conditions below will have a disproportionate impact on the mortgage loans in general:

•	Economic conditions in states with high concentrations of mortgage loans may affect the ability of mortgagors to repay their loans on time even if such conditions do not affect real property values.

•
Declines in the residential real estate markets in the states with high concentrations of mortgage loans may reduce the values of properties located in those states, which would result in an increase in loan-to-value ratios.

•
Any increase in the market value of properties located in the states with high concentrations of mortgage loans would reduce loan-to-value ratios and could, therefore, make alternative sources of financing available to mortgagors at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Bankruptcy of Borrowers May Adversely Affect Distributions on Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the mortgaged properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted mortgage loans. As a consequence, borrowers who have defaulted on their mortgage loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their mortgage loans. As a result, these mortgage loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure and require licensing of the originator. In addition, other state and local laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans are also subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the mortgagors regarding the terms of the mortgage loans;

•
the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to each borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages and administrative enforcement and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans.

The originator or the seller will represent that as of the closing date, each mortgage loan is in compliance with applicable federal, state and local laws and regulations. In the event of a breach of such representation, the originator or seller will be obligated to cure such breach or repurchase or replace the affected mortgage loan in the manner described under “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” in this term sheet supplement.

High Cost Loans

None of the mortgage loans are “High Cost Loans” within the meaning of the Homeownership Act or any state or local law, ordinance or regulation similar to the Homeownership Act. See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the base prospectus.

In addition to the Homeownership Act, however, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of such mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. The originator’s failure to comply with these laws could subject the trust, and other assignees of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against either the trust or subsequent holders of the mortgage loans. Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

Under the anti-predatory lending laws of some states, the borrower is required to meet a net tangible benefits test in connection with the origination of the related mortgage loan. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the originator reasonably believed that the test was satisfied. Any determination by a court that a mortgage loan does not meet the test will result in a violation of the state anti-predatory lending law, in which case the seller will be required to purchase such mortgage loan from the trust.

See “Certain Legal Aspects of Residential Loans—Anti-Deficiency Legislation, Bankruptcy Laws and Other Limitations on Lenders” in the base prospectus.

The Certificates Are Obligations of the Trust Only

The Class A Certificates and the Mezzanine Certificates will not represent an interest in or obligation of the depositor, the originator, the sponsor, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. None of the Class A Certificates, the Mezzanine Certificates or the underlying mortgage loans will be guaranteed or insured by any governmental agency or instrumentality, or by the depositor, the originator, the sponsor, the servicer, the master servicer, the trust administrator, the trustee or any of their respective affiliates. Proceeds of the assets included in the trust and proceeds from the Net WAC Rate Carryover Reserve Account will be the sole source of distributions on the Class A Certificates and the Mezzanine Certificates, and there will be no recourse to the depositor, the originator, the sponsor, the servicer, the master servicer, the trust administrator, the trustee or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all distributions provided to the Class A Certificates and the Mezzanine Certificates.

The Interest Rate Swap Agreement and the Swap Provider

Any amounts received from the Swap Provider under the Interest Rate Swap Agreement will be applied as described in the term sheet to pay interest shortfalls and basis risk shortfalls, maintain the required level of overcollateralization and cover losses. However, no amounts will be payable by the Swap Provider unless the floating amount owed by the Swap Provider on a distribution date exceeds the fixed amount owed to the Swap Provider on such distribution date. This will not occur except in periods when one-month LIBOR (as determined pursuant to the Interest Rate Swap Agreement) generally exceeds the rate set forth in the term sheet. No assurance can be made that any amounts will be received under the Interest Rate Swap Agreement, or that any such amounts that are received will be sufficient to maintain the required level of overcollateralization or to cover interest shortfalls, basis risk shortfalls and losses on the mortgage loans. Any net payment payable to the Swap Provider under the terms of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders, and may reduce the pass-through rates of the certificates. If the rate of prepayments on the mortgage loans is faster than anticipated, the schedule on which payments due under the Interest Rate Swap Agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make net payments to the Swap Provider. The combination of a rapid rate of prepayment and low prevailing interest rates could adversely affect the yields on the Class A Certificates and Mezzanine Certificates. In addition, any Swap Termination Payment payable to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event) in the event of early termination of the Interest Rate Swap Agreement will reduce amounts available for distribution to certificateholders.

Upon early termination of the Interest Rate Swap Agreement, the trust or the Swap Provider may be liable to make a Swap Termination Payment to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the trust is required to make a Swap Termination Payment, that payment will be paid on the related distribution date, and on any subsequent distribution dates until paid in full, generally prior to distributions to certificateholders. This feature may result in losses on the certificates. Due to the priority of the applications of the available funds, the Mezzanine Certificates will bear the effects of any shortfalls resulting from a Net Swap Payment or Swap Termination Payment by the trust before such effects are borne by the Class A Certificates and one or more classes of Mezzanine Certificates may suffer a loss as a result of such payment.

To the extent that distributions on the Class A Certificates and Mezzanine Certificates depend in part on payments to be received by the trust under the Interest Rate Swap Agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the Swap Provider to the Interest Rate Swap Agreement.

The Interest Rate Cap Agreement is Subject to Counterparty Risk

The assets of the trust include the Interest Rate Cap Agreement, which will require the counterparty thereunder to make certain payments for the benefit of the holders of the Class A Certificates and Mezzanine Certificates. To the extent that distributions on the Class A Certificates or Mezzanine Certificates depend in part on payments to be received by the trust administrator under the Interest Rate Cap Agreement, the ability of the trust administrator to make such distributions on such certificates will be subject to the credit risk of the counterparty to the Interest Rate Cap Agreement. Although there is a mechanism in place to facilitate replacement of the Interest Rate Cap Agreement upon the default or credit impairment of the Interest Rate Cap Agreement counterparty, there can be no assurance that any such mechanism will result in the ability of the depositor to obtain a suitable replacement Interest Rate Cap Agreement.

Lack of Liquidity

The underwriter intends to make a secondary market in the offered certificates, but has no obligation to do so. There is no assurance that such a secondary market will develop or, if it develops, that it will continue. Consequently, you may not be able to sell your certificates readily or at prices that will enable you to realize your desired yield. The market values of the certificates are likely to fluctuate; these fluctuations may be significant and could result in significant losses to you.

The secondary markets for asset-backed securities have experienced periods of illiquidity and can be expected to do so in the future. Illiquidity can have a severely adverse effect on the prices of securities that are especially sensitive to prepayment, credit, or interest rate risk, or that have been structured to meet the investment requirements of limited categories of investors.

Rights of Beneficial Owners May Be Limited by Book Entry System

Ownership of the offered certificates will be registered electronically with the Depository Trust Company. The lack of physical certificates could:

•	result in distribution delays on the offered certificates because the trust administrator will be sending distributions on the certificates to the Depository Trust Company instead of directly to you;

•	make it difficult to pledge the offered certificates if physical certificates are required by the party demanding the pledge; and

•	hinder the ability to resell the offered certificates because some investors may be unwilling to buy certificates that are not in physical form.

Rights of the NIMS Insurer

Pursuant to the terms of the pooling and servicing agreement, unless there exists a NIMS Insurer Default, such NIMS Insurer will be entitled to exercise, among others, the following rights of the holders of the Class A Certificates and Mezzanine Certificates, without the consent of such holders, and the holders of the Class A Certificates and Mezzanine Certificates may exercise such rights only with the prior written consent of such NIMS Insurer: (i) the right to provide notices of servicer defaults or master servicer defaults and the right to direct the termination of the rights and obligations of the servicer or the master servicer under the pooling and servicing agreement in the event of a default by the servicer or the master servicer; (ii) the right to remove the trustee or the trust administrator or any co-trustee or custodian pursuant to the pooling and servicing agreement; and (iii) the right to direct the trust administrator to make investigations and take actions pursuant to the pooling and servicing agreement. In addition, unless a NIMS Insurer Default exists, such NIMS Insurer’s consent will be required prior to, among other things, (i) the removal or replacement of the servicer, the master servicer , any successor servicer or successor master servicer, the trust administrator or the trustee, (ii) the appointment or termination of any subservicer or co-trustee or (iii) any amendment to the pooling and servicing agreement.

Investors in the offered certificates should note that:

•	any insurance policy issued by the NIMS Insurer, if any, will not cover, and will not benefit in any manner whatsoever, the offered certificates;

•	the rights to be granted to the NIMS Insurer, if any, are extensive;

•
the interests of the NIMS Insurer, if any, may be inconsistent with, and adverse to the interests of the holders of the offered certificates and the NIMS Insurer, if any, has no obligation or duty to consider the interests of the offered certificates in connection with the exercise or nonexercise of such NIMS Insurer’s rights;

•
such NIMS Insurer’s exercise of the rights and consents set forth above may negatively affect the offered certificates and the existence of such NIMS Insurer’s rights, whether or not exercised, may adversely affect the liquidity of the offered certificates relative to other asset-backed certificates backed by comparable mortgage loans and with comparable payment priorities and ratings; and

•	there may be more than one series of notes insured by the NIMS Insurer and the NIMS Insurer will have the rights set forth herein so long as any such series of notes remain outstanding.

Nature of the Mortgage Loans

The mortgage loans in the trust were originated in accordance with the originator’s underwriting guidelines described herein without regard to whether such mortgage loans would be acceptable for purchase by Fannie Mae or Freddie Mac. As a result, delinquencies and liquidation proceedings are more likely with these mortgage loans than with mortgage loans that are originated in a more traditional manner. As a result of the use of such underwriting standards, in the event the mortgage loans do become delinquent or subject to liquidation, you may face delays in receiving payment and losses if the credit enhancements are insufficient to cover the delays and losses.

Reduction or Withdrawal of Ratings

Each rating agency rating the offered certificates may change or withdraw its initial ratings at any time in the future if, in its judgment, circumstances warrant a change. No person is obligated to maintain the ratings at their initial levels. If a rating agency reduces or withdraws its rating on one or more classes of the offered certificates, the liquidity and market value of the affected certificates is likely to be reduced.

Suitability of the Offered Certificates as Investments

The offered certificates are not suitable investments for any investor that requires a regular or predictable schedule of monthly distributions or distribution on any specific date. The offered certificates are complex investments that should be considered only by investors who, either alone or with their financial, tax and legal advisors, have the expertise to analyze the prepayment, reinvestment, default and market risk, the tax consequences of an investment and the interaction of these factors.

FORWARD LOOKING STATEMENTS

We use certain forward looking statements herein. These forward looking statements are found in the material, including each of the tables, set forth under “Risk Factors”. Forward looking statements are also found elsewhere herein and include words like “expects,” “intends,” “anticipates,” “estimates” and other similar words. These statements are intended to convey our projections or expectations as of the date hereof. These statements are inherently subject to a variety of risks and uncertainties. Actual results could differ materially from those we anticipate due to changes in, among other things:

(1) economic conditions and industry competition;

(2) political and/or social conditions; and

(3) the law and government regulatory initiatives.

We will not update or revise any forward looking statement to reflect changes in our expectations or changes in the conditions or circumstances on which these statements were originally based.

DEFINED TERMS

We define and use capitalized terms herein to assist you in understanding the terms of the offered certificates and this offering. We define the capitalized terms we use herein under the caption “Glossary of Terms” herein.

THE MORTGAGE LOANS

All of the Mortgage Loans will be secured by first or second mortgages or deeds of trust or other similar security instruments which create first or second liens on one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

The Mortgage Loans will generally consist of mortgages to subprime borrowers. A description of the underwriting standards used by the originator to originate the Mortgage Loans are set forth under “The Originator─Underwriting Standards” below.

The Mortgage Loans are subject to the “due-on-sale” provisions included therein which provide that the Mortgage Loan is assumable by a creditworthy purchaser of the related Mortgaged Property.

All of the Mortgage Loans were originated by WMC Mortgage Corporation (“WMC”).

STATIC POOL INFORMATION

The depositor will make available any material static pool information as required under the SEC’s rules and regulations on a website on the world wide web. The static pool information material to this offering of certificates is located at http://www.ubs.com/regulationab.

The static pool information is not deemed to be a part of this prospectus or the registration statement of which this prospectus is a part to the extent that the static pool information relates to (a) any trust fund that was established before January 1, 2006 and (b) information relating to assets of any trust fund established on or after January 1, 2006, which information relates to periods prior to January 1, 2006.

ORIGINATOR

Underwriting Standards of the Originator

General. The information set forth in the following paragraphs has been provided by WMC Mortgage Corp. (“WMC”), and none of the depositor, the underwriters, the servicer, the trustee, or any other person has participated in the preparation of such information.

WMC is a mortgage banking company incorporated in the State of California. Established in 1955, WMC has developed a national mortgage origination franchise, with special emphasis on originating single-family, alternative non-prime mortgage loans in each of the regions in which it competes. WMC historically originated both prime-quality mortgage loans and non-prime-quality mortgage loans. WMC sold its prime mortgage loan origination business in 1998 and, since April of 2000, originates prime mortgage loans only on a very limited basis. WMC was owned by a subsidiary of Weyerhaeuser Company until May 1997 when it was sold to WMC Finance Co., a company owned principally by affiliates of a private investment firm. On June 14, 2004, a subsidiary of the General Electric Company (“GE”) acquired WMC Finance Co.

Until March 2000, WMC originated mortgage loans through both wholesale and retail channels, with wholesale originations accounting for approximately 85% of total origination volume prior to March 2000. As of March 2000, WMC changed its business model to underwrite and process 100% of its loans on the Internet via “WMC Direct” resulting in a substantial reduction in employees, underwriting centers and closing centers, and the elimination of all retail branches. In April 2005, WMC’s headquarters relocated to Burbank, California from Woodland Hills, California. A majority of its business operations are presently conducted at Burbank. WMC also has eight (8) regional offices in Addison, Texas, Orangeburg, New York, Costa Mesa, California, San Ramon, California, Jacksonville, Florida, Woburn, Massachusetts, Schaumburg, Illinois, and Bellevue, Washington. WMC’s originations come primarily through its broker relationships. As of August 15, 2006, WMC had approximately 2216 employees, including approximately 662 business development representatives and associates who are responsible for recruiting and managing the independent broker network. In 2003, 2004 and 2005, WMC originated $8,177,700,459, $19,127,701,750 and $31,794,995,806 of non-prime mortgage loans, respectively, including loans acquired by WMC from correspondent lenders.

Underwriting Standards. The mortgage loans have been either (i) originated generally in accordance with the underwriting guidelines established by WMC (collectively, the “Underwriting Guidelines”) or (ii) purchased by WMC after re-underwriting the mortgage loans generally in accordance with the Underwriting Guidelines. WMC also originates certain other mortgage loans that are underwritten to the guidelines of specific investors, however, such mortgage loans are not included among those sold to the trust as described herein. The Underwriting Guidelines are primarily intended to (a) determine that the borrower has the ability to repay the mortgage loan in accordance with its terms and (b) determine that the related mortgaged property will provide sufficient value to recover the investment if the borrower defaults. On a case-by-case basis WMC may determine that, based upon compensating factors, a prospective mortgagor not strictly qualifying under the underwriting risk category or other guidelines described below warrants an underwriting exception. Compensating factors may include, but are not limited to, low debt-to-income ratio (“Debt Ratio”), good mortgage payment history, an abundance of cash reserves, excess disposable income, stable employment and time in residence at the applicant’s current address. It is expected that a substantial number of the mortgage loans to be included in the trust will represent such underwriting exceptions.

On July 15, 2005, WMC launched a program called WMC Select. Using new credit matrices, WMC Select allows a borrower to choose loan features (such as rate, term, prepayment options, and other important features) based on the borrower's mortgage/housing history, credit depth, loan-to-value ratio (“LTV”) and Debt Ratio. WMC Select allows WMC greater flexibility in qualifying the borrower for a loan since the borrower selects the loan features most important to him.

The mortgage loans in the trust will fall within the following documentation categories established by WMC: Full Documentation, Full-Alternative Documentation, Limited Documentation, Lite Documentation, Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation. In addition to single-family residences, certain of the mortgage loans will have been underwritten (in many cases, as described above, subject to exceptions for compensating factors) in accordance with programs established by WMC for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing, two- to four-family properties and other property types. In addition, WMC has established specific parameters for jumbo loans, which are designated in the Underwriting Guidelines as mortgage loans with original principal balances in excess of $650,000 ($850,000 under WMC Select). However, WMC sometimes increases the original principal balance limits if borrowers meet other compensating credit factors.

Under the Underwriting Guidelines, WMC verifies the loan applicant’s eligible sources of income for all products, calculates the amount of income from eligible sources indicated on the loan application, reviews the credit and mortgage payment history of the applicant and calculates the Debt Ratio to determine the applicant’s ability to repay the loan, and reviews the mortgaged property for compliance with the Underwriting Guidelines. The Underwriting Guidelines are applied in accordance with a procedure which complies with applicable federal and state laws and regulations and requires, among other things, (1) an appraisal of the mortgaged property which conforms to Uniform Standards of Professional Appraisal Practice and (2) an audit of such appraisal by a WMC-approved appraiser or by WMC’s in-house collateral auditors (who may be licensed appraisers) and such audit may in certain circumstances consist of a second appraisal, a field review, a desk review or an automated valuation model.

The Underwriting Guidelines permit mortgage loans with LTVs and CLTVs (in the case of mortgaged properties which secure more than one mortgage loan) of up to 100% (which is subject to reduction depending upon credit-grade, loan amount and property type). In general, loans with greater documentation standards are eligible for higher LTV and CLTV limits across all risk categories. Under the Underwriting Guidelines, cash out on refinance mortgage loans is generally available, but the amount is restricted for C grade loans and stated income interest only loans.

All mortgage loans originated or purchased under the Underwriting Guidelines are based on loan application packages submitted through mortgage brokerage companies or on loan files (which include loan application documentation) submitted by correspondents. Loan application packages submitted through mortgage brokerage companies, containing in each case relevant credit, property and underwriting information on the loan request, are compiled by the applicable mortgage brokerage company and submitted to WMC for approval and funding. The mortgage brokerage companies receive a portion of the loan origination fee charged to the mortgagor at the time the loan is made and/or a yield-spread premium for services provided to the borrower. No single mortgage brokerage company accounts for more than 3%, measured by outstanding principal balance, of the mortgage loans originated by WMC

The Underwriting Guidelines require that the documentation accompanying each mortgage loan application include, among other things, a tri-merge credit report on the related applicant from a credit reporting company aggregator. The report typically contains information relating to such matters as credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcy, repossession, suits or judgments. In most instances, WMC obtains a tri-merge credit score independent from the mortgage loan application from a credit reporting company aggregator. In the case of purchase money mortgage loans, WMC generally validates the source of funds for the down payment. In the case of mortgage loans originated under the Full Documentation category, the Underwriting Guidelines require documentation of income (which may consist of (1) a verification of employment form covering a specified time period which varies with LTV, (2) two most recent pay stubs and two years of tax returns or W-2s, (3) verification of deposits and/or (4) bank statements) and telephonic verification. Under the Full-Alternative Documentation category, only 24 months of bank statements are required (depending upon the LTV) and telephonic verification of employment, under the Limited Documentation category only 12 months of bank statements (or a W-2 for the most current year and a current pay stub) are required, and under the Lite Documentation category only six months of bank statements (or a current pay stub covering the six month period) are required. For mortgage loans originated under the Stated Income/Verified Assets (Streamlined) Documentation category, WMC requires verification of funds equal to two months of principal, interest, taxes and insurance, sourced and seasoned for at least sixty days. In the case of mortgage loans originated under the Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation categories, the Underwriting Guidelines require (1) that income be stated on the application, accompanied by proof of self employment in the case of self-employed individuals, (2) that a WMC pre-funding auditor conduct telephonic verification of employment, or in the case of self-employed individuals, telephonic verification of business line and (3) that stated income be consistent with type of work listed on the application.

The general collateral requirements in the Underwriting Guidelines specify that a mortgaged property not have a condition rating of lower than “average.” Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The general collateral requirements in the Underwriting Guidelines specify conditions and parameters relating to zoning, land-to-improvement ratio, special hazard zones, neighborhood property value trends, whether the property site is too isolated, whether the property site is too close to commercial businesses, whether the property site is rural, city or suburban, whether the property site is typical for the neighborhood in which it is located and whether the property site is sufficient in size and shape to support all improvements.

The Underwriting Guidelines are less stringent than the standards generally acceptable to Fannie Mae and Freddie Mac with regard to the mortgagor’s credit standing, Debt Ratios, documentation programs, and in certain other respects. Mortgagors who qualify under the Underwriting Guidelines may have payment histories and Debt Ratios that would not satisfy Fannie Mae and Freddie Mac underwriting guidelines and may have a record of major derogatory credit items such as outstanding judgments or prior bankruptcies. The Underwriting Guidelines establish the maximum permitted LTV for each loan type based upon these and other risk factors.

WMC requires that mortgage loans have title insurance (which can be a short form title insurance policy for certain second lien mortgage loans acquired from correspondent lenders) and be secured by liens on real property. Some second lien mortgage loans purchased from correspondent lenders and which have an original principal balance of $50,000 or less do not have title insurance. WMC also requires that fire and extended coverage casualty insurance be maintained on the mortgaged property in an amount equal to the greater of full replacement or the amount of all mortgage liens on such mortgaged property. In addition, flood insurance is obtained where applicable and a tax service is used to monitor the payment of property taxes on all loans.

Risk Categories. Under the Underwriting Guidelines, various risk categories are used to grade the likelihood that the mortgagor will satisfy the repayment conditions of the mortgage loan. These risk categories establish the maximum permitted LTV, maximum loan amount and the allowed use of loan proceeds given the borrower’s mortgage payment history, the borrower’s consumer credit history, the borrower’s liens/charge-offs/bankruptcy history, the borrower’s Debt Ratio, the borrower’s use of proceeds (purchase or refinance), the documentation type and other factors. In general, higher credit risk mortgage loans are graded in categories that require lower Debt Ratios and permit more (or more recent) major derogatory credit items such as outstanding judgments or prior bankruptcies. Tax liens are not considered in determining risk category (but must be paid off or subordinated by the taxing authority in all circumstances); and derogatory medical collections are not considered in determining risk category and are not required to be paid off. The Underwriting Guidelines specify the following risk categories and associated criteria for grading the potential likelihood that an applicant will satisfy the repayment obligations of a mortgage loan. However, as described above, the following are guidelines only, and exceptions are made on a case-specific basis. In addition, variations of the following criteria are applicable under the programs established by WMC for the origination of jumbo loans in excess of $650,000 ($850,000 under WMC Select (for other than interest only loans); $950,000 for interest only loans under WMC Select) and for the origination of mortgage loans secured by mortgages on condominiums, vacation and second homes, manufactured housing and two- to four-family properties. Jumbo loans are originated under all documentation programs to borrowers with minimum Credit Scores of 620 (600 under WMC Select), a maximum Debt Ratio of 50%and who satisfy other requirements as set forth in the Underwriting Guidelines. WMC sometimes has special loan programs which increase the maximum principal balance limit for jumbo loans provided the borrowers meet other credit criteria.

Risk Category “AA”.

Maximum loan amount:

•
$650,000 ($850,000 for WMC Select; $950,000 for Interest Only Full Documentation, Full- Alternative, Limited Documentation and Lite Documentation) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

•	$550,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$500,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$550,000 ($700,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$500,000 ($650,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$450,000 ($650,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$400,000 for Stated Income Documentation (Self-Employed) and Stated Income (Wage Earner) Documentation (non-owner-occupied mortgaged property).

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: No delinquency during the preceding 12 months.

Consumer credit history: Minimum Credit Score of 640 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Notice of default (“NOD”)/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Maximum LTV:

•	100% for Full Documentation and Full-Alternative Documentation with a maximum loan amount of $500,000 and a Credit Score of 620 and above (owner-occupied Single Family Residence mortgaged property);

•
100% for Limited Documentation, Lite Documentation and Express Documentation with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 640 and above (500 and above for WMC Select) (owner-occupied Single Family Residence mortgaged property);

•
100% for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) with a maximum loan amount of $333,700 ($337,000 for WMC Select) and a Credit Score of 660 and above (owner-occupied Single Family Residence mortgaged property);

•
95% for Full Documentation, Full-Alternative Documentation, Limited Documentation and Lite Documentation with a maximum loan amount of $650,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (owner-occupied mortgaged property);

•
95% for Stated Income Documentation (Self-Employed) and 90% for Stated Income Documentation (Wage Earner) with a maximum loan amount of $500,000 ($700,000 for WMC Select) and a minimum Credit Score of 640 (500 and above for WMC Select) (owner-occupied mortgaged property);

•	90% for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	85% for Limited Documentation (non-owner-occupied mortgaged property); and

•	80% (85% for WMC Select for Lite Documentation) for Lite Documentation and Stated Income Documentation (Self-Employed).

•	Stated Income Documentation (Wage Earner) is not available on non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “A”.

Maximum loan amount:

•	$650,000 ($850,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$550,000 ($850,00 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$500,000 ($850,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$450,000 ($850,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$375,000 ($650,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$325,000 ($600,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$300,000 ($600,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for LTV of 95% or greater). For WMC Select, not more than one 30-day delinquency during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months (no 30-day delinquencies during preceding 12 months permitted for a LTV of 90% or greater).

Consumer credit history: Minimum Credit Score of 600 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months. For loans with a LTV over 90%, at least three reported tradelines with one open account must be active in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 24 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is permitted). Under WMC Select, a prior bankruptcy is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior bankruptcy is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

NODs/foreclosures: Permitted if discharged or cured two years or more prior to loan application. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 12 months or more prior to loan application and the LTV of the mortgage loan will be 85% or less. Under WMC Select, a prior NOD or foreclosure is permitted if it was discharged 18 months or more prior to loan application and the LTV of the mortgage loan will be more than 85%.

Maximum LTV:

•	95% (90% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation, (owner-occupied mortgaged property);

•	90% for Lite Documentation, Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	80% (75% for WMC Select) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	85% for Full Documentation, Express Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•	85% for Lite Documentation (non-owner-occupied mortgaged property); and

•	75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted on non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “A-”.

Maximum loan amount:

•	$650,000 ($550,000 for WMC Select) for Full Documentation, Full-Alternative Documentation (owner-occupied mortgaged property);

•	$475,000 ($550,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$450,000 ($550,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$400,000 ($550,000 for WMC Select) for Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$350,000 ($475,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$325,000 ($425,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$300,000 ($425,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than two 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). No 30-day delinquencies permitted for LTVs of 90% or higher. For WMC Select, not more than two 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 90% or greater.

Consumer credit history: Minimum Credit Score of 580 (500 for WMC Select); minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged two years or more prior to loan application (for borrowers with a Credit Score above 660, a shorter bankruptcy seasoning period is allowed).

NODs/foreclosures: Permitted if discharged or cured two years or more prior to application.

Maximum LTV:

•	95% (90% for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	95% (90% for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	90% (90% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	70% (70% for WMC Select also) for Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Lite Documentation (non-owner-occupied mortgaged property); and

•	75% for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “B+”.

Maximum loan amount:

•	$650,000 ($525,000 for WMC Select) for Full Documentation, Express Documentation, and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$425,000 ($525,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$375,000 ($525,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$350,000 ($525,000 for WMC Select) for Stated Income Documentation (Self Employed) and Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	$300,000 ($425,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$250,000 ($375,000 for WMC Select) for Limited Documentation (non-owner-occupied mortgaged property);

•	$225,000 ($375,000 for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Mortgage payment history: Not more than three 30-day delinquencies during the preceding 12 months (a rolling 30-day delinquency counts as only one such delinquency). For any loan with an LTV of 85% or greater, no 30-day delinquencies during the preceding 12 months is permitted. For WMC Select, not more than three 30-day delinquencies during the preceding 12 months, and no 60-day delinquencies during the preceding 12 months for a mortgage loan with a LTV of 85% or greater.

Consumer credit history: Minimum Credit Score of 550 (500 for WMC Select), minimum 2 year credit history with activity on at least one trade account in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 18 months or more prior to loan application.

NODs/foreclosures: Permitted if cured or discharged 18 months or more prior to application.

Maximum LTV:

•	90% (85% for WMC Select) for Full Documentation, Full-Alternative Documentation, and Limited Documentation (owner-occupied mortgaged property);

•	80% (85% for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	75% (70% for WMC Select also) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	70% (70% for WMC Select also) Stated Income Documentation (Wage Earner) (owner-occupied mortgaged property);

•	75% (75% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property);

•	70% (75% for WMC Select) for Lite Documentation (non-owner-occupied mortgaged property); and

•	65% for Stated Income Documentation and Stated Income/Verified Assets (Streamlined) Documentation (non-owner-occupied mortgaged property).

•	WMC Select is not available for non-owner-occupied mortgaged properties under the Stated Income Documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “B”.

Maximum loan amount:

•	$500,000 for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$375,000 ($500,000 for WMC Select) for Limited Documentation (owner-occupied mortgaged property);

•	$350,000 ($500,000 for WMC Select) for Lite Documentation (owner-occupied mortgaged property);

•	$335,000 ($500,000 for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	$275,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property);

•	$225,000 for Limited Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Lite Documentation and Stated Income Documentation (Self-Employed) (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Wage Earner) is not permitted for owner or non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Mortgage payment history: One 60-day delinquency during the preceding 12 months. For WMC Select, not more than four 30-day delinquencies during the preceding 12 months, and one 60-day delinquency during the preceding 12 months.

Consumer credit history: Minimum Credit Score of 500 with a minimum credit history of 2 years and minimum of one reported trade account with activity in last 12 months (minimum score of 520 required for LTVs of 85%). For WMC Select, the borrower must have a minimum Credit Score of 520 with a minimum credit history of 2 years and a minimum of one reported trade account with activity in last 12 months .

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

NODs/foreclosures: Permitted if cured or discharged 12 months or more prior to loan application.

Maximum LTV:

•
80% (80% for WMC Select also) for Full Documentation, Full-Alternative Documentation and Limited Documentation (85% maximum LTV if the borrower has no 60-day late payments on a mortgage loan in the preceding 12 months and a minimum Credit Score of 520) (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property);

•	75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) only (owner-occupied mortgaged property);

•	70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

•	65% for Lite Documentation (non-owner-occupied mortgaged property).

•	Stated Income Documentation (Self-Employed) and Stated Income Documentation (Wage Earner) are not available on non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

Risk Category “C”.

Maximum Loan Amount:

•	$500,000 ($350,000 for WMC Select) for Full Documentation and Full-Alternative Documentation (owner-occupied mortgaged property);

•	$335,000 ($350,000 for WMC Select) for Limited Documentation, Lite Documentation and Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	$250,000 for Full Documentation and Full-Alternative Documentation (non-owner-occupied mortgaged property); and

•	$200,000 for Limited Documentation and Lite Documentation (non-owner-occupied mortgaged property).

•	No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

Mortgage payment history: No more than two 60-day delinquencies and one 90-day delinquency are allowed in the preceding 12 months (rolling 30-day lates are accepted). For WMC Select, not more than two 60-day delinquencies during the preceding 12 months or one 90-day delinquency are allowed in the preceding 12 months.

Consumer credit history: Minimum Credit Score of 500 with 2 year credit history and one reported trade account with activity in the last 12 months.

Liens/charge-offs: If any individual derogatory credit item, judgment, or state and federal lien is over $5,000, including collections and charge-offs, and is dated within the 12 months prior to the date that the credit report is pulled, such item, judgment or lien must be paid (or $10,000 with a Credit Score of 660 or above). All adverse items on title must be paid at or prior to closing.

Bankruptcy: Permitted if discharged 12 months or more prior to loan application.

NODs/foreclosures: Permitted if discharged or cured 12 months or more prior to loan application.

Maximum LTV:

•
85% (80% for WMC Select) for Full Documentation, Full-Alternative Documentation and Limited Documentation (80% maximum LTV if the borrower has no 90-day late payments and no more than two 60-day late payments on a mortgage loan in the preceding 12 months) (owner-occupied mortgaged property);

•	80% (80% for WMC Select also) for Lite Documentation (owner-occupied mortgaged property),

•	75% (70% for WMC Select) for Stated Income Documentation (Self-Employed) (owner-occupied mortgaged property);

•	70% for Full Documentation, Full-Alternative Documentation and Limited Documentation (non-owner-occupied mortgaged property); and

•	60% for Lite Documentation (non-owner-occupied mortgaged property).

•	No Stated Income Documentation (Wage Earner) or Stated Income/Verified Assets (Streamlined) Documentation program is available for non-owner-occupied mortgaged property.

•	WMC Select is not available for non-owner-occupied mortgaged properties under any documentation program.

Maximum debt ratio: Limited to 55% for all documentation types except Stated Income Documentation, which is limited to 50%.

The Underwriting Guidelines described above are a general summary of WMC’s underwriting guidelines and do not purport to be a complete description of the underwriting standards of WMC

THE MASTER SERVICER, TRUST ADMINISTRATOR AND CUSTODIAN

The information set forth in certain of the following paragraphs has been provided by the master servicer.

Wells Fargo Bank, National Association (“Wells Fargo Bank”) will act as master servicer and trust administrator under the Pooling and Servicing Agreement. Wells Fargo Bank is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company with approximately $482 billion in assets, 23 million customers and 153,000+ employees as of December 31, 2005, Wells Fargo & Company is among the leading U.S. bank holding companies, providing banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo Bank provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The depositor, the sponsor and the servicer may maintain banking and other commercial relationships with Wells Fargo Bank and its affiliates. Wells Fargo Bank maintains principal corporate trust offices located at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo Bank will act as master servicer pursuant to the Pooling and Servicing Agreement. The master servicer is responsible for the aggregation of monthly servicer reports and remittances and for the oversight of the performance of the servicer under the terms of the Pooling and Servicing Agreement. In particular, the master servicer will independently calculate monthly loan balances based on servicer data, compare the results of such calculations to servicer loan-level reports and reconcile any discrepancies with the servicer. The master servicer will also review the servicing of defaulted mortgage loans for compliance with the terms of the Pooling and Servicing Agreement. In addition, upon the occurrence of certain Servicer events of default under the terms the Pooling and Servicing Agreement, the Master Servicer may be required to enforce certain remedies on behalf of the Trust against such defaulting Servicer. Wells Fargo Bank has been engaged in the business of master servicing since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as master servicer for approximately 1253 series of residential mortgage-backed securities with an aggregate outstanding principal balance of approximately $651,189,990,090.

Under the terms of the Pooling and Servicing Agreement, Wells Fargo Bank also is responsible for trust administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports. As trust administrator, Wells Fargo Bank is responsible for the preparation of all REMIC tax returns on behalf of the trust REMICs and the preparation of monthly reports on Form 10-D, annual reports on Form 10-K and certain current reports on Form 8-K that are required to be filed with the Securities and Exchange Commission on behalf of the trust. Wells Fargo Bank has been engaged in the business of securities administration since June 30, 1995. As of June 30, 2006, Wells Fargo Bank was acting as securities administrator with respect to more than $894,773,136,436 of outstanding residential mortgage-backed securities.

Wells Fargo Bank will also act as custodian of the mortgage loan files pursuant to the Pooling and Servicing Agreement. In that capacity, Wells Fargo Bank is responsible to hold and safeguard the mortgage notes and other contents of the mortgage files on behalf of the Trustee and the Certificateholders. Wells Fargo Bank maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management.  Files are segregated by transaction or investor.  Wells Fargo Bank has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo Bank maintains document custody facilities in its Minneapolis, Minnesota headquarters and in three regional offices located in Richfield, Minnesota, Irvine, California, and Salt Lake City, Utah. As of June 30, 2006, Wells Fargo Bank maintains mortgage custody vaults in each of those locations with an aggregate capacity of over eleven million files.

Wells Fargo Bank serves or has served within the past two years as loan file custodian for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the custodial agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

Wells Fargo Bank serves or has served within the past two years as warehouse master servicer for various mortgage loans owned by the depositor or an affiliate of the depositor and anticipates that one or more of those mortgage loans may be included in the Trust. The terms of the warehouse master servicing agreement under which those services are provided by Wells Fargo Bank are customary for the mortgage-backed securitization industry.

Under the Pooling and Servicing Agreement, the trust administrator’s material duties will be (i) to authenticate and deliver the certificates; (ii) to maintain a certificate registrar; (iii) to calculate and make the required distributions to certificateholders on each Distribution Date; (iv) to prepare and make available to certificateholders the monthly distribution reports and any other reports required to be delivered by the trust administrator; (v) send a notice to holders of a class of certificates when the remaining Certificate Principal Balance of such class of certificates is to be paid on a specified Distribution Date; (vi) to perform certain tax administration services for the trust and (vii) to communicate with investors and rating agencies with respect to the certificates. In performing the obligations set forth in clauses (iii) and (iv) above, the trust administrator will be able to rely on the monthly loan information provided to it by the servicer, and will perform all obligations set forth above solely to the extent described in the Pooling and Servicing Agreement.

For a description of the limitations on the liability of the master servicer, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the base prospectus.

THE SERVICER

JPMorgan Chase Bank, National Association

General.

 JPMorgan Chase Bank, National Association (“JPMorgan”) is a wholly-owned bank subsidiary of JPMorgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. JPMorgan is chartered, and its business is subject to examination and regulation, by the Office of the Comptroller of the Currency. JPMorgan’s main office is located in Columbus, Ohio. JPMorgan is a member of the Federal Reserve System and its deposits are insured by the Federal Deposit Insurance Corporation. JPMorgan is rated “RPS1”; “Strong” and “SQ1” by Fitch, S&P and Moody’s, respectively. JPMorgan does not believe that its financial condition will have any adverse effect on its ability to service the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement.

JPMorgan is the product of numerous mergers and acquisitions. Since the creation of its founding entities, mortgage products and loan servicing have been a part of the bank’s operations. As JPMorgan’s mortgage servicing activities have evolved over the past several decades and into the modern era, its portfolio has included prime loans (conforming, jumbo, Alt-A, community development programs and rural housing), manufactured housing loans, home equity loans and lines of credit, and subprime mortgage loan products.

Prior to January 1, 2005, JPMorgan formed Chase Home Finance LLC (“CHF), a wholly-owned, limited liability company. Prior to January 1, 2005, Chase Manhattan Mortgage Corporation (“CMMC”), was engaged in the mortgage origination and servicing businesses. On January 1, 2005, CMMC merged with and into CHF with CHF as the surviving entity

In its capacity as Servicer, JPMorgan will be responsible for servicing the Mortgage Loans in accordance with the terms set forth in the Pooling and Servicing Agreement. JPMorgan may perform any or all of its obligations under the Pooling and Servicing Agreement through one or more subservicers. JPMorgan has engaged CHF as its subservicer to perform loan servicing activities for the Mortgage Loans on its behalf. JPMorgan will remain liable for its servicing duties and obligations under the Pooling and Servicing Agreement as if JPMorgan alone were servicing the Mortgage Loans. As a result JPMorgan is providing disclosure regarding CHF. CHF (or its predecessors in interest) has serviced mortgage loans (including mortgage loans similar to the Mortgage Loans) for over fifteen years.

Servicing operations, for “subprime” quality mortgage loans are audited internally by JPMorgan’s general audit and risk groups and are subject to external audits by various investors, master servicers and the Office of the Comptroller of the Currency. JPMorgan utilizes committees assembled on a quarterly basis to analyze compliance to fair debt collection and fair lending legislation. JPMorgan employs a dual control process to review accounts for fee waivers and loss mitigation rejections in order to monitor compliance with internal procedures.

As of the dates indicated, JPMorgan’s portfolio of closed-end subprime mortgage loans (including REO properties) serviced by CHF (including mortgage loans serviced by CHF in a sub-servicer capacity) was as follows:

Aggregate Subprime Servicing Portfolio as of:	6/30/2006	12/31/2005	12/31/2004
Unpaid Principal Balance (in billions).	$77.9	$67.4	$45.5
Number of Loans (in thousands).	492.8	443.0	331.1

Neither JPMorgan nor CHF is in default or has been terminated for cause under any servicing agreement with respect to closed-end subprime mortgage loans to which it is a party.

Delinquency, Loss, Bankruptcy and Recovery.

JPMorgan has engaged CHF for all aspects of the servicing function, including with respect to collections, mitigation, high risk property management, bankruptcy, foreclosure and real estate owned properties (“REO”).

CHF has created a legal network where home product loans are referred for bankruptcy, foreclosure, REO and loss mitigation legal actions. Attorneys are monitored for performance to action initiation requirements, adherence to the timeline set forth by the state or federal jurisdictions and within the boundaries of the mortgage insurer or investor. Status is monitored between operational teams for managing bankruptcy case filings, loss mitigation programs and transfers to REO status. Performance to these timelines is periodically monitored to increase loss mitigation opportunities, billing accurately, managing data securely, and effectively managing any initiated legal action.

Attempts to assist mortgagors to re-perform under their mortgage commitments are made prior to referring loans to foreclosure. Loss mitigation efforts are run concurrently with the migration of a loan to foreclosure and continue until the foreclosure sale is executed. Loss mitigation solicitation efforts include outbound calling strategies, inbound dedicated loss mitigation analysis teams and targeted assistance letters. In addition to the Chase internet site delivering applications and program overviews, high risk property managers review options during site inspections and local housing association referrals.

Mortgage loans are recognized for delinquency and default pursuant to the Office of Thrift Supervision (“OTS”) methodology. Under the OTS methodology, a mortgage loan is considered delinquent if any payment due thereon is not made pursuant to the terms of such mortgage loan by the close of business on the day such payment is scheduled to be due. A mortgage loan is “30 days delinquent” if such payment has not been received by the close of business on the corresponding day of the month immediately succeeding the month in which such payment was due, or, if there is no such corresponding day (e.g., as when a 30-day month follows a 31-day month in which a payment was due on the 31st day of such month), then on the last day of such immediately succeeding month. Similarly for “60 days delinquent,” “90 days delinquent” and so on.

Under the terms of the Pooling and Servicing Agreement, JPMorgan, through CHF, may agree to modification upon the request of the mortgagor provided the modification is in lieu of a refinancing and JPMorgan, through CHF, purchases the related Mortgage Loan for a price equal to the outstanding principal balance of the Mortgage Loan.

Under the terms of the Pooling and Servicing Agreement, JPMorgan generally will not be liable for any losses on the Mortgage Loans.

Advances.

JPMorgan is required to make advances of delinquent monthly payments of interest and principal to the extent described in this term sheet supplement. Such advances will be made by CHF on behalf of JPMorgan. See“The Pooling and Servicing Agreement—Advances” below. Neither JPMorgan nor CHF has failed to make a required advance in connection with any mortgage-backed securitization.

Collection Procedures.

JPMorgan, through CHF, employs a collections strategy that is based on risk scoring and dialer strategy to make appropriate contact with delinquent customers. Outbound calling is made five days a week from 8:00 a.m. Eastern time to 9:00 p.m. Pacific time, and under reduced operational hours on Saturday and Sunday.

CHF employs a variety of collection techniques during the various stages of delinquency. The primary purpose of all collection efforts performed by CHF is to bring a delinquent mortgage loan current in as short a time as possible. Phone calls are used as the principal form of contacting a mortgagor. CHF utilizes a combination of predictive and preview dialer strategies to maximize the results of collection calling activity. Prior to initiating foreclosure proceedings, CHF makes every reasonable effort to determine the reason for the default, whether the delinquency is a temporary or permanent condition, and the mortgagor’s attitude toward the obligation. CHF will take action to foreclose a mortgage only once every reasonable effort to cure the default has been made and a projection of the ultimate gain or loss on REO sale is determined. In accordance with accepted servicing practices, foreclosures are processed within individual state guidelines and in accordance with the provisions of the mortgage and applicable state law.

THE POOLING AND SERVICING AGREEMENT

General

The certificates will be issued pursuant to the Pooling and Servicing Agreement. The trust created under the Pooling and Servicing Agreement will consist of (i) all of the depositor’s right, title and interest in the Mortgage Loans, the related mortgage notes, Mortgages and other related documents, (ii) all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, together with any proceeds thereof, (iii) any Mortgaged Properties acquired on behalf of certificateholders by foreclosure or by deed in lieu of foreclosure, and any revenues received thereon, (iv) the rights of the trustee and the trust administrator under all insurance policies required to be maintained pursuant to the Pooling and Servicing Agreement, (v) the rights of the depositor under the Mortgage Loan Purchase Agreement, (vi) the Net WAC Rate Carryover Reserve Account, (vii) the right to any payments made to the trust pursuant to the Interest Rate Cap Agreement and (viii) the right to any Net Swap Payment and any Swap Termination Payment made by the Swap Provider and deposited into the Swap Account.

The NIMS Insurer, if any, will be a third party beneficiary of the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement. In addition, the NIMS Insurer, if any, will have several rights under the Pooling and Servicing Agreement including, but not limited to, the rights set forth under “Risk Factors—Rights of the NIMS Insurer” in this term sheet supplement.

Assignment of the Mortgage Loans

On the closing date, the depositor will transfer to the trust all of its right, title and interest in and to each Mortgage Loan, the related mortgage note, Mortgage, assignment of mortgage in recordable form in blank or to the trustee and other related documents, including all scheduled payments with respect to each such Mortgage Loan due after the Cut-off Date. The trust administrator, concurrently with such transfer, will deliver the certificates to the depositor. Each Mortgage Loan transferred to the trust will be identified on a mortgage loan schedule delivered to the trust administrator pursuant to the Pooling and Servicing Agreement. The mortgage loan schedule will include information such as the Cut-off Date Principal Balance of each Mortgage Loan, its Mortgage Rate as well as other information with respect to each Mortgage Loan.

The Pooling and Servicing Agreement will require that, within the time period specified therein, the depositor will deliver or cause to be delivered to the trustee (or a custodian, as the trustee’s agent for such purpose) the mortgage notes endorsed in blank or to the trustee on behalf of the certificateholders and the other related documents. In lieu of delivery of original Mortgages or mortgage notes, if such original is not available or lost, the depositor may deliver or cause to be delivered true and correct copies thereof, or, with respect to a lost mortgage note, a lost note affidavit executed by the originator. The assignments of mortgage will not be recorded by or on behalf of the depositor in the appropriate offices for real property records; provided, however, upon the occurrence of certain events set forth in the Pooling and Servicing Agreement, each such assignment of mortgage will be recorded as set forth in the Pooling and Servicing Agreement.

Within 45 days of the closing date, the trustee, or a custodian on its behalf, will review the Mortgage Loans and the other related documents pursuant to the Pooling and Servicing Agreement and if any Mortgage Loan or other related document is found to be defective in any material respect and such defect is not cured within 90 days following notification thereof to the seller or the originator, as applicable, by the trustee, or a custodian on its behalf, the seller or the originator, as applicable, will be obligated to either (i) substitute for such Mortgage Loan a qualified substitute mortgage loan; however, such substitution is permitted only within two years of the closing date and may not be made unless an opinion of counsel is provided to the effect that such substitution will not disqualify any of the REMICs created thereunder as a REMIC or result in a prohibited transaction tax under the Code or (ii) purchase such Mortgage Loan at the Purchase Price. The Purchase Price will be required to be remitted to the trust administrator for deposit in the Distribution Account on or prior to the next succeeding Determination Date after such obligation arises. The obligation of the seller or the originator to repurchase or substitute for a Deleted Mortgage Loan is the sole remedy regarding any defects in the Mortgage Loans and other related documents available to the trustee or the certificateholders.

In connection with the substitution of a qualified substitute mortgage loan, the seller or the originator, as applicable will be required to remit to the servicer for deposit in the custodial account on or prior to the next succeeding Determination Date after such obligation arises the Substitution Adjustment Amount.

Pursuant to the Originator Master Agreements (as assigned to the depositor pursuant to the Assignment Agreements and to the trustee pursuant to the Pooling and Servicing Agreement), the originator made certain representations and warranties as to the accuracy in all material respects of certain information with respect to each Mortgage Loan (e.g., the Mortgage Rate). In addition, pursuant to the Originator Master Agreements, the originator represented and warranted that, among other things: each Mortgage Loan complied, at the time of origination, in all material respects with applicable federal, state and local laws. Pursuant to the Assignment Agreements and the Mortgage Loan Purchase Agreement, the seller will make certain additional representations and warranties regarding the Mortgage Loans. Upon discovery of a breach of any such representation and warranty which materially and adversely affects the interests of the certificateholders in the related Mortgage Loan and other related documents, the discovering party will promptly notify the trust administrator or the trustee, as applicable, and such party will inform the other parties to the Pooling and Servicing Agreement, the originator and the sponsor of such breach and if the originator or the sponsor, as applicable, fails to remedy such breach, the trustee will enforce the obligations of the originator or the sponsor, as applicable, under the Originator Master Agreement or the related Assignment Agreement or the Mortgage Loan Purchase Agreement to effect a cure by either (i) as permitted pursuant to the Originator Master Agreement (in the case of an originator) or pursuant to the Pooling and Servicing Agreement (in the case of the seller), as applicable, substituting for such Deleted Mortgage Loan a qualified substitute mortgage loan or (ii) repurchasing such Deleted Mortgage Loan from the trust at a price generally equal to the Purchase Price, in each case to the extent set forth in the Originator Master Agreement or Pooling and Servicing Agreement, as applicable. The same procedure and limitations that are set forth above for the substitution or repurchase of Deleted Mortgage Loans as a result of deficient documentation relating thereto will apply to the substitution or purchase of a Deleted Mortgage Loan as a result of a breach of a representation or warranty in the Originator Master Agreement or the related Assignment Agreement or the Mortgage Loan Purchase Agreement that materially and adversely affects the interests of the certificateholders. Notwithstanding the foregoing, to the extent of a breach by the originator or the seller of any representation, warranty or covenant in respect of any Mortgage Loan which materially adversely affects the value of such Mortgage Loan or the interest therein of the certificateholders, the trustee will first request that the originator cure such breach or repurchase such Mortgage Loan and if the originator fails to cure such breach or repurchase such Mortgage Loan within 60 days of receipt of such request from the trustee, the trustee will then request that the sponsor cure such breach or repurchase such Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, the servicer will service and administer the Mortgage Loans as more fully set forth therein.

Payments on Mortgage Loans; Deposits to Collection Account and Distribution Account

The servicer will establish and maintain a collection account for the benefit of the certificateholders. Upon receipt by the servicer of amounts in respect of the Mortgage Loans (excluding amounts representing the Servicing Fee or other servicing compensation, reimbursement for Advances and Servicing Advances, reimbursements for payments due on or prior to the cut-off date and insurance proceeds to be applied to the restoration or repair of a Mortgaged Property or similar items), the servicer will deposit such amounts in the collection account for remittance to the trust administrator on the Remittance Date. Amounts on deposit in the collection account may be invested in permitted investments maturing on or before the business day prior to the related Remittance Date. The trust administrator will establish an account (the “Distribution Account”) into which will be deposited amounts remitted from the servicer for distribution to Certificateholders on a Distribution Date and payment of certain fees and expenses of the trust. Amounts on deposit in the Distribution Account may be invested in permitted investments maturing on or before the business day prior to the related Distribution Date unless such permitted investments are invested in investments managed or advised by the trust administrator or an affiliate thereof, in which case such permitted investments may mature on the related Distribution Date.

Any amounts received on a mortgage loan (including, but not limited to monthly payments, prepayments or liquidation proceeds) will first be applied to payments due on or prior to the Cut-off Date before such amounts are available to the trust.

Advances

Subject to the following limitations, the servicer will be obligated to advance or cause to be advanced to the master servicer on or before each Remittance Date from (i) its own funds, (ii) funds in the collection account that are not included in the Available Funds for such Distribution Date or (iii) a combination of (i) and (ii), all Advances for such Distribution Date.

Advances are required to be made only to the extent they are deemed by the servicer to be recoverable from related late collections, insurance proceeds, condemnation proceeds and liquidation proceeds on the related Mortgage Loan as to which such Advances were made. With respect to any balloon mortgage loans, neither the servicer nor the master servicer will make any advances covering the balloon payment. The purpose of making such Advances is to maintain a regular cash flow to the certificateholders, rather than to guarantee or insure against losses. The servicer will not be required, however, to make any Advances with respect to reductions in the amount of the monthly payments on the Mortgage Loans due to bankruptcy proceedings or the application of the Relief Act. Subject to the recoverability standard above, the servicer’s obligation to make Advances as to any Mortgage Loan will continue through the last scheduled payment due prior to the payment in full or until the recovery of all liquidation proceeds and other payments or recoveries (including insurance proceeds and condemnation proceeds) with respect to the Mortgage Loan. Failure by the servicer to remit any required Advance, which failure goes unremedied for the number of days specified in the Pooling and Servicing Agreement, would constitute an event of default under the Pooling and Servicing Agreement. Such event of default will then obligate the master servicer or the trustee, as successor servicer (subject to a determination of recoverability) to advance such amounts to the extent provided in the Pooling and Servicing Agreement.

All Advances will be reimbursable to the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from late collections, insurance proceeds, condemnation proceeds and liquidation proceeds from the Mortgage Loan as to which such unreimbursed Advance was made unless such amounts are deemed to be nonrecoverable by the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from general funds in the collection account or the distribution account. The master servicer or the trustee (in its capacity as successor servicer or successor master servicer) may reimburse the servicer or the master servicer, as applicable, or recover from amounts in the distribution account the amount of any Advance that remains unreimbursed to the servicer, the master servicer or the trustee (in its capacity as successor servicer or successor master servicer), as applicable, from the related liquidation proceeds after the final liquidation of the related Mortgage Loan, and such reimbursement amount will not be available for remittance to the trust administrator for distribution on the certificates.

In the course of performing its servicing obligations, the servicer (or if the servicer fails in such obligation, the master servicer or the trustee, as successor servicer) will also make Servicing Advances. The servicer’s, the master servicer’s or the trustee’s, as applicable, right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, condemnation proceeds, released mortgaged property proceeds, insurance proceeds and such other amounts as may be collected by the servicer from the related mortgagor or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such amounts are deemed to be nonrecoverable by the servicer, the master servicer or the trustee, as applicable, from the proceeds of the related Mortgage Loan, in which event reimbursement will be made to the servicer, the master servicer or the trustee, as applicable, from general funds in the collection account or the distribution account with regard to the master servicer and the collection account with regard to the servicer.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the servicer in respect of its servicing activities will be the Servicing Fee which will accrue at the Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, extension fees, late payment charges, non-sufficient fund fees, Prepayment Interest Excess and other ancillary fees (but not prepayment charges, which will be distributed to the holders of the Class P Certificates), to the extent collected from mortgagors, together with any interest or other income earned on funds held in the collection account and any servicing accounts. The servicer is obligated to deposit into the collection account and remit to the master servicer any Compensating Interest but only in an amount up to its Servicing Fee for the related Distribution Date. In the event that the servicer fails to pay Compensating Interest required to be paid by it on any Distribution Date, the master servicer or (if the master servicer is the same entity as the servicer) the trustee as successor servicer will be required to pay such unpaid amount, but only to the extent set forth in the Pooling and Servicing Agreement.

The principal compensation to be paid to the master servicer in respect of its servicing activities will be the Master Servicing Fee which will accrue at the Master Servicing Fee Rate on the Principal Balance of each Mortgage Loan. As additional servicing compensation, the master servicer is entitled to retain the investment income on funds in the distribution account.

Events of Default and Removal of Servicer or Master Servicer

The circumstances under which the servicer or master servicer may be removed are set forth under “Description of the Securities—Events of Default” in the base prospectus.

In the event of a servicer event of default, the master servicer or (if the master servicer is the same entity as the servicer) the trustee (or a successor servicer selected by the master servicer or the trustee) will become the successor servicer subject to the terms of the Pooling and Servicing Agreement and in the event of an Event of Default regarding the master servicer, the trustee will become the successor master servicer subject to the terms of the Pooling and Servicing Agreement (or, the trustee may, if it shall be unwilling to continue to so act, or shall, if it is unable to so act, petition a court of competent jurisdiction to appoint any established housing and home finance institution servicer, master servicer, servicing or mortgage servicing institution having a net worth of not less than $15,000,000 and meeting such other standards for a successor master servicer as are set forth in the Pooling and Servicing Agreement). The master servicer or the trustee, in its capacity as successor servicer, immediately will assume all of the obligations of the servicer to make Advances. As compensation therefor, the master servicer or the trustee (or such other successor servicer) will be entitled to such compensation as the servicer would have been entitled to under the Pooling and Servicing Agreement if no such notice of termination had been given.

Subject to the terms of the Pooling and Servicing Agreement, the trustee or trust administrator will be required to notify certificateholders and the rating agencies of any event of a default by the servicer or master servicer actually known to a responsible officer of the trustee or trust administrator, and of the appointment of any successor servicer or master servicer.

All reasonable out-of-pocket servicing transfer costs will be paid by the predecessor servicer or master servicer, as applicable, upon presentation of reasonable documentation of such costs, and if such predecessor servicer or master servicer defaults in its obligation to pay such costs, such costs shall be paid by the successor servicer, the master servicer or the trustee (in which case the successor servicer, the master servicer or the trustee, as applicable, shall be entitled to reimbursement therefor from the assets of the trust).

If the master servicer and the trust administrator are the same entity, then at any time the master servicer resigns or is removed as master servicer, the trust administrator shall likewise be removed as trust administrator.

Limitations on Liability and Indemnification of the Trustee and the Trust Administrator

The Pooling and Servicing Agreement will provide that the trustee and the trust administrator and any director, officer, employee or agent of the trustee or the trust administrator will be indemnified by the trust and will be held harmless against any loss, liability or expense (not including expenses, disbursements and advances incurred or made by the trustee or the trust administrator, as applicable, including the compensation and the expenses and disbursements of such party’s agents and counsel, in the ordinary course of such party’s performance in accordance with the provisions of the Pooling and Servicing Agreement) incurred by the trustee or the trust administrator, as applicable, arising out of or in connection with the acceptance or administration of its respective obligations and duties under the Pooling and Servicing Agreement, other than any loss, liability or expense (i) resulting from a breach of the master servicer’s or servicer’s obligations and duties under the Pooling and Servicing Agreement, for which the trustee or the trust administrator, as applicable, is indemnified by the master servicer or the servicer under the Pooling and Servicing Agreement or (ii) incurred by reason of willful misfeasance, bad faith or negligence of the trustee or the trust administrator, as applicable, in the performance of its respective duties under the Pooling and Servicing Agreement or by reason of the reckless disregard by the trustee or the trust administrator, as applicable, of its obligations and duties under the Pooling and Servicing Agreement or as a result of a breach by the trustee or the trust administrator, as applicable, of certain of its obligations under the Pooling and Servicing Agreement with respect to REMIC administration. The Pooling and Servicing Agreement will provide that amounts owing from the trust to the trustee or the trust administrator in respect of the foregoing indemnification may be withdrawn and paid to the trustee or the trust administrator, as applicable, prior to the making of distributions to certificateholders.

For a description of the limitations on the liability of the trustee and the trust administrator, see “Description of the Securities—Certain Matters Regarding the Master Servicer, the Depositor and the Trustee” in the base prospectus.

Removal of the Trustee and the Trust Administrator

If at any time the trustee or trust administrator becomes ineligible in accordance with the provisions of the Pooling and Servicing Agreement and fails to resign after written request by the depositor or the NIMS Insurer, if any, or if at any time the trustee or trust administrator becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the respective property of the trustee or trust administrator is appointed, or any public officer takes charge or control of the trustee or trust administrator or of its respective property or affairs for the purpose of rehabilitation, conservation or liquidation, then the depositor or the NIMS Insurer, if any, may remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument, in duplicate, which instrument will be delivered to the removed trustee or trust administrator, as applicable, and to the successor trustee or trust administrator. A copy of such instrument will be delivered to the certificateholders, the Servicer and the master servicer by the depositor.

The certificateholders entitled to at least 51% of the voting rights or the NIMS Insurer, if any, upon failure of the trustee or trust administrator to perform its obligations may at any time remove the trustee or trust administrator, as applicable, and appoint a successor trustee or trust administrator acceptable to the NIMS Insurer, if any, by written instrument or instruments, in triplicate, signed by such holders or their attorneys-in-fact duly authorized, one complete set of which instruments will be delivered to the depositor, one complete set to the removed trustee or trust administrator, as applicable, and one complete set to the appointed successor. A copy of such instrument will be delivered to the certificateholders, the Servicer and the master servicer by the depositor.

Upon satisfaction of certain conditions as specified in the Pooling and Servicing Agreement, the trustee or trust administrator may resign from its duties under the Pooling and Servicing Agreement. Any resignation or removal of the trustee or trust administrator and appointment of a successor trustee or trust administrator will not become effective until acceptance of appointment by the successor trustee or trust administrator.

If the trust administrator and the master servicer are the same entity, then at any time the trust administrator resigns or is removed as trust administrator, the master servicer shall likewise be removed as master servicer.

The Credit Risk Manager

Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company, a Colorado corporation, will act as the trust’s representative in advising the servicer regarding certain delinquent and defaulted Mortgage Loans, and in monitoring and reporting to the depositor on the performance of such Mortgage Loans and the collection of any prepayment charges with respect to the Mortgage Loans. The credit risk manager will rely upon mortgage loan data that is provided to it by the servicer and/or the master servicer in performing its advisory and monitoring functions.

The credit risk manager will be entitled to receive the Credit Risk Manager Fee until the termination of the trust or until its removal by a vote of at least 66 2/3% of the certificateholders.

Voting Rights

At all times 98% of all voting rights will be allocated among the holders of the Class A Certificates, the Mezzanine Certificates and the Class CE Certificates in proportion to the then outstanding Certificate Principal Balances of their respective certificates. At all times 1% of all voting rights will be allocated to the holders of the Class P Certificates and 1% of all voting rights will be allocated to the holders of the Residual Certificates. The voting rights allocated to any class of certificates will be allocated among all holders of the certificates of such class in proportion to the outstanding percentage interests of such holders in such class.

Amendment of the Pooling and Servicing Agreement

The Pooling and Servicing Agreement may be amended from time to time by the depositor, the servicer, the master servicer, the trust administrator and the trustee with the consent of the NIMS Insurer, if any, and without the consent of the certificateholders in order to: (i) cure any ambiguity or defect, (ii) correct, modify or supplement any provisions (including to give effect to the expectations of certificateholders) or (iii) make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement, provided that such action will not adversely affect the interests of the certificateholders evidenced by an opinion of counsel or confirmation from the Rating Agencies that such amendment will not result in the reduction or withdrawal of the rating of any outstanding Class of Certificates.

The Pooling and Servicing Agreement may also be amended from time to time by the depositor, the servicer, the master servicer, the trust administrator, the NIMS Insurer and the trustee with the consent of the NIMS Insurer and the certificateholders entitled to at least 66% of the voting rights for the purpose of either adding, changing, or eliminating any provisions of the Pooling and Servicing Agreement or of modifying the rights of the certificateholders; however, no such amendment may: (i) reduce the amount of, or delay the timing of, payments received on Mortgage Loans or (ii) adversely affect in any material respect the interests of the certificateholders.

None of the depositor, the servicer, the master servicer, the trust administrator nor the trustee may enter into an amendment of the Pooling and Servicing Agreement that would significantly change the permitted activities of the Trust without the consent of the NIMS Insurer, if any, and the certificateholders that represent more than 50% of the aggregate Certificate Principal Balance of all Certificates. Promptly after the execution of any amendment the Trust Administrator will furnish a copy of such amendment to each certificateholder.

Evidence as to Compliance

The servicer, the master servicer, the trust administrator and any other party who is engaged by any of the preceding parties and that meets the criteria set forth in 1108(a)(2)(i), (ii) or (iii) of Regulation AB are required to deliver to the depositor, the master servicer and the trust administrator in March of each year, starting in March 2007, an officer’s certificate stating that (i) a review of the servicer’s activities during the reporting period and of its performance under the Pooling and Servicing Agreement has been made under such officer’s supervision and (ii) to the best of such officer’s knowledge, based on such review, the servicer has fulfilled all of its obligations under the Pooling and Servicing Agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

In addition, notwithstanding anything in the base prospectus to the contrary, the Pooling and Servicing Agreement will generally provide that in March of each year, starting in March 2007, each party participating in the servicing function will provide to the depositor, the trust administrator and the master servicer a report on an assessment of compliance with the applicable minimum servicing criteria established in Item 1122(d) of Regulation AB (the “AB Servicing Criteria”). The AB Servicing Criteria include specific criteria relating to the following areas: general servicing considerations, cash collection and administration, investor remittances and reporting, and pool asset administration. Such report will indicate that the AB Servicing Criteria were used to test compliance on a platform level basis and will set out any material instances of noncompliance.

The Pooling and Servicing Agreement will also provide that each party responsible for the servicing function will deliver along with its report on assessment of compliance, an attestation report from a firm of independent public accountants on the assessment of compliance with the AB Servicing Criteria.

Termination

The majority holder of the Class CE Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor) or, if such majority holder fails to exercise such option, the servicer and the NIMs Insurer, if any (in that order) will have the right to purchase all of the Mortgage Loans and REO Properties and thereby effect the early retirement of the certificates, on any Distribution Date on which the aggregate Principal Balance of the Mortgage Loans and REO Properties as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) is equal to or less than 10% of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date. The first Distribution Date on which such option could be exercised is referred to herein as the Optional Termination Date. In the event that the option is exercised, the repurchase will be made at a price generally equal to the greater of (i) the Principal Balance of the Mortgage Loans and the appraised value of any REO Properties and (ii) the fair market value of the Mortgage Loans and REO Properties, in each case plus accrued and unpaid interest for each Mortgage Loan at the related Mortgage Rate to but not including the first day of the month in which such repurchase price is paid plus unreimbursed Servicing Advances, Advances, any unpaid Servicing Fees or Credit Risk Management Fees allocable to such Mortgage Loans and REO Properties and any other amounts owed to the servicer, the master servicer, the trust administrator or the trustee under the Pooling and Servicing Agreement, any accrued and unpaid Net WAC Rate Carryover Amounts and any Swap Termination Payment payable to the Swap Provider. However, this option may only be exercised if the termination price is sufficient to pay all interest accrued on, as well as amounts necessary to retire, the note balance of the notes issued pursuant to any indenture which are secured by all or a portion of the Class CE Certificates, the Class P Certificates and/or the Residual Certificates and any amounts owed to the NIMS Insurer, if any, at the time the option is exercised. In the event the majority holder of the Class CE Certificates (so long as such holder is not the sponsor or an affiliate of the sponsor), the servicer or the NIMS Insurer, if any, exercises this option, the portion of the purchase price allocable to the Class A Certificates and the Mezzanine Certificates will be, to the extent of available funds:

(i)	100% of the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates, plus

(ii)
interest for the final Accrual Period on the then outstanding Certificate Principal Balance of the Class A Certificates and the Mezzanine Certificates at the then applicable Pass-Through Rate for the class, plus

(iii)
any previously accrued but unpaid interest thereon to which the holders of the Class A Certificates and the Mezzanine Certificates are entitled, together with the amount of any Net WAC Rate Carryover Amounts (distributable from the Net WAC Rate Carryover Reserve Account), plus

(iv)	in the case of the Mezzanine Certificates, any previously unpaid Allocated Realized Loss Amount.

Servicing of Delinquent Mortgage Loans

The servicer will be required to act with respect to delinquent Mortgage Loans in accordance with procedures set forth in the Pooling and Servicing Agreement. These procedures, as followed with respect to any delinquent Mortgage Loan, may, among other things, result in (i) foreclosing on such Mortgage Loan, (ii) accepting the deed to the related Mortgaged Property in lieu of foreclosure, (iii) granting the borrower under such Mortgage Loan a modification or forbearance or (iv) accepting payment from the borrower under such Mortgage Loan of an amount less than the Principal Balance of such Mortgage Loan in final satisfaction of such Mortgage Loan. These procedures are intended to lead to the alternative that would maximize the proceeds for the trust on such Mortgage Loan. However, there can be no assurance that following such procedures will have the aforementioned result or that following such procedures will lead to the alternative that is in the best interests of the certificateholders. If the servicer extends the payment period or accepts a lesser amount than stated in the mortgage note in satisfaction of the mortgage note, your yield may be affected.

FEDERAL INCOME TAX CONSEQUENCES

One or more elections will be made to treat designated portions of the trust (exclusive of the Net WAC Rate Carryover Reserve Account, the Swap Account, the Cap Account, the Supplemental Interest Trust, any Servicer Prepayment Charge Payment Amounts, the Interest Rate Cap Agreement and the Interest Rate Swap Agreement) as a REMIC for federal income tax purposes. Upon the issuance of the offered certificates, Thacher Proffitt & Wood LLP, counsel to the depositor, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the Pooling and Servicing Agreement, for federal income tax purposes, each REMIC elected by the Trust will qualify as a REMIC under Sections 860A through 860G of the Code.

For federal income tax purposes, (i) the Residual Certificates will consist of components, each of which will represent the sole class of “residual interests” in each REMIC elected by the trust and (ii) the Class A Certificates, the Mezzanine Certificates, the Class CE Certificates (exclusive of any right of the holder of such Certificates to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount or the obligation to make payments to the Swap Account) and the Class P Certificates (exclusive of any right to receive Servicer Prepayment Charge Payment Amounts) will represent the “regular interests” in, and generally will be treated as debt instruments of, a REMIC. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

For federal income tax reporting purposes, the Class A Certificates and the Mezzanine Certificates may be treated as having been issued with original issue discount. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, premium and market discount, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the Mortgage Loans will prepay at the prepayment assumption set forth under “Prepayment and Yield Considerations” in this free writing prospectus. No representation is made that the Mortgage Loans will prepay at such rate or at any other rate. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

The Internal Revenue Service has issued OID regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount. Purchasers of the offered certificates should be aware that the OID regulations do not adequately address certain issues relevant to, or are not applicable to, prepayable securities such as the offered certificates. In addition, there is considerable uncertainty concerning the application of the OID regulations to REMIC regular certificates that provide for payments based on an adjustable rate such as the offered certificates. Because of the uncertainty concerning the application of Section 1272(a)(6) of the Code to such certificates and because the rules of the OID regulations relating to debt instruments having an adjustable rate of interest are limited in their application in ways that could preclude their application to such certificates even in the absence of Section 1272(a)(6) of the Code, the Internal Revenue Service could assert that the offered certificates should be treated as issued with original issue discount or should be governed by the rules applicable to debt instruments having contingent payments or by some other method not yet set forth in regulations. Prospective purchasers of the offered certificates are advised to consult their tax advisors concerning the tax treatment of such certificates.

It appears that a reasonable method of reporting original issue discount with respect to the offered certificates, if such certificates are required to be treated as issued with original issue discount, generally would be to report income with respect to such certificates as original issue discount for each period by computing such original issue discount (i) by assuming that the value of the applicable index will remain constant for purposes of determining the original yield to maturity of, and projecting future distributions on such certificates, thereby treating such certificates as fixed rate instruments to which the original issue discount computation rules described in the base prospectus can be applied, and (ii) by accounting for any positive or negative variation in the actual value of the applicable index in any period from its assumed value as a current adjustment to original issue discount with respect to such period. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

Certain of the certificates may be treated for federal income tax purposes as having been issued at a premium. Whether any holder of a certificate will be treated as holding such certificate with amortizable bond premium will depend on such certificateholder’s purchase price and the distributions remaining to be made on such certificate at the time of its acquisition by such certificateholder. Holders of such certificates should consult their own tax advisors regarding the possibility of making an election to amortize such premium. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

Each holder of a Class A Certificate and a Mezzanine Certificate is deemed to own an undivided beneficial ownership interest in a REMIC regular interest and the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount and the obligation to make payments to the Swap Account. The Net WAC Rate Carryover Reserve Account, the Swap Account, the Cap Account, the Interest Rate Cap Agreement and the Interest Rate Swap Agreement are not assets of any REMIC. The REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds, except that (i) the maximum interest rate of that REMIC regular interest will equal the Net WAC Rate computed for this purpose by limiting the Swap Base Calculation Amount of the Interest Rate Swap Agreement (multiplied by 250) to the aggregate principal balance of the Mortgage Loans and (ii) any Swap Termination Payment will be treated as being payable solely from Net Monthly Excess Cashflow. As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to a Class A Certificate or Mezzanine Certificate may exceed the actual amount of distributions on the Class A Certificate or Mezzanine Certificate.

The treatment of amounts received by a holder of a Class A Certificate and a Mezzanine Certificate under such holder’s right to receive the Net WAC Rate Carryover Amount will depend on the portion, if any, of such holder’s purchase price allocable thereto. Under the REMIC regulations, each holder of a Class A Certificate and a Mezzanine Certificate must allocate its purchase price for such certificate among its undivided interest in the regular interest of the related REMIC and its undivided interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount in accordance with the relative fair market values of each property right. The trust administrator will, as required, treat payments made to the holders of the Class A Certificates and Mezzanine Certificates with respect to the Net WAC Rate Carryover Amount as includible in income based on the regulations relating to notional principal contracts. The OID regulations provide that the trust’s allocation of the issue price is binding on all holders unless the holder explicitly discloses on its tax return that its allocation is different from the trust’s allocation. For tax reporting purposes, the trust administrator may, as required, treat the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of Net WAC Rate Carryover Amounts as having more than a de minimis value. The value of such amount may be obtained from the trust administrator upon request to the extent it is provided to the trust administrator by the underwriter. Under the REMIC regulations, the trust administrator is required to account for the REMIC regular interest, the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount as discrete property rights. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of such certificates. Treasury regulations have been promulgated under Section 1275 of the Code generally providing for the integration of a “qualifying debt instrument” with a hedge if the combined cash flows of the components are substantially equivalent to the cash flows on a variable rate debt instrument. However, such regulations specifically disallow integration of debt instruments subject to Section 1272(a)(6) of the Code. Therefore, holders of the Class A Certificates and Mezzanine Certificates will be unable to use the integration method provided for under such regulations with respect to those certificates. If the trust administrator’s treatment of payments of the Net WAC Rate Carryover Amount is respected, ownership of the right to the Net WAC Rate Carryover Amount will entitle the owner to amortize the separate price paid for the right to the Net WAC Rate Carryover Amount under the notional principal contract regulations.

Any payments made to a beneficial owner of a Class A Certificate or Mezzanine Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received as a payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of any Net WAC Rate Carryover Amounts, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Class A Certificate or Mezzanine Certificate to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Swap Account pursuant to the Swap Administration Agreement, and such excess should be treated as a periodic payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to any Net WAC Rate Carryover Amounts for such taxable year. Although not clear, net income or a net deduction with respect to the Net WAC Rate Carryover Amount should be treated as ordinary income or as an ordinary deduction. Holders of the Class A Certificates and Mezzanine Certificates are advised to consult their own tax advisors regarding the tax characterization and timing issues relating to a Swap Termination Payment.

Because a beneficial owner of any Net WAC Rate Carryover Amounts will be required to include in income the amount deemed to have been paid by such owner, but may not be able to deduct that amount from income, a beneficial owner of a Class A Certificate or Mezzanine Certificate may have income that exceeds cash distributions on the Class A Certificate or Mezzanine Certificate, in any period and over the term of the Class A Certificate or Mezzanine Certificate. As a result, the Class A Certificate or Mezzanine Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to any Net WAC Rate Carryover Amounts would be subject to the limitations described above.

Upon the sale of a Class A Certificate or a Mezzanine Certificate, the amount of the sale allocated to the selling certificateholder’s right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount would be considered a “termination payment” under the notional principal contract regulations allocable to the related Class A Certificate or Mezzanine Certificate, as the case may be. A holder of an offered certificate will have gain or loss from such a termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount equal to (i) any termination payment it received or is deemed to have received minus (ii) the unamortized portion of any amount paid (or deemed paid) by the certificateholder upon entering into or acquiring its interest in the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount.

Gain or loss realized upon the termination of the right to receive payments from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account in respect of the Net WAC Rate Carryover Amount will generally be treated as capital gain or loss. Moreover, in the case of a bank or thrift institution, Code Section 582(c) would likely not apply to treat such gain or loss as ordinary.

It is possible that the right to receive payments in respect of the Net WAC Rate Carryover Amounts could be treated as a partnership among the holders of all of the certificates, in which case holders of such certificates potentially would be subject to different timing of income and foreign holders of such certificates could be subject to withholding in respect of any related Net WAC Carryover Amount. Holders of the offered certificates are advised to consult their own tax advisors regarding the allocation of issue price, timing, character and source of income and deductions resulting from the ownership of their certificates.

The REMIC regular interest component of each Class A and Mezzanine Certificate will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of each Class A and Mezzanine Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Notional Principal Contract component of each Regular Certificate will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result, the Regular Certificates generally may not be a suitable investment for a REMIC, a real estate investment trust or an entity intending to qualify under Section 7701(a)(19)(C) of the Code.

Because the Net WAC Rate Carryover Amount is treated as a separate right of the Class A Certificates and Mezzanine Certificates not payable by any REMIC elected by the trust, such right will not be treated as a qualifying asset for any certificateholder that is a mutual savings bank, domestic building and loan association, real estate investment trust, or real estate mortgage investment conduit and any amounts received from the Net WAC Rate Carryover Reserve Account, the Cap Account and the Swap Account will not be qualifying real estate income for real estate investment trusts.

It is not anticipated that any REMIC elected by the trust will engage in any transactions that would subject it to the prohibited transactions tax as defined in Section 860F(a)(2) of the Code, the contributions tax as defined in Section 860G(d) of the Code or the tax on net income from foreclosure property as defined in Section 860G(c) of the Code. However, in the event that any such tax is imposed on any REMIC elected by the trust, such tax will be borne (i) by the trust administrator, if the trust administrator has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (ii) by the trustee, if the trustee has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iii) by the master servicer, if the master servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement, (iv) by the servicer, if the servicer has breached its obligations with respect to REMIC compliance under the Pooling and Servicing Agreement or (v) otherwise by the trust, with a resulting reduction in amounts otherwise distributable to holders of the offered certificates. The responsibility for filing annual federal information returns and other reports will be borne by the trust administrator. See “Federal Income Tax Consequences—REMICs” in the base prospectus.

For further information regarding the federal income tax consequences of investing in the offered certificates, see “Federal Income Tax Consequences—REMICs” in the base prospectus.

ERISA CONSIDERATIONS

Section 406 of the Employee Retirement Income Security Act of 1974, as amended, or ERISA, prohibits “parties in interest” with respect to an employee benefit plan subject to ERISA from engaging in certain transactions involving such plan and its assets unless a statutory, regulatory or administrative exemption applies to the transaction. Section 4975 of the Code imposes certain excise taxes on prohibited transactions involving “disqualified persons” and employee benefit plans or other arrangements (including, but not limited to, individual retirement accounts) described under that section (collectively, with employee benefit plans subject to ERISA, referred to as Plans). ERISA authorizes the imposition of civil penalties for prohibited transactions involving Plans not covered under Section 4975 of the Code. Any Plan fiduciary which proposes to cause a Plan to acquire offered certificates should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such offered certificates.

Certain employee benefit plans, including governmental plans and certain church plans, are not subject to ERISA’s requirements. Accordingly, assets of such plans may be invested in offered certificates without regard to the ERISA considerations described in this term sheet supplement and in the base prospectus, subject to the provisions of other applicable federal and state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code may nonetheless be subject to the prohibited transaction rules set forth in Section 503 of the Code.

Except as noted above, investments by Plans are subject to ERISA’s general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. A fiduciary which decides to invest the assets of a Plan in a class of offered certificates should consider, among other factors, the extreme sensitivity of the investments to the rate of principal payments (including prepayments) on the mortgage loans.

The U.S. Department of Labor has granted to UBS Securities LLC an administrative exemption (Prohibited Transaction Exemption, or PTE, 91-22, as amended by PTE 97-34, PTE 2000-58 and PTE 2002-41) (referred to as the Exemption) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption as discussed in “ERISA Considerations” in the base prospectus. The Exemption applies to obligations such as the mortgage loans in the trust fund which have loan-to-value ratios not in excess of 100 percent (100%), provided that the certificates issued are rated at least “BBB-” or its equivalent, as more fully described in “ERISA Considerations” in the base prospectus.

For so long as the holder of an offered certificate also holds an interest in the Supplemental Interest Trust, the holder will be deemed to have acquired and be holding the offered certificate without the right to receive payments from the Supplemental Interest Trust and, separately, the right to receive payments from the Supplemental Interest Trust. The Exemption is not applicable to the acquisition, holding and transfer of an interest in the Supplemental Interest Trust. In addition, while the Supplemental Interest Trust is in existence, it is possible that not all of the requirements for the Exemption to apply to the acquisition, holding and transfer of offered certificates will be satisfied. However, if the Exemption is not available, there may be other exemptions that apply. Accordingly, no Plan or other person using assets of a Plan may acquire or hold an offered certificate while the Supplemental Interest Trust is in existence, unless (1) such Plan is an accredited investor within the meaning of the Exemption and (2) such acquisition or holding is eligible for the exemptive relief available under Department of Labor Prohibited Transaction Class Exemption (a) 95-60 (for transactions by insurance company general accounts) or (b) except in the case of the Class M-10 Certificates, 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts) or 96-23 (for transactions effected by “in-house asset managers”). For so long as the Supplemental Interest Trust is in existence, each beneficial owner of an offered certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the offered certificate, or interest therein, that either (i) it is not a Plan or (ii) (A) it is an accredited investor within the meaning of the Exemption and (B) the acquisition and holding of such Certificate and the separate right to receive payments from the Supplemental Interest Trust are eligible for the exemptive relief available under (I) PTE 95-60 or (II) except in the case of the Class M-10 Certificates, one of the other four prohibited transaction class exemptions enumerated above.

Each beneficial owner of a Mezzanine Certificate or any interest therein that is acquired after the termination of the Supplemental Interest Trust will be deemed to have represented, by virtue of its acquisition or holding of that certificate or interest therein, that either (i) it is not a plan investor, (ii) except in the case of the Class M-10 Certificates, it has acquired and is holding such Mezzanine Certificate in reliance on the Exemption, and that it understands that there are certain conditions to the availability of the Exemption, including that the Mezzanine Certificate must be rated, at the time of purchase, not lower than “BBB-” (or its equivalent) by S&P, Moody’s or Fitch or (iii) (1) it is an insurance company, (2) the source of funds used to acquire or hold the certificate or interest therein is an “insurance company general account”, as such term is defined in PTE 95-60, and (3) the conditions in Sections I and III of PTE 95 60 have been satisfied.

Plan fiduciaries should consult their legal counsel concerning the availability of, and scope of relief provided by, the Exemption and the enumerated class exemptions.

If any offered certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an offered certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the depositor, the trustee, the trust administrator, the master servicer, the servicer and any the NIMS Insurer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA and the Exemption or any other exemption, and the potential consequences in their specific circumstances, prior to making an investment in the certificates. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the offered certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan’s investment portfolio.

LEGAL INVESTMENT

None of the Certificates will constitute “mortgage related securities” for purposes of SMMEA.

The depositor makes no representations as to the proper characterization of any class of offered certificates for legal investment or other purposes, or as to the ability of particular investors to purchase any class of offered certificates under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of offered certificates. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of offered certificates constitutes a legal investment or is subject to investment, capital or other restrictions. See “Legal Investment” in the base prospectus.

GLOSSARY OF TERMS

The “Adjustment Date” with respect to each Mortgage Loan is the date on which the Mortgage Rate of the Mortgage Loan changes pursuant to the related mortgage note.

An “Advance” with respect to any Distribution Date is an amount remitted by the servicer under the Pooling and Servicing Agreement equal to the aggregate of all payments of principal and interest (net of Servicing Fees) that were due during the related Due Period on the Mortgage Loans, other than with respect to balloon payments, and that were delinquent on the business day immediately prior to the related Determination Date, unless determined to be nonrecoverable and, with respect to balloon loans, with respect to which the balloon payment is not made when due, an assumed monthly payment that would have been due on the related Due Date based on the original principal amortization schedule for such balloon loan, unless determined to be nonrecoverable.

An “Allocated Realized Loss Amount” with respect to any class of the Mezzanine Certificates and any Distribution Date is an amount equal to the sum of any Realized Loss allocated to that class of Mezzanine Certificates on the Distribution Date and any Allocated Realized Loss Amount for that class remaining unreimbursed from previous Distribution Dates minus any Subsequent Recoveries applied to such Allocated Realized Loss Amount.

The “Closing Date” means September 28, 2006.

“Compensating Interest” for any Distribution Date is an amount, not to exceed the lesser of (x) the aggregate of the Prepayment Interest Shortfall, if any, after netting the aggregate Prepayment Interest Excess, if any, for such Distribution Date and (y) the Servicing Fee for such Distribution Date, remitted by the servicer to the master servicer in respect of any Prepayment Interest Shortfall.

“Credit Risk Manager Fee Rate” is 0.0125% per annum.

The “Cut-off Date” means September 1, 2006.

The “Cut-off Date Principal Balance” is the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.

A “Deleted Mortgage Loan” is a Mortgage Loans replaced or to be replaced by a Qualified Substitute Mortgage Loan.

The “Determination Date” with respect to any Distribution Date will be the 15th day of the calendar month in which such Distribution Date occurs or, if such 15th day is not a Business Day, the business day immediately preceding such 15th day.

The “Distribution Date” means the 25th day of each month, or if such day is not a business day, on the first business day thereafter, commencing in October 2006.

The “Due Date” with respect to each Mortgage Loan is the date on which the scheduled payment is due each month.

The “Due Period” with respect to any Distribution Date is the period commencing on the second day of the month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

The “Gross Margin” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note that is added to the Index on each Adjustment Date.

The “Homeownership Act” means the federal Truth-in-Lending Act as amended by the Home Ownership and Equity Protection Act of 1994.

The “Index” with respect to each adjustable-rate Mortgage Loan is Six-Month LIBOR or One-Year LIBOR.

The “Initial Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may decrease or increase on the first Adjustment Date from the Mortgage Rate in effect immediately prior to such Adjustment Date.

“Insurance Proceeds” means the proceeds of any title policy, hazard policy or other insurance policy covering a Mortgage Loan to the extent such proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the mortgagor in accordance with the procedures that the servicer would follow in servicing mortgage loans held for its own account, subject to the terms and conditions of the related mortgage note and mortgage.

The “Master Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Master Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

“Master Servicing Fee Rate” is 0.0095% per annum.

The “Maximum Mortgage Rate” with respect to each adjustable-rate Mortgage Loan is the specified maximum Mortgage Rate over the life of such Mortgage Loan.

The “Minimum Mortgage Rate” means, with respect to each adjustable-rate Mortgage Loan is the specified minimum Mortgage Rate over the life of such Mortgage Loan.

A “Mortgage Loan” is any of the Mortgage Loans included in the trust.

The “Mortgage Pool” means the pool of Mortgage Loans included in the trust.

The “Mortgage Rate” is the adjustable-rate or fixed-rate calculated as specified under the terms of the related mortgage note.

A “Mortgaged Property” is the property securing a Mortgage Loan which will consist of one- to four-family residential properties consisting of attached or detached one- to four-family dwelling units and individual condominium units.

The “Net WAC Rate Carryover Reserve Account” means an account established under the Pooling and Servicing Agreement from which distributions in respect of Net WAC Rate Carryover Amounts on the certificates will be made.

The “Net WAC Rate Carryover Amount” for such class for such Distribution Date is an amount equal to the sum of (i) the excess of (x) the amount of interest such class of Certificates would have accrued on such Distribution Date had such Pass-Through Rate been the related Formula Rate, over (y) the amount of interest such class of certificates accrued for such Distribution Date at the Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with interest accrued on such unpaid portion for the most recently ended Accrual Period at the Formula Rate applicable for such class for such Accrual Period.

A “NIMS Insurer Default” means the continuance of any failure by the NIMS Insurer, if any, to make a required payment under the policy insuring the net interest margin securities.

“One-Year LIBOR” means the average of interbank offered rates for one-year U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

The “Periodic Rate Cap” with respect to each adjustable-rate Mortgage Loan is the fixed percentage set forth in the related mortgage note, which is the maximum amount by which the Mortgage Rate for such Mortgage Loan may increase or decrease on the Adjustment Date (other than the first Adjustment Date) from the Mortgage Rate in effect immediately prior to such Adjustment Date.

A “Plan” means any employee benefit plan or other plan or arrangement subject to ERISA or Section 4975 of the Code.

The “Pool Balance” as of any date is equal to the aggregate Principal Balance of the Mortgage Loans in the Mortgage Pool.

The “Pooling and Servicing Agreement” means the Pooling and Servicing Agreement, dated as of September 1, 2006, among the depositor, the servicer, the master servicer, the trust administrator and the trustee.

“Prepayment Interest Excess” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment in full that was applied during the portion of the related Prepayment Period commencing on the first day of the calendar month in which the Distribution Date occurs and ending on the last day of the related Prepayment Period, an amount equal to interest on the Mortgage Loan at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the first day of the calendar month in which such Distribution Date occurs and ending on the date on which such prepayment is so applied.

A “Prepayment Interest Shortfall” means, with respect to any Distribution Date and each Mortgage Loan as to which a principal prepayment that was applied during the portion of the related Prepayment Period commencing on the first day of the related Prepayment Period and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs, an amount equal to interest at the applicable Mortgage Rate on the amount of such principal prepayment for the number of days commencing on the date such principal prepayment was applied and ending on the last day of the calendar month preceding the month in which such Distribution Date occurs.

The “Prepayment Period” for any Distribution Date is the period commencing on the 16th day of the calendar month preceding the related Distribution Date (and in the case of the first Distribution Date, commencing on September 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs for prepayments in full and the calendar month preceding the month in which such Distribution Date occurs for any partial prepayment.

The “Principal Balance” of any Mortgage Loan as of any date is an amount equal to the principal balance of such Mortgage Loan at its origination, less the sum of scheduled and unscheduled payments in respect of principal made on such Mortgage Loan.

The “Purchase Price” with respect to any Mortgage Loan that is purchased by the seller is a price equal to the outstanding Principal Balance of such Mortgage Loan as of the date of purchase, plus all accrued and unpaid interest thereon, computed at the Mortgage Rate through the end of the calendar month in which the purchase is effected, plus the amount of any unreimbursed Advances and Servicing Advances made by the servicer, plus any costs and damages incurred by the trust in connection with any violation by such Mortgage Loan of any predatory or abusive lending law.

A “Qualified Substitute Mortgage Loan” is a mortgage loan substituted by the seller for a Deleted Mortgage Loan which must, on the date of such substitution, (i) have an outstanding Principal Balance (or in the case of a substitution of more than one Mortgage Loan for a Deleted Mortgage Loan, an aggregate Principal Balance), not in excess of, and not more than 5% less than, the Principal Balance of the Deleted Mortgage Loan; (ii) have a Mortgage Rate not less than the Mortgage Rate of the Deleted Mortgage Loan and not more than 1% in excess of the Mortgage Rate of such Deleted Mortgage Loan; (iii) in the case of any adjustable-rate Mortgage Loan, have a Maximum Mortgage Rate and Minimum Mortgage Rate not less than the respective rate for the Deleted Mortgage Loan, have a Gross Margin equal to or greater than the Deleted Mortgage Loan and have the same Adjustment Date frequency as the Deleted Mortgage Loan; (iv) have the same Due Date as the Deleted Mortgage Loan; (v) have a remaining term to maturity not more than one year earlier and not later than the remaining term to maturity of the Deleted Mortgage Loan; (vi) comply with each representation and warranty as to the Mortgage Loans set forth in the Mortgage Loan Purchase Agreement (deemed to be made as of the date of substitution); (vii) have been underwritten or re-underwritten by the originator in accordance with the same underwriting criteria and guidelines as the Mortgage Loans being replaced; (viii) be of the same or better credit quality as the Mortgage Loan being replaced and (ix) satisfy certain other conditions specified in the Pooling and Servicing Agreement.

The “Relief Act” means the Servicemembers Civil Relief Act.

The “Remittance Date” with respect to any Distribution Date, the 24th day of the calendar month in which such Distribution Date occurs or, if such 24th day is not a Business Day, the business day immediately preceding such 24th day.

An “REO Property” is a property acquired on behalf of the certificateholders in respect of a defaulted Mortgage Loan thorough foreclosure, deed-in-lieu of foreclosure, repossession or otherwise.

A “Servicing Advance” with respect to any Distribution Date is an amount remitted by the servicer equal to all reasonable and customary “out-of-pocket” costs and expenses (including reasonable attorneys’ fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of the Mortgaged Properties, (ii) any administrative, enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage and (iv) certain insurance premiums and certain ongoing expenses associated with the Mortgage Pool and incurred by the Servicer in connection with its responsibilities under the Pooling and Servicing Agreement.

The “Servicing Fee” with respect to any Distribution Date is an amount equal to one-twelfth of the Servicing Fee Rate (without regards to the words “per annum” in the definition thereof) multiplied by the Principal Balance of the Mortgage Loans as of the first day of the related Due Period.

The “Servicing Fee Rate” is 0.500% per annum.

“Six-Month LIBOR” means the average of interbank offered rates for six-month U.S. dollar deposits in the London market based on quotations of major banks, and most recently available as of a day specified in the related mortgage note as published by the Western Edition of The Wall Street Journal.

“SMMEA” means the Secondary Mortgage Market Enhancement Act of 1984.

The “Substitution Adjustment Amount” with respect to any Mortgage Loan that is purchased by the seller is an amount equal to the excess of the Principal Balance of the related Deleted Mortgage Loan over the Principal Balance of such Qualified Substitute Mortgage Loan.

A “Swap Provider Trigger Event” means a Swap Termination Payment that is triggered upon: (i) an Event of Default under the Interest Rate Swap Agreement with respect to which the Swap Provider is a Defaulting Party (as defined in the Interest Rate Swap Agreement), (ii) a Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement) or (iii) an Additional Termination Event under the Interest Rate Swap Agreement with respect to which the Swap Provider is the sole Affected Party.

The “Swap Termination Payment” means the amount, if any, owed by the trust or the Swap Provider upon a Swap Early Termination.

ABS New Issue Term Sheet

MASTR Asset Backed Securities Trust 2006-WMC3
Mortgage Pass-Through Certificates

$748,472,000
(Approximate)

Wells Fargo Bank, NA
(Master Servicer and Trust Administrator)

JPMorgan Chase Bank, National Association
(Servicer)

Mortgage Asset Securitization Transactions, Inc.
(Depositor)

UBS Real Estate Securities Inc.
(Seller and Sponsor)

September 7, 2006

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an indication of interest in purchasing such securities, when, as and if issued. Any such indication will not constitute a contractual commitment by you to purchase any of the securities until the offering has been priced and we have advised you of and confirmed the allocation of securities to be made to you. You may withdraw your indication of interest at any time prior to the notice of allocation. The issuer is not obligated to issue such security or any similar security and the underwriter’s obligation to deliver such security is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of such security when, as and if issued by the issuer. You are advised that the terms of the securities, and the characteristics of the mortgage loan pool backing them, may change (due, among other things, to the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of certificates may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. You are advised that securities may not be issued that have the characteristics described in these materials. The underwriter’s obligation to sell such securities to you is conditioned on the mortgage loans and certificates having the characteristics described in these materials. If for any reason the issuer does not deliver such certificates, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and none of the issuer nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. In addition, you may get the prospectus for free by visiting our website at http://www.ubs.com/regulationab. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-(877) 867-2654.

AUTOMATICALLY GENERATED E-MAIL DISCLAIMERS
Any disclaimer appearing at the bottom of the email communication to which this free writing prospectus is attached stating either of the following (or any derivative thereof):

(1) that these materials contain confidential information; or
(2) that the sender does not accept liability relating to the accuracy or completeness of these materials; or
(3) that these materials do not constitute a solicitation or an offer to buy or sell securities in each case, is not applicable to these materials and should be disregarded. Such disclaimers have been automatically generated as a result of these materials having been sent via e-mail or another system such as Bloomberg.

MASTR Asset Backed Securities Trust 2006-WMC3
Mortgage Pass-Through Certificates
$748,472,000 (Approximate Offered Certificates)

Structure Overview
Class(1,2)	Approx. Size ($)(3)	Certificate Type	Expected WAL (years) Call(4) / Mat(4)	Expected Principal Window Call(4) / Mat(4)	Legal Final Distribution Date	Initial Credit Enhancement(5)	Expected Ratings S&P / Moody’s
Offered Certificates
A-2(6)	307,600,000	FLT / SEN / SEQ	1.00 / 1.00	1 - 22 / 1 - 22	August 2036	18.65%	AAA / Aaa
A-3(6)	87,100,000	FLT / SEN / SEQ	2.00 / 2.00	22 - 27 / 22 - 27	August 2036	18.65%	AAA / Aaa
A-4(6)	130,540,000	FLT / SEN / SEQ	3.25 / 3.25	27 - 61 / 27 - 61	August 2036	18.65%	AAA / Aaa
A-5(6)	78,282,000	FLT / SEN / SEQ	6.24 / 7.87	61 - 79 / 61 - 177	August 2036	18.65%	AAA / Aaa
M-1(6,7)	30,275,000	FLT / MEZ / SEQ	3.56 / 3.56	40 - 45 / 40 - 45	August 2036	15.35%	AA+ / Aa1
M-2(6,7)	26,605,000	FLT / MEZ / SEQ	4.69 / 4.69	45 - 75 / 45 - 75	August 2036	12.45%	AA / Aa2
M-3(6,7)	16,055,000	FLT / MEZ / SEQ	6.56 / 8.75	75 - 79 / 75 - 152	August 2036	10.70%	AA / Aa3
M-4(6,7)	14,678,000	FLT / MEZ	4.53 / 4.97	40 - 79 / 40 - 130	August 2036	9.10%	AA- / A1
M-5(6,7)	13,761,000	FLT / MEZ	4.51 / 4.92	39 - 79 / 39 - 125	August 2036	7.60%	A+ / A2
M-6(6,7)	13,302,000	FLT / MEZ	4.50 / 4.87	38 - 79 / 38 - 118	August 2036	6.15%	A / A3
M-7(6,7)	12,385,000	FLT / MEZ	4.48 / 4.79	38 - 79 / 38 - 110	August 2036	4.80%	A- / Baa1
M-8(6,7)	10,550,000	FLT / MEZ	4.48 / 4.70	38 - 79 / 38 - 101	August 2036	3.65%	BBB / Baa2
M-9(6,7)	7,339,000	FLT / MEZ	4.46 / 4.58	37 - 79 / 37 - 92	August 2036	2.85%	BBB- / Baa3
Non-Offered Certificates
A-1(6)	142,810,000	FLT / SEN / PT	Not Offered Hereby		August 2036	18.65%	AAA / Aaa
M-10(6,7)	9,174,000	FLT / MEZ	Not Offered Hereby		August 2036	1.85%	BB+ / Ba1

Notes:
(1)
The Class A-1 Certificates are backed by the cash flow from a pool of conforming balance, first and second lien, adjustable- and fixed-rate mortgage loans. The Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are backed by the cash flow from a pool of conforming and non-conforming balance, first and second lien, fixed- and adjustable- rate mortgage loans. The Class M Certificates are backed by all of the mortgage loans.

(2)	The Certificates will be subject to the related Net WAC Rate as described herein.
(3)	The Approximate Size of each class is subject to a permitted variance of plus or minus 10%.
(4)	See the Pricing Speed below.
(5)	Includes initial Overcollateralization of approximately 1.85%.
(6)
After the Optional Termination Date, the margin on each of the Class A Certificates will increase to 2.0 times their initial margin and the margin on each of the Class M Certificates will increase to 1.5 times their initial margin.

(7)	The Class M Certificates are not expected to receive any principal distributions prior to the Stepdown Date.

Pricing Speed
Fixed-Rate Mortgage Loans	4.6% CPR growing to 23% CPR over 12 months and 23% CPR thereafter
Adjustable-Rate Mortgage Loans	2% CPR in month 1, building linearly (rounded to the nearest hundredth) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to 27, and 35% CPR in month 28 and thereafter

Transaction Highlights

•	The mortgage loans consist of fixed and adjustable-rate, first and second lien residential mortgage loans originated by WMC Mortgage Corporation.
•	The transaction consists of a Senior / Mezz / OC structure.
•	The credit enhancement for the Certificates will be provided through subordination, overcollateralization as of the Cut-off Date of approximately 1.85% and excess spread.
•	The Class A and M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement.
•	The Mortgage Loans will be serviced by JPMorgan Chase Bank, National Association, rated SQ1 (Moody’s), Strong (S&P) and RPS1 (Fitch).
•	None of the Mortgage Loans will be covered by mortgage insurance.
•	None of the Mortgage Loans are classified as “High Cost” loans.
•	The Offered Certificates will be ERISA eligible, subject to certain investor-based exemptions.
•	None of the Offered Certificates will be SMMEA eligible.
•	All numbers and percentages herein relating to the Mortgage Loans are as of the Cut-off Date unless otherwise noted.
•	The collateral balance is subject to a permitted variance of plus or minus 5%.
•	The Offered Certificates will be registered under a registration statement filed with the Securities and Exchange Commission.
•	Bloomberg: MABS 2006-WMC3
•	Intex: MAB06WM3

Mortgage Pool Summary
MABS 2006-WMC3 Mortgage Loans
	Group I		Group II
	Adjustable Rate	Fixed Rate	Adjustable Rate	Fixed Rate	Aggregate
Cut-off Date Balance	$139,932,368	$35,615,303	$586,283,465	$155,602,704	$917,433,840
Number of Loans	707	532	2,100	1,508	4,847
Average Loan Balance	$197,924	$66,946	$279,183	$103,185	$189,279
Wtd. Avg. Gross Coupon	7.903%	9.494%	7.828%	9.518%	8.191%
Wtd. Avg. Net Coupon(1)	7.381%	8.972%	7.306%	8.996%	7.669%
Wtd. Avg. FICO	644	638	641	641	641
Wtd. Avg. Original LTV(2)	81.47%	90.66%	80.29%	89.35%	82.41%
Wtd. Avg. Stated Rem Term (months)	357	269	357	257	336
Wtd. Avg. Seasoning (months)	3	3	3	3	3
Wtd. Avg. Months to Next Adj. Date	27	N/A	31	N/A	31
Wtd. Avg. Margin	6.291%	N/A	6.388%	N/A	6.369%
Wtd. Avg. Initial Rate Cap	3.123%	N/A	3.203%	N/A	3.188%
Wtd. Avg. Periodic Rate Cap	1.001%	N/A	1.010%	N/A	1.009%
Wtd. Avg. Maximum Rate	14.400%	N/A	14.311%	N/A	14.328%
Wtd. Avg. Minimum Rate	7.893%	N/A	7.781%	N/A	7.802%

(1)  The Administrative Fees have been subtracted from the Weighted Average Net Coupon.
(2)  References to loan-to-value ratios references to combined loan-to-value ratios with respect to second lien Mortgage Loans.

Transaction Overview
Issuer:	MASTR Asset Backed Securities Trust 2006-WMC3.
Depositor:	Mortgage Asset Securitization Transactions, Inc.
Seller and Sponsor:	UBS Real Estate Securities Inc.
Originator:	WMC Mortgage Corporation.
Servicer:	JP Morgan Chase Bank, National Association.
Servicer Ratings:	Primary Servicer: SQ1 (Moody’s), Strong (S&P) and RPS1 (Fitch).
Master Servicer, Custodian and Trust Administrator:	Wells Fargo Bank, N.A.
Trustee:	U.S. Bank National Association.
Swap Provider:	TBD
Cap Provider:	TBD
Sole Underwriter:	UBS Securities LLC.
Credit Risk Manager:	Clayton Fixed Income Services Inc., formerly known as The Murrayhill Company.
Class A Certificates:	The Class A-1 Certificates, Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.
Class M Certificates:
The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates, Class M-6 Certificates, Class M-7 Certificates, Class M-8 Certificates, Class M-9 Certificates and Class M-10 Certificates.

Group I Senior Certificates:	The Class A-1 Certificates.
Group II Senior Certificates:	The Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates.
Sequential Class M Certificates:	The Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates.
Offered Certificates:	The Class A Certificates (other than the Class A-1 Certificates) and Class M Certificates (other than the Class M-10 Certificates).
Non-Offered Certificates:	The Class A-1 Certificates, Class M-10 Certificates and Retained Certificates.
Retained Certificates:
The Class CE Certificates, Class P Certificates, Class R Certificates and Class R-X Certificates. The Class P Certificates will be entitled to all prepayment charges received on the Mortgage Loans and such amounts will not be available for distribution to the other certificates.

Collateral:
As of September 1, 2006, the Mortgage Loans will consist of approximately 4,487 fixed and adjustable-rate, first and second lien mortgage loans totaling approximately $917,433,840. The Mortgage Loans will be broken into two groups. The Group I Mortgage Loans will represent approximately 1,239 mortgage loans totaling $175,547,671 consisting of fixed-rate and adjustable-rate mortgage loans with principal balances that conform to Freddie Mac loans limit. The Group II Mortgage Loans will represent approximately 3,608 mortgage loans totaling $741,886,169 consisting of fixed-rate and adjustable-rate mortgage loans with principal balances that may or may not conform to Freddie Mac loan limits.

Transaction Overview
Expected Pricing Date:	September [8], 2006.
Expected Closing Date:	September 28, 2006.
Cut-off Date:	September 1, 2006.
Record Date:	The business day immediately preceding each Distribution Date.
Distribution Date:	The 25th day of each month (or if such 25th day is not a business day, the next succeeding business day) commencing in October 2006.
Determination Date:
The Determination Date with respect to any Distribution Date is on the 15th day of the month in which the Distribution Date occurs or, if such day is not a business day, the business day immediately preceding such 15th day.

Due Period:
The Due Period with respect to any Distribution Date commences on the second day of the month immediately preceding the month in which the Distribution Date occurs and ends on the first day of the month in which the Distribution Date occurs.

Prepayment Period:
With respect to any Distribution Date and any principal prepayment in full, the period commencing on the 16th day of the calendar month preceding the calendar month in which such Distribution Date occurs (or, in the case of the first Distribution Date, commencing September 1, 2006) and ending on the 15th day of the calendar month in which such Distribution Date occurs and for any Distribution Date and any principal prepayment in part, is the calendar month preceding the month in which such Distribution Date occurs.

Accrual Period:
For the Class A Certificates and the Class M Certificates for any Distribution Date is the period from the previous Distribution Date (or, in the case of the first Accrual Period from the Closing Date) to the day prior to the current Distribution Date. Interest will be calculated for the Class A Certificates and the Class M Certificates on the basis of the actual number of days in the Accrual Period, based on a 360-day year. Each class of Offered Certificates will initially settle flat (no accrued interest).

Optional Termination:
The majority holder of the Class CE Certificates (unless such majority holder is the Seller or an affiliate of the Seller), or if such majority holder fails to exercise such option, the Master Servicer (or if the Master Servicer fails to exercise its option, NIMs Insurer, if any), may purchase all of the Mortgage Loans and REO properties and retire the certificates on or after the Optional Termination Date.

Optional Termination Date:
The first Distribution Date on which the aggregate principal balance of the Mortgage Loans, after giving effect to distributions to be made on that Distribution Date, is less than or equal to 10% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

ERISA:	The Offered Certificates are expected to be ERISA eligible as of the Closing Date, subject to certain investor based exemptions.
SMMEA:	None of the Certificates will be SMMEA eligible.
Taxation:	Designated portions of the Trust will be established as one or more REMICs for federal income tax purposes.
Form of Registration:	Book-entry form through DTC, Clearstream and Euroclear.
Minimum Denominations:	$25,000 and integral multiples of $1 in excess thereof.

Credit Enhancement
Credit Enhancement:
1) Excess Spread
2) Overcollateralization (“OC”)
3) Subordination

The Class A Certificates and the Class M Certificates also will have the benefit of an Interest Rate Swap Agreement and an Interest Rate Cap Agreement, each as described herein.

Overcollateralization Target Amount:
With respect to any Distribution Date, (i) prior to the Stepdown Date an amount equal to approximately 1.85% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date, (ii) on or after the Stepdown Date if there is no Trigger Event, the greater of (a) approximately 3.70% of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (b) an amount equal to approximately 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date or (iii) on or after the Stepdown Date if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date. On and after any Distribution Date following the reduction of the aggregate certificate principal balance of the Class A Certificates and the Class M Certificates to zero, the Overcollateralization Target Amount shall be zero.

Overcollateralized Amount:
With respect to any Distribution Date, an amount equal to (i) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus (ii) the aggregate certificate principal balance of the Class A Certificates, the Class M Certificates and the Class P Certificates as of such Distribution Date (after giving effect to distributions to be made on such Distribution Date).

Overcollateralization Release Amount:
With respect to any Distribution Date, the lesser of (A) the principal remittance amount on such Distribution Date and (B) the excess, if any, of (i) the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the principal remittance amount on such Distribution Date has been distributed) over (ii) the Overcollateralization Target Amount for such Distribution Date.

Stepdown Date:
The earlier to occur of (i) the first Distribution Date immediately succeeding the Distribution Date on which the aggregate certificate principal balance of the Class A Certificates has been reduced to zero and (ii) the later to occur of (A) the Distribution Date in October 2009 and (B) the first Distribution Date on which the Credit Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the Mortgage Loans, but prior to any distributions of the Group I or Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on such Distribution Date) for the Class A Certificates is greater than or equal to approximately 37.30%.

Credit Enhancement Percentage:
The Credit Enhancement Percentage for any class and any Distribution Date is the percentage obtained by dividing (x) the aggregate Certificate Principal Balance of the class or classes subordinate thereto (including the Overcollateralized Amount) by (y) the aggregate principal balance of the Mortgage Loans, calculated after taking into account distributions of principal on the Mortgage Loans and distribution of the Group I Principal Distribution Amount and Group II Principal Distribution Amount to the holders of the certificates then entitled to distributions of principal on the Distribution Date.

	EXPECTED TARGET CREDIT ENHANCEMENT PERCENTAGE
	Class	Closing Date	After Stepdown Date
	A	18.65%	37.30%
	M-1 / M-2 / M-3	10.70%	21.40%
	M-4	9.10%	18.20%
	M-5	7.60%	15.20%
	M-6	6.15%	12.30%
	M-7	4.80%	9.60%
	M-8	3.65%	7.30%
	M-9	2.85%	5.70%
	M-10	1.85%	3.70%

Delinquency Percentage:
The Delinquency Percentage, for any Distribution Date, is a percentage equivalent to a fraction, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans 60 or more days delinquent (including all foreclosures, bankruptcies which are also 60 days delinquent and REO Properties) as of the close of business on the last day of prior calendar month, taking into account any prepayments received through the end of the Prepayment Period, and the denominator of which is the aggregate loan balance as of the close of business on the last day of such month, taking into account any prepayments received through the end of the Prepayment Period.

Rolling Three Month Delinquency Percentage:
Rolling Three Month Delinquency Percentage, with respect to any Distribution Date, will be the average of the Delinquency Percentages for each of the three (or one and two, in the case of the first and second Distribution Dates) immediately preceding months.

Trigger Event:
With respect to any Distribution Date on or after the Stepdown Date, a Trigger Event is in effect if:

(a)  the Rolling Three Month Delinquency Percentage as of the last day of the immediately preceding month, taking into account any prepayments received through the end of the Prepayment Period, equals or exceeds [37.05]% of the Credit Enhancement Percentage for the Class A Certificates and for that Distribution Date; or

(b)  the aggregate amount of realized loss incurred since the Cut-off Date through the last day of the related Due Period divided by the aggregate principal balance of the Mortgage Loans as of the Cut-off Date exceeds the approximate applicable percentages as set forth below with respect to such Distribution Date:

	Payment Date Occurring in	Percentage
	October 2008 through September 2009	[1.50]% for the first month, plus an additional 1/12th of [1.80]% for each month thereafter
	October 2009 through September 2010	[3.30]% for the first month, plus an additional 1/12th of [1.85]% for each month thereafter
	October 2010 through September 2011	[5.15]% for the first month, plus an additional 1/12th of [1.50]% for each month thereafter
	October 2011 through September 2012	[6.65]% for the first month, plus an additional 1/12th of [0.80]% for each month thereafter
	October 2012 and thereafter	[7.45]%

Payment of Interest
Interest Payment Priority:
On each Distribution Date, the related Interest Remittance Amounts will be distributed in the following order of priority:

(i)        from Available Funds, to pay any Net Swap Payment or Swap Termination Payment owed to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)       the Group I Interest Remittance Amount, to the holders of the Class A-1 Certificates, the Senior Interest Distribution Amount related to such Certificates and from the Group II Interest Remittance Amount, to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates pro-rata, the Senior Interest Distribution Amount related to such Certificates. Any combined Interest Remittance Amount remaining after the distribution of the above will be available to pay any Senior Interest Distribution Amounts remaining unpaid to the related Certificates;

(iii)      to the holders of the Class M-1 Certificates, the Monthly Interest Distributable Amount for such class;

(iv)      to the holders of the Class M-2 Certificates, the Monthly Interest Distributable Amount for such class;

(v)       to the holders of the Class M-3 Certificates, the Monthly Interest Distributable Amount for such class;

(vi)      to the holders of the Class M-4 Certificates, the Monthly Interest Distributable Amount for such class;

(vii)     to the holders of the Class M-5 Certificates, the Monthly Interest Distributable Amount for such class;

(viii)    to the holders of the Class M-6 Certificates, the Monthly Interest Distributable Amount for such class;

(ix)      to the holders of the Class M-7 Certificates, the Monthly Interest Distributable Amount for such class;

(x)       to the holders of the Class M-8 Certificates, the Monthly Interest Distributable Amount for such class;

(xi)      to the holders of the Class M-9 Certificates, the Monthly Interest Distributable Amount for such class; and

(xii)     to the holders of the Class M-10 Certificates, the Monthly Interest Distributable Amount for such class.

Servicing Advances:
The Servicer is required to advance delinquent payments of principal and interest on the Mortgage Loans to the extent such amounts are deemed recoverable by the servicer. The Servicer is entitled to reimbursement for these advances, and therefore these advances are not a form of credit enhancement.

Pass-Through Rate:
The Pass-Through Rate on any Distribution Date with respect to each class of Certificates will equal the lesser of (a) the related Formula Rate for such Distribution Date and (b) the related Net WAC Rate for such Distribution Date.

Formula Rate:
The Formula Rate for each class of Certificates will equal the lesser of (a) 1-Month LIBOR as of the related LIBOR Determination Date plus the applicable certificate margin and (b) the related Maximum Cap Rate.

Administrative Fees:
The Servicing Fee calculated at the Servicing Fee Rate of 0.5000% per annum, the Master Servicing Fee calculated at the Master Servicing Fee Rate of 0.0095% per annum and the Credit Risk Manager Fee calculated at the Credit Risk Manager Fee Rate of 0.0125% per annum. Administrative Fees will be paid monthly based on the stated principal balance of the Mortgage Loans.

Available Funds:
Available Funds, with respect to any Distribution Date, is the sum of the following amounts (net of amounts reimbursable or payable therefrom to the master servicer, the servicer, the trust administrator, the trustee, the Credit Risk Manager, the custodian or the Swap Provider (including any Net Swap Payment and any Swap Termination Payment owed to the Swap Provider but excluding any Swap Termination Payment owed to the Swap Provider resulting from a Swap Provider Trigger Event)): (i) the aggregate amount of monthly payments made on the Mortgage Loans, (ii) certain unscheduled payments in respect of the Mortgage Loans, including prepayments, insurance proceeds, net liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for such Mortgage Loans occurring during the related Prepayment Period, excluding prepayment charges and (iii) payments from the servicer in connection with Servicing Advances and Prepayment Interest Shortfalls for such Distribution Date.

Monthly Interest Distributable Amount:
The Monthly Interest Distributable Amount for each of the Class A and Class M Certificates on any Distribution Date will be equal to the amount of interest accrued during the related Accrual Period at the related Pass-Through Rate on the Certificate Principal Balance of such class immediately prior to such Distribution Date and reduced (to not less than zero), in the case of each such class, by any Prepayment Interest Shortfalls (allocated to such class and shortfalls resulting from the application of the Relief Act for such Distribution Date).

Senior Interest Distribution Amount:
The Senior Interest Distribution Amount on any Distribution Date will be equal to the sum of the Monthly Interest Distributable Amount for such Distribution Date with respect to the Class A Certificates and Unpaid Interest Shortfall Amount, if any, for that Distribution Date with respect to the Class A Certificates.

Group I Interest Remittance Amount:
The Group I Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group I Mortgage Loans.

Group II Interest Remittance Amount:
The Group II Interest Remittance Amount with respect to any Distribution Date is that portion of the Available Funds for such Distribution Date attributable to interest received or advanced with respect to the Group II Mortgage Loans.

Interest Remittance Amount:	The Interest Remittance Amount means the sum of the Group I Interest Remittance Amount and the Group II Interest Remittance Amount.
Unpaid Interest Shortfall Amount:
The Unpaid Interest Shortfall Amount means (i) for each class of Class A Certificates and the Class M Certificates and the first Distribution Date, zero, and (ii) with respect to each class of Class A Certificates and Class M Certificates and any Distribution Date after the first Distribution Date, the amount, if any, by which (a) the sum of (1) the Monthly Interest Distributable Amount for such class for the immediately preceding Distribution Date and (2) the outstanding Unpaid Interest Shortfall Amount, if any, for such class from preceding Distribution Dates exceeds (b) the aggregate amount distributed on such class in respect of interest pursuant to clause (a) of this definition on such preceding Distribution Date, plus interest on the amount of interest due but not paid on the certificates of such class on such preceding Distribution Date, to the extent permitted by law, at the Pass-Through Rate for such class for the related Accrual Period.

Net WAC Rate:
Class A Certificates: The per annum rate (subject, in each case, to adjustment based on the actual number of days elapsed in the related Accrual Period) equal to the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans, in the case of the Group I Senior Certificates and the Adjusted Net Mortgage Rates of the Group II Mortgage Loans, in the case of the Group II Senior Certificates, as of the first day of the calendar month preceding the month in which such Distribution Date occurs minus an amount, expressed as a per annum rate, equal to the sum of (x) the product of (i) any Net Swap Payment owed to the Swap Provider on such Distribution Date divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12 and (y) the product of (i) any Swap Termination Payment (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event), payable by the Trust on such Distribution Date, divided by the outstanding principal balance of the aggregate Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Class M Certificates: The per annum rate equal to the weighted average of the Net WAC Rate Cap for the Group I Senior Certificates and the Net WAC Rate Cap for the Group II Senior Certificates, weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group the current aggregate Certificate Principal Balance of the related Class A Certificates.

Maximum Cap Rate:
The Maximum Cap Rate is calculated in the same manner as the Net WAC Rate, but based on the Adjusted Net Maximum Mortgage Rates of the applicable Mortgage Loans rather than the Adjusted Net Mortgage Rates of the applicable Mortgage Loans plus, an amount, expressed as a per annum rate, equal to the product of: (i) a fraction, the numerator of which is equal to the sum of (1) any Net Swap Payment made by the Swap Provider on such Distribution Date and (2) any payments received under the Interest Rate Cap on such Distribution Date and the denominator of which is equal to the outstanding principal balance of the Mortgage Loans as of the first day of the calendar month preceding the month in which such Distribution Date occurs and (ii) 12.

Adjusted Net Mortgage Rate:
The per annum rate equal to the mortgage rate of each Mortgage Loan as of the first day of the related Due Period minus (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Adjusted Net Maximum Mortgage Rate:
The per annum rate equal to the maximum mortgage rate (or the mortgage rate for such Mortgage Loan, in the case of the fixed-rate Mortgage Loans) of each Mortgage Loan minus the sum of (a) the Servicing Fee Rate, (b) the Master Servicing Fee Rate and (c) the Credit Risk Manager Fee Rate.

Net WAC Rate Carryover Amount:
For any Distribution Date, the sum of (i) the excess of (a) the amount of interest such class would have accrued for such Distribution Date had the applicable Pass-Through Rate had been the related Formula Rate, over (b) the amount of interest such class of Certificates accrued for such Distribution Date based on the related Net WAC Rate and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Dates, together with accrued interest on such unpaid portion for the most recently ended Accrual Period at the related Formula Rate applicable for such class for such Accrual Period. The Net WAC Rate Carryover Amount will be distributed from certain amounts received by the Swap Administrator from the Swap Agreement, Interest Rate Cap and from the Net Monthly Excess Cashflow on a subordinated basis on the same Distribution Date or in any subsequent period. The ratings on each class of Certificates do not address the likelihood of the payment of any Net WAC Rate Carryover Amount.

Swap Agreement:
On the Closing Date, the Trustee will enter into a Swap Agreement with an initial notional amount of approximately $917,433,000. Under the Swap Agreement, the Trust will be obligated to pay an amount equal to the per annum periodic rate (shown in the attached Swap Schedule) on the notional amount as set forth in the Swap Agreement to the Swap Provider and the Trust will be entitled to receive an amount equal to one-month LIBOR on the notional amount as set forth in the Swap Agreement from the Swap Provider, until the Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule.

Any Net Swap Payment or Swap Termination Payment owed to the Swap Provider will be deposited from amounts collected on the Mortgage Loans prior to any distributions to certificateholders and deposited in a swap account (the “Swap Account”) other than any Swap Termination Payment resulting from a Swap Provider Trigger Event. Any Net Swap Payment received by the Trustee from the Swap Administrator will be deposited into the Swap Account pursuant to the Pooling and Servicing Agreement and a swap administration agreement and amounts on deposit in the Swap Account will be distributed in accordance with the terms set forth in the Pooling and Servicing Agreement.

Upon early termination of the Swap Agreement, the Trust or the Swap Provider may be liable to make a termination payment (the ‘‘Swap Termination Payment’’) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to Certificateholders.

On each Distribution Date, amounts in deposit in the Swap Account will be distributed as follows in each case after taking into account any payments made from Net Monthly Excess Cashflow:

(i)        to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

(ii)       to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

(iii)     to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(iv)     to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(v)      to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;

(vi)     to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and

(vii)    to pay the Class CE Certificates as provided in the Swap Administration Agreement and the Pooling and Servicing Agreement.

Interest Rate Cap Agreement:
On each Distribution Date, any amounts received pursuant to the Interest Rate Cap Agreement will be deposited into an account (the “Cap Account”) and such amounts will be distributed as follows in each case after application of amounts received from the Swap Agreement and Net Monthly Excess Cashflow:

(i)    to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class A Certificates, pro-rata, and then to pay any unpaid interest including any accrued unpaid interest from prior Distribution Dates to the Class M Certificates, sequentially;

(ii)   to pay any principal, on the Class A Certificates and the Class M Certificates, in accordance with the principal payment provisions described herein in an amount necessary to maintain the applicable Overcollateralization Target Amount;

(iii)  to pay any previously allocated Realized Loss Amounts remaining on the Class M Certificates, sequentially;

(iv)  to pay the Net WAC Rate Carryover Amount on the Class A and Class M Certificates remaining unpaid; and

    (v)   to pay the Class CE Certificates as provided in the Pooling and Servicing Agreement

Net Monthly Excess Cashflow:
For any Distribution Date is equal to the sum of (a) any Overcollateralization Release Amount and (b) the excess of (x) the Available Funds for such Distribution Date over (y) the sum for such Distribution Date of (A) the Monthly Interest Distributable Amounts for the Class A Certificates and Class M Certificates, (B) the Unpaid Interest Shortfall Amounts for the Class A Certificates and (C) the principal remittance amount.

Payment of Principal
Principal Payment Priority:
On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:

(i)       from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)      Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (iii) below, sequentially to the holders of the Class A-2, Class A-3, Class A-4 and Class A-5 Certificates, in that order, until the Certificate Principal Balance of each such class has been reduced to zero;

(iii)     Group II Principal Distribution Amount will be distributed first, sequentially, to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, until the Certificate Principal Balances have been reduced to zero and second, any such principal remaining will be distributed, after taking into account the amount distributed pursuant to clause (ii) above, to the holders of the Class A-1 Certificates until the Certificate Principal Balance thereof has been reduced to zero;

(iv)     to the holders of the Class M-1 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii) and (iii) above until the Certificate Principal Balance thereof has been reduced to zero;

(v)      to the holders of the Class M-2 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii) and (iv) above until the Certificate Principal Balance thereof has been reduced to zero;

(vi)     to the holders of the Class M-3 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv) and (v) above until the Certificate Principal Balance thereof has been reduced to zero;

(vii)    to the holders of the Class M-4 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v) and (vi) above until the Certificate Principal Balance thereof has been reduced to zero;

(viii)   to the holders of the Class M-5 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi) and (vii) above until the Certificate Principal Balance thereof has been reduced to zero;

(ix)      to the holders of the Class M-6 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii) and (viii) above until the Certificate Principal Balance thereof has been reduced to zero;

(x)       to the holders of the Class M-7 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii) and (ix) above until the Certificate Principal Balance thereof has been reduced to zero;

(xi)      to the holders of the Class M-8 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix) and (x) above until the Certificate Principal Balance thereof has been reduced to zero

(xii)     to the holders of the Class M-9 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x) and (xi) above until the Certificate Principal Balance thereof has been reduced to zero; and

(xiii)    to the holders of the Class M-10 Certificates, any Group I and Group II Principal Distribution Amount remaining after the payment of (ii), (iii), (iv), (v), (vi), (vii), (viii), (ix), (x), (xi) and (xii) above until the Certificate Principal Balance thereof has been reduced to zero.

Principal Payment Priority: (continued)
On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the Group I Principal Distribution Amount and the Group II Principal Distribution Amount shall be distributed as follows:

(i)       from Available Funds, to pay any Net Swap Payment or the Swap Termination Payment to the Swap Provider (other than a Swap Termination Payment resulting from a Swap Provider Trigger Event);

(ii)      Group I Principal Distribution Amount will be distributed first, to the holders of the Class A-1 Certificates, up to the Group I Senior Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero, any Group I Principal Distribution Amount remaining undistributed will be distributed sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to an amount equal to the Group II Senior Principal Distribution Amount remaining undistributed after taking into account the distribution of the Group II Principal Distribution Amount as described in (iii) below, until the Certificate Principal Balances thereof have been reduced to zero;

(iii)     Group II Principal Distribution Amount will be distributed first, sequentially to the holders of the Class A-2 Certificates, Class A-3 Certificates, Class A-4 Certificates and Class A-5 Certificates, in that order, up to the Group II Senior Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero and second, any Group II Principal Distribution Amount remaining undistributed will be distributed to the holders of the Class A-1 Certificates, up to an amount equal to the Group I Senior Principal Distribution Amount remaining undistributed after taking into account the distribution in (ii) above, until the Certificate Principal Balance thereof has been reduced to zero;

(iv)    sequentially, to the holders of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates, the Sequential Class M Principal Distribution Amount, until the Certificate Principal Balances thereof have been reduced to zero;

(v)      to the holders of the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vi)     to the holders of the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(vii)    to the holders of the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(viii)   to the holders of the Class M-7 Certificates, the Class M-7 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(ix)      to the holders of the Class M-8 Certificates, the Class M-8 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero;

(x)       to the holders of the Class M-9 Certificates, the Class M-9 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero; and

(xi)      to the holders of the Class M-10 Certificates, the Class M-10 Principal Distribution Amount, until the Certificate Principal Balance thereof has been reduced to zero.

Group I Principal Distribution Amount:
The Group I Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group I Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group I Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group I Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group I senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group I senior allocation percentage).

Group II Principal Distribution Amount:
The Group II Principal Distribution Amount for any Distribution Date will be the sum of (i) the principal portion of all scheduled monthly payments on the Group II Mortgage Loans due during the related Due Period, whether or not received on or prior to the related Determination Date; (ii) the principal portion of all proceeds received in respect of the repurchase of Group II Mortgage Loans (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Pooling and Servicing Agreement during the related Prepayment Period; (iii) the principal portion of all other unscheduled collections, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the Group II Mortgage Loans, and (iv) a percentage of the amount of any overcollateralization increase amount for such Distribution Date (based on the Group II senior allocation percentage) minus a percentage of the amount of any Overcollateralization Release Amount for such Distribution Date (based on the Group II senior allocation percentage).

Group I Senior Principal Distribution Amount:
The “Group I Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group I Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.70% and (ii) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group I Mortgage Loans as of the last day of the related Due Period minus approximately $877,738.

Group II Senior Principal Distribution Amount:
The “Group II Senior Principal Distribution Amount” is an amount equal to the excess of (x) the aggregate Certificate Principal Balance of the Group II Senior Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 62.70% and (ii) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Group II Mortgage Loans as of the last day of the related Due Period minus approximately $3,709,431.

Class A Principal Distribution Amount:	The “Class A Principal Distribution Amount” is an amount equal to the sum of the Group I Senior Principal Distribution Amount and the Group II Senior Principal Distribution Amount.
Sequential Class M Principal Distribution Amount:
The “Sequential Class M Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date) and (ii) the aggregate Certificate Principal Balance of the Class M-1 Certificates, Class M-2 Certificates and Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 78.60% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-4 Principal Distribution Amount:
The “Class M-4 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount) and (iii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 81.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-5 Principal Distribution Amount:
The “Class M-5 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the Certificate Principal Balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 84.80% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-6 Principal Distribution Amount:
The “Class M-6 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Class M-4 and Class M-5 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 87.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-7 Principal Distribution Amount:
The “Class M-7 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5 and Class M-6 Certificates (after taking into account the payment of the Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 90.40% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-8 Principal Distribution Amount:
The “Class M-8 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6 and Class M-7 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6 and Class M-7 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 92.70% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-9 Principal Distribution Amount:
The “Class M-9 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7 and Class M-8 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 94.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Class M-10 Principal Distribution Amount:
The “Class M-10 Principal Distribution Amount” is an amount equal to the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates (after taking into account the payment of the Class A Principal Distribution Amount on such Distribution Date), (ii) the aggregate Certificate Principal Balance of the Class M-1, Class M-2 and Class M-3 Certificates (after taking into account the payment of the Sequential Class M Principal Distribution Amount), (iii) the aggregate Certificate Principal Balance of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates (after taking into account the payment of the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Principal Distribution Amounts on such Distribution Date) and (iv) the Certificate Principal Balance of the Class M-10 Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 96.30% and (ii) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period and (B) the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period minus approximately $4,587,169.

Payment of Excess Cashflow
Monthly Excess Cashflow Distributions:
With respect to any Distribution Date, any Net Monthly Excess Cashflow shall be distributed as follows:

(i)       to the holders of the class or classes of Certificates then entitled to receive distributions in respect of principal, in an amount equal to the Overcollateralization Increase Amount allocated pro rata between the Group I Principal Distribution Amount and the Group II Principal Distribution Amount based on the amount of principal received from each Mortgage Loan Group, and distributable as part of the respective Group I and Group II Principal Distribution Amount;

(ii)      to the holders of the Class M-1 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(iii)     to the holders of the Class M-1 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(iv)     to the holders of the Class M-2 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(v)      to the holders of the Class M-2 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(vi)     to the holders of the Class M-3 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(vii)    to the holders of the Class M-3 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(viii)   to the holders of the Class M-4 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(ix)      to the holders of the Class M-4 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(x)       to the holders of the Class M-5 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xi)     to the holders of the Class M-5 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xii)    to the holders of the Class M-6 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xiii)   to the holders of the Class M-6 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xiv)   to the holders of the Class M-7 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xv)    to the holders of the Class M-7 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xvi)   to the holders of the Class M-8 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xvii)  to the holders of the Class M-8 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xviii)  to the holders of the Class M-9 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xix)    to the holders of the Class M-9 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xx)     to the holders of the Class M-10 Certificates, in an amount equal to the Unpaid Interest Shortfall Amount allocable to such Certificates;

(xxi)    to the holders of the Class M-10 Certificates, in an amount equal to the previously allocated Realized Loss Amounts;

(xxii)   to make payments to the Net WAC Rate Carryover Reserve Account, to the extent required, to distribute to the holders of the Class A and the Class M Certificates any Net WAC Rate Carryover Amounts for such classes;

(xxiii)  to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

(xxiv)  to the holders of the Class CE, Class R and Class P Certificates as provided in the Pooling and Servicing Agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

UBS Securities LLC

Asset Backed Finance
Michael Leung	212-713-8661
Michael Boyle	212-713-4129
Glenn McIntyre	212-713-3180
Soohuck Chun	212-713-1280
John Fernandez	212-713-8859
Vadim Khoper	212-713-3818
Jennie Tom	212-713-4701
Justin Schwartz	212-713-8943
Kiran Vutla	212-713-4084
Elizabeth Szondy	212-713-6263

ABS Trading & Syndicate
Jack McCleary	212-713-4330
Richard Onkey	212-713-4330
Stuart Lippman	212-713-2946
Joe Ruttle	212-713-2252
Dave Stauber	212-713-4330

Rating Agency Contacts

Standard & Poor’s
Ken Epstein	212-438-4065
kenneth_epstein@standardandpoors.com

Spencer Van Kirk	212-438-3135
spencer_van_kirk@standardandpoors.com

Moody’s
Stephanie Poage	415-274-1741
stephanie.poage@moodys.com

Appendix 1-

Collateral Tables

Collateral Summary for the Aggregate Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	4,847
Aggregate Current Principal Balance:	$917,433,840
Average Current Principal Balance:	$189,279	$14,274-$1,172,500
Aggregate Original Principal Balance:	$918,652,089
Average Original Principal Balance:	$189,530	$14,300-$1,172,500
Fully Amortizing Non-IO Mortgage Loans:	22.83%
Fully Amortizing IO Mortgage Loans:	12.89%
Balloon Loans:	64.28%
1st Lien:	88.96%
Wtd. Avg. Gross Coupon:	8.191%	5.150%-14.725%
Wtd. Avg. Original Term(months):	340	180-360
Wtd. Avg. Remaining Term(months):	336	170-358
Wtd. Avg. Margin(ARM Loan Only):	6.369%	1.000%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.328%	11.225%-17.820%
Minimum Interest Rate (ARM Loans Only):	7.802%	2.750%-11.320%
Wtd. Avg. Original LTV:	82.41%	9.60%-100.00%
Wtd. Avg. Borrower FICO:	641	500-814
Geographic Distribution (Top 5):	CA	41.61%
	FL	8.72%
	NY	6.69%
	NJ	5.35%
	MD	4.19%

Current Unpaid Principal Balance of the Aggregate Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	690	23,598,151	2.57	34,200	11.029	97.35	641	38.07	92.65
50,000.01 to 100,000.00	1,044	76,912,286	8.38	73,671	10.357	93.35	640	28.75	67.73
100,000.01 to 150,000.00	699	86,324,377	9.41	123,497	8.918	84.60	631	38.07	26.45
150,000.01 to 200,000.00	569	99,469,398	10.84	174,814	8.099	80.59	634	38.82	3.86
200,000.01 to 250,000.00	455	102,521,938	11.17	225,323	7.837	79.61	638	30.18	0.42
250,000.01 to 300,000.00	402	110,786,080	12.08	275,587	7.768	79.65	639	26.43	0.23
300,000.01 to 350,000.00	277	89,911,301	9.80	324,590	7.735	80.44	639	20.84	0.00
350,000.01 to 400,000.00	255	95,380,707	10.40	374,042	7.677	80.23	642	19.23	0.00
400,000.01 to 450,000.00	159	67,538,536	7.36	424,771	7.857	81.15	645	18.82	0.00
450,000.01 to 500,000.00	94	44,530,708	4.85	473,731	7.700	81.66	651	22.40	0.00
500,000.01 to 550,000.00	87	45,557,806	4.97	523,653	7.770	81.21	645	20.71	0.00
550,000.01 to 600,000.00	51	29,311,687	3.19	574,739	7.743	82.04	645	19.58	0.00
600,000.01 to 650,000.00	24	14,934,787	1.63	622,283	7.169	80.74	682	4.03	0.00
650,000.01 to 700,000.00	19	12,825,239	1.40	675,013	7.797	82.22	642	26.62	0.00
700,000.01 to 750,000.00	10	7,230,701	0.79	723,070	7.470	85.91	677	9.96	0.00
750,000.01 to 800,000.00	5	3,880,829	0.42	776,166	7.412	79.69	668	0.00	0.00
800,000.01 to 850,000.00	1	801,248	0.09	801,248	7.720	83.50	671	0.00	0.00
850,000.01 to 900,000.00	2	1,730,684	0.19	865,342	6.068	80.00	700	49.62	0.00
950,000.01 to 1,000,000.00	2	1,977,091	0.22	988,546	7.244	79.70	687	0.00	0.00
1,000,000.01 to 1,250,000.00	2	2,210,284	0.24	1,105,142	6.855	74.70	641	0.00	0.00
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Current Mortgage Rates of the Aggregate Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	871,941	0.10	871,941	5.150	80.00	679	0.00	0.00
5.501 to 6.000	16	4,410,767	0.48	275,673	5.912	71.88	712	61.32	0.00
6.001 to 6.500	131	43,830,711	4.78	334,586	6.326	78.39	694	39.09	0.00
6.501 to 7.000	420	125,596,012	13.69	299,038	6.856	79.49	671	27.47	0.00
7.001 to 7.500	567	153,321,776	16.71	270,409	7.313	79.95	655	30.66	0.00
7.501 to 8.000	809	206,174,586	22.47	254,851	7.793	80.05	641	23.10	0.15
8.001 to 8.500	490	112,664,062	12.28	229,927	8.303	80.63	625	19.50	0.46
8.501 to 9.000	492	96,682,881	10.54	196,510	8.793	82.22	615	28.88	4.41
9.001 to 9.500	218	37,739,549	4.11	173,117	9.265	84.10	609	26.15	9.06
9.501 to 10.000	324	38,566,750	4.20	119,033	9.807	86.78	593	42.74	20.44
10.001 to 10.500	161	16,755,905	1.83	104,074	10.351	89.48	610	34.73	46.73
10.501 to 11.000	429	31,317,605	3.41	73,001	10.904	97.64	636	20.34	88.99
11.001 to 11.500	295	21,792,113	2.38	73,872	11.274	99.46	638	11.47	98.78
11.501 to 12.000	136	7,559,537	0.82	55,585	11.919	99.66	638	20.52	100.00
12.001 to 12.500	203	11,283,296	1.23	55,583	12.385	99.72	635	15.09	100.00
12.501 to 13.000	152	8,693,820	0.95	57,196	12.798	99.44	622	1.74	100.00
13.501 to 14.000	1	117,335	0.01	117,335	14.000	100.00	633	0.00	100.00
14.001 to 14.500	1	26,517	0.00	26,517	14.375	100.00	634	0.00	100.00
14.501 to 15.000	1	28,676	0.00	28,676	14.725	100.00	611	100.00	100.00
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Credit Scores of the Aggregate Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	68	14,982,170	1.63	220,326	9.541	75.09	510	48.41	0.00
520 to 539	104	21,238,533	2.31	204,217	9.139	79.68	528	56.61	0.00
540 to 559	129	28,351,599	3.09	219,780	8.772	80.21	552	47.74	0.22
560 to 579	168	33,239,177	3.62	197,852	8.718	82.28	569	53.63	0.97
580 to 599	429	74,498,168	8.12	173,655	8.362	80.73	590	56.25	8.60
600 to 619	948	166,923,443	18.19	176,080	8.406	83.12	610	24.21	13.07
620 to 639	785	143,928,433	15.69	183,348	8.314	82.43	629	24.57	12.70
640 to 659	701	118,195,728	12.88	168,610	8.359	83.84	649	16.36	15.45
660 to 679	568	107,434,249	11.71	189,145	7.997	83.57	669	14.53	15.22
680 to 699	282	67,239,925	7.33	238,439	7.486	80.64	689	18.47	4.49
700 to 719	276	54,761,963	5.97	198,413	7.760	84.11	709	15.62	14.67
720 to 739	155	39,415,576	4.30	254,294	7.340	81.83	729	23.80	5.67
740 to 759	128	23,830,783	2.60	186,178	7.565	82.63	749	18.08	14.77
760 to 779	67	14,533,856	1.58	216,923	7.411	82.66	769	24.99	15.21
780 to 799	31	7,080,242	0.77	228,395	7.226	80.71	787	22.55	9.49
800 to 819	8	1,779,996	0.19	222,499	6.932	81.22	805	9.29	6.10
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

DTI Ratios of the Aggregate Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	416	67,275,544	7.33	161,720	8.208	82.12	639	28.96	9.63
30.01 to 35.00	404	67,254,008	7.33	166,470	8.102	81.16	639	30.51	9.00
35.01 to 40.00	753	134,497,779	14.66	178,616	8.148	82.08	643	25.32	10.72
40.01 to 45.00	1,123	218,833,539	23.85	194,865	8.120	82.28	648	23.25	11.56
45.01 to 50.00	1,698	341,481,094	37.22	201,108	8.330	82.73	641	20.47	12.42
50.01 to 55.00	377	72,805,851	7.94	193,119	7.955	83.03	628	55.29	8.13
55.01 to 60.00	76	15,286,024	1.67	201,132	7.912	83.85	618	54.08	5.01
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Lien Status of the Aggregate Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	3,249	816,109,009	88.96	251,188	7.827	80.27	640	27.51	0.00
2	1,598	101,324,830	11.04	63,407	11.124	99.63	651	18.54	100.00
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Original LTV Ratios of the Aggregate Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	50	7,463,723	0.81	149,274	8.064	37.80	592	40.15	0.00
50.01 to 55.00	18	3,532,429	0.39	196,246	7.972	53.39	615	25.68	0.00
55.01 to 60.00	40	7,085,837	0.77	177,146	8.083	58.04	595	36.18	0.00
60.01 to 65.00	48	11,567,328	1.26	240,986	7.693	62.87	608	30.52	0.00
65.01 to 70.00	100	25,306,398	2.76	253,064	7.816	68.77	599	24.79	0.00
70.01 to 75.00	127	27,504,275	3.00	216,569	7.797	73.63	602	34.19	0.00
75.01 to 80.00	2,254	582,720,139	63.52	258,527	7.696	79.93	652	21.69	0.00
80.01 to 85.00	164	43,117,264	4.70	262,910	8.124	84.55	608	39.80	0.12
85.01 to 90.00	247	58,689,777	6.40	237,610	8.239	89.49	622	43.27	1.86
90.01 to 95.00	306	53,325,355	5.81	174,266	8.892	94.66	613	54.70	8.78
95.01 to 100.00	1,493	97,121,315	10.59	65,051	11.068	99.98	652	20.12	98.34
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Documentation Levels of the Aggregate Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Streamlined	2,175	390,692,793	42.59	179,629	8.485	83.53	662	0.00	17.19
Full Documentation	1,485	243,333,212	26.52	163,861	8.038	82.96	621	100.00	7.72
Limited Documentation	669	152,668,323	16.64	228,204	7.755	82.82	633	0.00	7.22
Stated Documentation	380	103,238,413	11.25	271,680	8.140	76.13	623	0.00	0.95
Lite Documentation	138	27,501,098	3.00	199,283	7.978	82.98	641	0.00	12.24
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Purpose of the Aggregate Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	3,349	571,932,924	62.34	170,777	8.311	83.78	653	21.87	15.09
Cash Out Refinance	1,425	327,383,088	35.68	229,743	8.007	80.16	622	34.43	4.43
Rate & Term Refinance	73	18,117,828	1.97	248,189	7.712	79.81	630	30.33	2.69
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Property Types of the Aggregate Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	3,363	625,455,367	68.17	185,981	8.195	82.25	638	27.08	11.07
Multi-Family	340	91,339,899	9.96	268,647	8.235	82.14	650	19.05	10.50
PUD	442	84,968,984	9.26	192,238	8.238	83.02	645	29.91	10.27
Condominium	527	84,493,270	9.21	160,329	8.048	83.20	654	27.73	12.16
PUD Attached	175	31,176,320	3.40	178,150	8.231	82.74	642	24.78	11.24
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Occupancy Status of the Aggregate Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	4,626	880,532,768	95.98	190,344	8.189	82.31	639	26.26	11.11
Second Home	161	26,592,125	2.90	165,168	8.060	84.40	693	23.91	12.92
Investor Occupied	60	10,308,947	1.12	171,816	8.660	85.79	670	55.68	0.44
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Geographic Distribution of the Mortgage Properties Related to the Aggregate Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	1,096	274,684,134	29.94	250,624	7.921	81.60	652	16.83	11.86
Northern California	404	107,017,885	11.66	264,896	8.046	82.71	649	19.93	12.86
Florida	504	79,966,950	8.72	158,665	8.366	83.06	638	30.58	11.04
New York	231	61,339,666	6.69	265,540	8.175	82.37	641	22.41	10.29
New Jersey	226	49,072,645	5.35	217,136	8.274	81.64	637	22.56	8.81
Maryland	201	38,439,902	4.19	191,243	8.398	81.71	631	35.61	10.59
Illinois	258	37,260,323	4.06	144,420	8.428	83.90	639	30.70	9.58
Massachusetts	159	33,506,730	3.65	210,734	7.951	81.84	632	33.32	7.20
Washington	207	32,807,434	3.58	158,490	8.075	81.18	619	41.37	9.73
Texas	318	29,523,206	3.22	92,840	8.619	84.19	627	40.48	12.16
Other	1,243	173,814,964	18.95	139,835	8.507	83.32	632	37.21	10.76
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Zip Code Distribution of the Mortgage Properties Related of the Aggregate Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
93550	21	3,949,187	0.43	188,057	8.205	82.61	656	6.02	14.96
91342	13	3,948,114	0.43	303,701	8.023	82.02	635	34.48	9.44
93536	16	3,553,472	0.39	222,092	8.035	84.42	637	11.14	16.54
89148	15	3,551,387	0.39	236,759	8.325	83.49	687	0.00	17.46
94565	14	3,520,910	0.38	251,494	8.326	84.97	631	23.50	11.52
91331	13	3,314,888	0.36	254,991	8.265	81.49	653	0.00	18.94
94591	11	3,070,666	0.33	279,151	8.061	81.01	640	57.20	10.04
92376	16	3,063,842	0.33	191,490	8.183	82.50	630	20.07	15.45
91745	9	3,018,220	0.33	335,358	8.167	82.33	612	0.00	16.41
93551	9	2,973,989	0.32	330,443	7.585	82.78	616	40.75	6.68
Other	4,710	883,469,165	96.30	187,573	8.193	82.40	641	26.82	10.94
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Original Term to Maturity of the Aggregate Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,608	103,338,196	11.26	64,265	11.039	99.13	651	19.34	97.65
181 to 240	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
241 to 300	1	319,610	0.03	319,610	8.820	81.10	514	0.00	0.00
301 to 360	3,235	813,530,321	88.67	251,478	7.829	80.30	640	27.42	0.05
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Remaining Term to Maturity of the Aggregate Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,608	103,338,196	11.26	64,265	11.039	99.13	651	19.34	97.65
181 to 240	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
241 to 300	1	319,610	0.03	319,610	8.820	81.10	514	0.00	0.00
301 to 360	3,235	813,530,321	88.67	251,478	7.829	80.30	640	27.42	0.05
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Product Type of the Aggregate Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	1,546	422,028,841	46.00	272,981	7.945	80.44	630	21.50	0.00
2/6 MONTH LIBOR	699	136,456,034	14.87	195,216	8.326	81.20	627	33.58	0.00
2/6 MONTH LIBOR - 60 MONTH IO	203	61,865,805	6.74	304,758	7.282	81.43	663	32.12	0.00
10/6 MONTH LIBOR - 120 MONTH IO	112	36,138,186	3.94	322,662	6.693	78.35	716	33.90	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	69	18,998,827	2.07	275,345	6.991	80.16	713	15.15	0.00
2/6 MONTH LIBOR -120 MONTH IO	27	8,583,291	0.94	317,900	7.188	80.82	679	38.91	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	27	7,767,216	0.85	287,675	7.879	81.44	630	37.23	0.00
10/6 MONTH LIBOR	31	7,738,543	0.84	249,630	7.305	80.62	698	31.13	0.00
3/6 MONTH LIBOR	33	6,491,611	0.71	196,715	8.082	78.80	636	31.06	0.00
10/1 ARM 1YR LIBOR - 120 MONTH IO	16	5,191,119	0.57	324,445	6.899	80.00	741	3.85	0.00
3/6 MONTH LIBOR - 60 MONTH IO	12	3,984,281	0.43	332,023	7.024	78.95	676	52.00	0.00
5/6 MONTH LIBOR	10	3,497,114	0.38	349,711	7.999	79.11	637	20.07	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	8	3,270,056	0.36	408,757	7.710	77.29	635	14.89	0.00
5/6 MONTH LIBOR - 60 MONTH IO	5	1,184,480	0.13	236,896	7.149	80.54	687	30.42	0.00
10/6 MONTH LIBOR - 60 MONTH IO	2	1,053,600	0.11	526,800	7.566	80.00	694	64.16	0.00
10/1 ARM 1YR LIBOR - 40 YR AMTERM	4	907,876	0.10	226,969	7.141	80.00	704	0.00	0.00
6 MONTH LIBOR	2	788,202	0.09	394,101	9.535	71.70	552	0.00	0.00
5/6 MONTH LIBOR - 120 MONTH IO	1	270,750	0.03	270,750	6.865	95.00	643	100.00	0.00
30YR FXD	278	51,168,727	5.58	184,060	7.783	77.58	626	35.70	0.76
15YR FXD	35	3,059,548	0.33	87,416	8.369	82.76	654	48.64	20.61
20YR FXD	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
15YR BALLOON	1,573	100,278,648	10.93	63,750	11.120	99.63	651	18.44	100.00
BALLOON OTHER - 40 YR AMTERM	151	36,465,370	3.97	241,493	7.634	79.62	630	48.99	0.00
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Prepayment Penalty Term of the Aggregate Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,741	292,329,469	31.86	167,909	8.545	83.37	637	27.19	14.60
12	150	32,806,301	3.58	218,709	8.485	82.70	646	21.56	10.49
17	1	420,000	0.05	420,000	6.525	80.00	768	0.00	0.00
18	6	2,102,489	0.23	350,415	7.126	80.00	705	6.66	0.00
24	2,459	479,441,549	52.26	194,974	8.165	82.67	637	24.70	11.23
36	490	110,334,031	12.03	225,171	7.304	78.72	668	34.62	1.24
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Credit Grade of the Aggregate Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	2,265	440,235,958	47.99	194,365	7.914	82.96	682	18.71	12.51
A	1,641	294,111,295	32.06	179,227	8.351	82.79	621	23.59	12.97
A-	433	73,932,155	8.06	170,744	8.353	81.32	592	55.82	9.02
B+	233	50,022,584	5.45	214,689	8.648	81.79	568	48.99	0.34
B	166	34,896,129	3.80	210,218	8.966	79.79	541	54.50	0.33
C	75	17,029,796	1.86	227,064	9.369	73.45	532	38.51	0.25
AL	34	7,205,923	0.79	211,939	7.194	83.07	735	3.47	15.36
Total:	4,847	917,433,840	100.00	189,279	8.191	82.41	641	26.52	11.04

Next Adjustment Date of the Adjustable-Rate Aggregate Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2006-11-01	1	408,732	0.06	408,732	9.200	64.00	592	0.00	0.00
2006-12-01	1	379,471	0.05	379,471	9.895	80.00	508	0.00	0.00
2007-06-01	1	139,959	0.02	139,959	6.990	80.00	593	100.00	0.00
2007-11-01	1	165,797	0.02	165,797	7.275	80.00	676	0.00	0.00
2007-12-01	2	491,946	0.07	245,973	7.867	80.00	625	14.85	0.00
2008-01-01	1	365,548	0.05	365,548	7.800	95.00	561	0.00	0.00
2008-02-01	9	2,619,116	0.36	291,013	7.673	82.47	637	3.13	0.00
2008-03-01	18	4,529,126	0.62	251,618	8.667	79.57	619	25.64	0.00
2008-04-01	46	10,091,377	1.39	219,378	8.360	79.36	610	20.69	0.00
2008-05-01	477	120,466,907	16.59	252,551	8.006	80.68	633	26.79	0.00
2008-06-01	1,913	488,609,587	67.28	255,415	7.925	80.73	634	25.37	0.00
2008-07-01	7	1,454,608	0.20	207,801	8.386	80.00	656	0.00	0.00
2009-01-01	1	276,451	0.04	276,451	7.850	84.60	649	0.00	0.00
2009-05-01	16	3,748,622	0.52	234,289	8.174	81.56	644	51.35	0.00
2009-06-01	55	14,218,034	1.96	258,510	7.655	79.44	642	35.55	0.00
2011-04-01	1	199,154	0.03	199,154	7.670	80.00	583	100.00	0.00
2011-05-01	4	1,006,651	0.14	251,663	8.419	71.19	622	10.76	0.00
2011-06-01	19	7,016,595	0.97	369,294	7.627	80.23	648	21.55	0.00
2016-05-01	37	10,831,539	1.49	292,744	6.835	79.33	720	30.36	0.00
2016-06-01	196	59,068,612	8.13	301,370	6.881	79.25	713	25.61	0.00
2016-07-01	1	128,000	0.02	128,000	7.875	80.00	719	0.00	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Gross Margins of the Adjustable-Rate Aggregate Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	53	13,006,887	1.79	245,413	7.518	80.95	691	18.45	0.00
4.001 to 4.500	3	696,217	0.10	232,072	7.590	74.25	607	57.53	0.00
4.501 to 5.000	55	9,595,509	1.32	174,464	8.214	81.47	636	28.20	0.00
5.001 to 5.500	252	62,013,924	8.54	246,087	7.290	78.54	645	40.05	0.00
5.501 to 6.000	474	131,495,114	18.11	277,416	7.347	79.18	645	35.22	0.00
6.001 to 6.500	886	233,072,915	32.09	263,062	7.756	80.27	643	22.05	0.00
6.501 to 7.000	594	149,592,388	20.60	251,839	8.047	80.95	641	19.07	0.00
7.001 to 7.500	263	68,241,483	9.40	259,473	8.395	82.64	627	23.26	0.00
7.501 to 8.000	227	58,501,397	8.06	257,715	8.734	82.86	628	24.83	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Minimum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	20	6,098,996	0.84	304,950	6.935	80.00	735	3.28	0.00
5.001 to 5.500	3	1,226,961	0.17	408,987	5.805	77.90	663	0.00	0.00
5.501 to 6.000	15	3,953,937	0.54	263,596	5.901	70.36	718	56.85	0.00
6.001 to 6.500	113	38,564,602	5.31	341,280	6.345	78.99	701	36.97	0.00
6.501 to 7.000	345	105,553,302	14.53	305,952	6.872	79.88	671	25.10	0.00
7.001 to 7.500	481	131,379,592	18.09	273,138	7.317	79.97	657	28.49	0.00
7.501 to 8.000	696	183,531,430	25.27	263,695	7.797	80.35	642	22.19	0.00
8.001 to 8.500	421	102,256,149	14.08	242,889	8.303	80.65	625	17.77	0.00
8.501 to 9.000	365	83,355,863	11.48	228,372	8.790	81.59	610	27.16	0.00
9.001 to 9.500	148	30,690,092	4.23	207,365	9.263	82.99	598	24.19	0.00
9.501 to 10.000	137	28,797,527	3.97	210,201	9.773	83.58	572	45.29	0.00
10.001 to 10.500	39	7,497,699	1.03	192,249	10.290	81.56	552	37.34	0.00
10.501 to 11.000	22	3,120,780	0.43	141,854	10.764	81.34	537	47.93	0.00
11.001 to 11.500	2	188,905	0.03	94,452	11.253	81.24	505	24.72	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Maximum Mortgage Rate of the Adjustable-Rate Aggregate Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.001 to 11.500	1	253,600	0.03	253,600	6.225	80.00	737	0.00	0.00
11.501 to 12.000	13	4,884,072	0.67	375,698	6.491	80.00	735	4.09	0.00
12.001 to 12.500	20	5,307,452	0.73	265,373	6.238	72.82	717	42.35	0.00
12.501 to 13.000	111	38,585,055	5.31	347,613	6.337	79.00	703	36.13	0.00
13.001 to 13.500	340	104,199,670	14.35	306,470	6.853	79.91	671	25.53	0.00
13.501 to 14.000	485	132,348,289	18.22	272,883	7.318	79.98	657	28.72	0.00
14.001 to 14.500	691	182,726,339	25.16	264,438	7.793	80.31	642	21.91	0.00
14.501 to 15.000	426	103,033,951	14.19	241,864	8.300	80.62	626	17.66	0.00
15.001 to 15.500	371	84,449,694	11.63	227,627	8.794	81.57	610	26.88	0.00
15.501 to 16.000	155	32,221,213	4.44	207,879	9.296	82.78	598	23.38	0.00
16.001 to 16.500	131	27,426,622	3.78	209,364	9.770	83.91	572	47.81	0.00
16.501 to 17.000	38	7,411,410	1.02	195,037	10.291	81.58	551	37.77	0.00
17.001 to 17.500	23	3,179,561	0.44	138,242	10.761	81.15	536	48.89	0.00
17.501 to 18.000	2	188,905	0.03	94,452	11.253	81.24	505	24.72	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	14	3,000,409	0.41	214,315	8.453	79.57	605	32.83	0.00
1.500	2	362,389	0.05	181,195	8.787	86.82	636	31.76	0.00
2.000	1	74,719	0.01	74,719	10.445	26.30	504	0.00	0.00
3.000	2,550	651,294,935	89.68	255,410	7.945	80.66	634	25.61	0.00
5.000	239	71,375,086	9.83	298,641	6.879	79.34	714	26.53	0.00
6.000	1	108,295	0.01	108,295	7.350	80.00	663	100.00	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Aggregate Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2,786	719,869,552	99.13	258,388	7.850	80.52	641	25.95	0.00
1.500	1	247,285	0.03	247,285	7.990	90.00	647	0.00	0.00
2.000	20	6,098,996	0.84	304,950	6.935	80.00	735	3.28	0.00
Total:	2,807	726,215,833	100.00	258,716	7.843	80.52	641	25.75	0.00

Collateral Summary for the Group I Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	1,239
Aggregate Current Principal Balance:	$175,547,671
Average Current Principal Balance:	$141,685	$14,903-$550,824
Aggregate Original Principal Balance:	$175,794,482
Average Original Principal Balance:	$141,884	$15,000-$552,000
Fully Amortizing Non-IO Mortgage Loans:	27.68%
Fully Amortizing IO Mortgage Loans:	7.99%
Balloon Loans:	64.33%
1st Lien:	90.11%
Wtd. Avg. Gross Coupon:	8.226%	5.600%-12.875%
Wtd. Avg. Original Term(months):	342	180-360
Wtd. Avg. Remaining Term(months):	339	173-358
Wtd. Avg. Margin(ARM Loan Only):	6.291%	1.000%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.400%	12.100%-17.270%
Minimum Interest Rate (ARM Loans Only):	7.893%	5.600%-10.770%
Wtd. Avg. Original LTV:	83.34%	35.90%-100.00%
Wtd. Avg. Borrower FICO:	643	500-814
Geographic Distribution (Top 5):	CA	19.98%
	IL	9.31%
	FL	8.72%
	MD	8.05%
	WA	6.05%

Current Unpaid Principal Balance of the Group I Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	327	10,640,759	6.06	32,541	11.077	98.73	642	37.48	97.10
50,000.01 to 100,000.00	211	15,335,414	8.74	72,680	9.732	89.32	633	40.25	45.79
100,000.01 to 150,000.00	202	25,120,472	14.31	124,359	8.094	80.93	636	36.76	0.00
150,000.01 to 200,000.00	181	31,155,523	17.75	172,130	7.818	81.67	655	33.84	0.00
200,000.01 to 250,000.00	106	23,862,640	13.59	225,119	7.887	81.22	646	20.81	0.00
250,000.01 to 300,000.00	82	22,663,566	12.91	276,385	7.667	81.24	649	17.00	0.00
300,000.01 to 350,000.00	63	20,411,321	11.63	323,989	7.877	81.26	638	15.96	0.00
350,000.01 to 400,000.00	44	16,455,757	9.37	373,994	7.825	84.25	630	11.53	0.00
400,000.01 to 450,000.00	19	7,861,173	4.48	413,746	8.011	82.02	641	5.29	0.00
450,000.01 to 500,000.00	2	958,844	0.55	479,422	7.261	85.01	687	49.90	0.00
500,000.01 to 550,000.00	1	531,379	0.30	531,379	7.970	70.00	630	0.00	0.00
550,000.01 to 600,000.00	1	550,824	0.31	550,824	7.750	80.00	611	0.00	0.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Current Mortgage Rates of the Group I Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	5	1,054,103	0.60	210,821	5.908	80.00	688	38.45	0.00
6.001 to 6.500	25	5,845,697	3.33	233,828	6.360	80.32	691	58.65	0.00
6.501 to 7.000	83	18,195,549	10.37	219,223	6.844	80.95	666	34.36	0.00
7.001 to 7.500	132	27,863,537	15.87	211,087	7.311	81.11	662	32.92	0.00
7.501 to 8.000	224	46,223,557	26.33	206,355	7.783	80.89	642	23.06	0.00
8.001 to 8.500	140	24,021,566	13.68	171,583	8.299	81.20	637	16.90	0.06
8.501 to 9.000	143	21,955,701	12.51	153,536	8.777	83.91	623	17.70	4.02
9.001 to 9.500	57	8,093,253	4.61	141,987	9.276	85.22	607	15.33	8.79
9.501 to 10.000	85	5,700,036	3.25	67,059	9.780	88.82	614	21.93	26.95
10.001 to 10.500	29	2,340,673	1.33	80,713	10.346	91.40	604	45.33	35.83
10.501 to 11.000	107	5,356,828	3.05	50,064	10.877	96.59	627	24.21	83.48
11.001 to 11.500	54	2,465,876	1.40	45,664	11.337	98.91	639	30.19	100.00
11.501 to 12.000	49	2,108,418	1.20	43,029	11.902	99.67	635	25.56	100.00
12.001 to 12.500	65	2,672,052	1.52	41,108	12.397	99.47	629	28.10	100.00
12.501 to 13.000	41	1,650,824	0.94	40,264	12.739	99.13	626	3.46	100.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Credit Scores of the Group I Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	4	1,070,651	0.61	267,663	9.775	74.31	510	19.58	0.00
520 to 539	17	3,805,006	2.17	223,824	9.139	85.51	528	9.30	0.00
540 to 559	16	2,986,580	1.70	186,661	8.882	80.11	551	47.57	2.12
560 to 579	20	3,774,004	2.15	188,700	9.094	89.79	570	32.19	3.53
580 to 599	121	15,089,323	8.60	124,705	8.453	81.98	589	68.11	9.90
600 to 619	267	34,207,948	19.49	128,120	8.407	83.25	609	27.36	11.52
620 to 639	223	30,714,290	17.50	137,732	8.394	83.53	629	18.33	11.71
640 to 659	193	25,222,612	14.37	130,687	8.280	84.80	649	12.59	11.95
660 to 679	146	19,476,930	11.09	133,404	8.062	84.24	668	23.93	13.60
680 to 699	77	14,713,246	8.38	191,081	7.573	81.03	690	19.89	2.64
700 to 719	72	10,576,721	6.02	146,899	7.824	83.67	709	13.89	14.10
720 to 739	35	7,104,002	4.05	202,971	7.435	80.28	730	35.85	0.35
740 to 759	25	3,169,266	1.81	126,771	7.850	84.79	748	32.16	8.93
760 to 779	14	1,684,354	0.96	120,311	7.820	84.60	769	11.25	15.12
780 to 799	7	1,571,472	0.90	224,496	7.343	80.59	786	22.45	0.00
800 to 819	2	381,266	0.22	190,633	6.472	80.93	808	0.00	4.66
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

DTI Ratios of the Group I Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	83	9,701,548	5.53	116,886	8.549	85.31	630	21.76	9.77
30.01 to 35.00	99	12,460,249	7.10	125,861	8.176	85.11	651	26.63	9.50
35.01 to 40.00	178	21,599,044	12.30	121,343	8.309	83.27	643	27.68	11.46
40.01 to 45.00	313	44,261,731	25.21	141,411	8.278	83.13	646	23.22	10.18
45.01 to 50.00	417	64,186,230	36.56	153,924	8.247	82.88	643	17.31	10.22
50.01 to 55.00	129	19,780,135	11.27	153,334	7.878	83.20	637	51.57	7.83
55.01 to 60.00	20	3,558,734	2.03	177,937	7.904	83.79	615	50.88	3.70
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Lien Status of the Group I Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	809	158,194,293	90.11	195,543	7.897	81.58	643	24.82	0.00
2	430	17,353,378	9.89	40,357	11.219	99.39	642	31.92	100.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Original LTV Ratios of the Group I Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	3	687,495	0.39	229,165	8.154	37.38	595	13.06	0.00
55.01 to 60.00	1	209,607	0.12	209,607	9.250	60.00	500	100.00	0.00
60.01 to 65.00	1	408,732	0.23	408,732	9.200	64.00	592	0.00	0.00
65.01 to 70.00	8	2,273,726	1.30	284,216	8.335	68.63	583	8.13	0.00
70.01 to 75.00	11	1,580,266	0.90	143,661	8.073	73.85	583	71.17	0.00
75.01 to 80.00	634	117,716,065	67.06	185,672	7.750	79.98	652	30.36	0.00
80.01 to 85.00	47	11,781,720	6.71	250,675	8.138	84.57	614	5.60	0.00
85.01 to 90.00	67	14,573,226	8.30	217,511	8.319	89.46	629	3.98	1.86
90.01 to 95.00	74	10,289,228	5.86	139,044	9.037	94.82	615	6.97	13.29
95.01 to 100.00	393	16,027,607	9.13	40,783	11.142	99.96	645	34.34	98.05
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Documentation Levels of the Group I Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Streamlined	543	73,229,829	41.72	134,862	8.478	82.73	661	0.00	13.02
Full Documentation	392	44,806,970	25.52	114,303	7.990	82.46	632	100.00	12.36
Limited Documentation	200	35,415,017	20.17	177,075	7.920	85.57	626	0.00	4.57
Stated Documentation	67	16,450,812	9.37	245,535	8.358	82.45	631	0.00	1.44
Lite Documentation	37	5,645,043	3.22	152,569	8.343	86.82	615	0.00	7.56
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Purpose of the Group I Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	785	87,291,553	49.73	111,199	8.326	83.38	653	30.95	13.07
Cash Out Refinance	434	84,180,502	47.95	193,964	8.139	83.26	632	20.59	6.90
Rate & Term Refinance	20	4,075,616	2.32	203,781	7.878	84.00	637	11.20	3.32
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Property Types of the Group I Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	848	116,985,593	66.64	137,955	8.264	83.46	639	26.44	10.29
Condominium	155	19,258,242	10.97	124,247	8.107	83.74	652	24.77	11.73
PUD	117	17,432,080	9.93	148,992	8.141	82.11	647	29.60	6.95
Multi-Family	63	12,537,771	7.14	199,012	8.198	82.82	653	16.64	6.87
PUD Attached	56	9,333,985	5.32	166,678	8.182	83.99	643	19.97	10.50
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Occupancy Status of the Group I Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	1,168	162,249,818	92.42	138,913	8.246	83.40	638	26.22	10.70
Second Home	62	11,783,107	6.71	190,050	7.862	81.92	699	17.69	0.00
Investor Occupied	9	1,514,745	0.86	168,305	8.831	87.19	674	11.86	0.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Geographic Distribution of the Mortgage Properties Related to the Group I Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	101	24,037,285	13.69	237,993	7.752	82.38	645	20.35	5.52
Illinois	132	16,340,294	9.31	123,790	8.470	84.02	649	13.38	11.08
Florida	119	15,309,961	8.72	128,655	8.375	84.20	645	28.60	9.77
Maryland	85	14,127,224	8.05	166,203	8.333	83.67	643	25.85	12.76
Northern California	49	11,029,440	6.28	225,091	8.109	82.36	645	12.52	8.30
Washington	88	10,622,010	6.05	120,705	7.992	83.20	633	42.06	13.78
Massachusetts	60	9,883,636	5.63	164,727	7.984	84.57	653	17.14	9.53
Virginia	45	8,234,948	4.69	182,999	8.562	82.33	635	12.14	11.69
Texas	108	7,858,879	4.48	72,767	8.433	83.75	633	43.16	13.77
New York	38	7,361,852	4.19	193,733	8.065	81.21	636	18.07	7.06
Other	414	50,742,141	28.91	122,566	8.354	83.63	641	32.39	9.92
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Zip Code Distribution of the Mortgage Properties Related of the Group I Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
20886	7	1,466,076	0.84	209,439	8.233	86.53	644	0.00	6.52
02301	6	1,064,551	0.61	177,425	7.720	83.65	649	37.10	15.34
92701	2	949,954	0.54	474,977	7.708	81.76	624	0.00	0.00
01702	3	946,774	0.54	315,591	8.115	84.16	664	0.00	0.00
93550	5	927,826	0.53	185,565	7.710	81.55	684	0.00	13.30
60629	7	847,565	0.48	121,081	8.537	82.96	661	0.00	14.78
20906	5	844,977	0.48	168,995	7.897	82.15	641	71.62	10.74
93535	5	782,025	0.45	156,405	8.458	89.09	612	36.42	11.73
60101	5	767,832	0.44	153,566	7.994	86.18	666	0.00	12.20
20109	5	733,195	0.42	146,639	8.821	83.15	648	0.00	15.73
Other	1,189	166,216,896	94.68	139,796	8.233	83.29	642	26.18	9.90
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Original Term to Maturity of the Group I Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	427	17,439,586	9.93	40,842	11.176	99.25	642	31.82	98.80
301 to 360	812	158,108,085	90.07	194,714	7.900	81.58	643	24.83	0.08
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Remaining Term to Maturity of the Group I Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	427	17,439,586	9.93	40,842	11.176	99.25	642	31.82	98.80
301 to 360	812	158,108,085	90.07	194,714	7.900	81.58	643	24.83	0.08
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Product Type of the Group I Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	392	82,779,254	47.15	211,172	7.901	81.51	639	22.46	0.00
2/6 MONTH LIBOR	202	33,575,413	19.13	166,215	8.245	81.64	637	22.81	0.00
2/6 MONTH LIBOR - 60 MONTH IO	48	10,704,063	6.10	223,001	7.398	81.64	650	37.32	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	21	4,585,134	2.61	218,340	7.118	80.90	696	16.62	0.00
10/6 MONTH LIBOR - 120 MONTH IO	14	2,785,575	1.59	198,970	7.042	80.92	724	49.06	0.00
10/6 MONTH LIBOR	11	1,937,965	1.10	176,179	7.396	81.12	691	30.95	0.00
3/6 MONTH LIBOR	10	1,370,085	0.78	137,008	8.510	82.07	624	15.58	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	3	729,841	0.42	243,280	7.412	81.98	647	0.00	0.00
6 MONTH LIBOR	1	408,732	0.23	408,732	9.200	64.00	592	0.00	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	1	395,694	0.23	395,694	8.990	80.00	613	0.00	0.00
2/6 MONTH LIBOR - 120 MONTH IO	2	325,840	0.19	162,920	7.092	80.00	712	0.00	0.00
5/6 MONTH LIBOR - 60 MONTH IO	1	216,000	0.12	216,000	7.100	84.40	779	0.00	0.00
5/6 MONTH LIBOR	1	118,772	0.07	118,772	8.275	85.00	649	0.00	0.00
30YR FXD	66	10,765,141	6.13	163,108	7.953	82.24	627	27.63	1.14
15YR FXD	9	415,227	0.24	46,136	9.433	93.76	624	45.31	49.67
15YR BALLOON	418	17,024,359	9.70	40,728	11.218	99.39	643	31.49	100.00
BALLOON OTHER - 40 YR AMTERM	39	7,410,576	4.22	190,015	7.774	82.69	643	41.73	0.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Prepayment Penalty Term of the Group I Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	584	71,195,523	40.56	121,910	8.511	84.30	646	21.99	15.27
12	32	5,036,932	2.87	157,404	8.480	84.58	647	20.56	10.19
18	1	140,000	0.08	140,000	6.675	80.00	748	100.00	0.00
24	524	82,578,573	47.04	157,593	8.078	82.67	638	27.09	7.12
36	98	16,596,642	9.45	169,353	7.668	82.18	649	33.77	0.54
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Credit Grade of the Group I Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	601	88,425,271	50.37	147,130	7.992	83.41	679	19.67	10.09
A	454	59,894,492	34.12	131,926	8.338	83.35	620	23.15	11.14
A-	130	15,749,742	8.97	121,152	8.447	82.47	589	70.57	10.76
B+	25	4,956,509	2.82	198,260	9.072	86.72	566	27.25	1.38
B	22	4,891,155	2.79	222,325	8.945	85.11	535	15.28	0.00
C	7	1,630,502	0.93	232,929	9.891	71.61	543	20.86	0.00
Total:	1,239	175,547,671	100.00	141,685	8.226	83.34	643	25.52	9.89

Next Adjustment Date of the Adjustable-Rate Group I Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2006-11-01	1	408,732	0.29	408,732	9.200	64.00	592	0.00	0.00
2007-06-01	1	139,959	0.10	139,959	6.990	80.00	593	100.00	0.00
2007-11-01	1	165,797	0.12	165,797	7.275	80.00	676	0.00	0.00
2008-01-01	1	365,548	0.26	365,548	7.800	95.00	561	0.00	0.00
2008-02-01	1	344,727	0.25	344,727	7.670	90.00	641	0.00	0.00
2008-03-01	3	558,024	0.40	186,008	8.952	87.73	653	29.62	0.00
2008-04-01	18	3,272,142	2.34	181,786	8.395	75.26	602	26.61	0.00
2008-05-01	126	24,862,434	17.77	197,321	8.059	80.35	636	26.59	0.00
2008-06-01	492	97,442,271	69.64	198,053	7.902	81.96	642	23.05	0.00
2008-07-01	1	233,668	0.17	233,668	7.745	80.00	658	0.00	0.00
2009-01-01	1	276,451	0.20	276,451	7.850	84.60	649	0.00	0.00
2009-05-01	3	303,442	0.22	101,147	9.134	82.04	570	0.00	0.00
2009-06-01	9	1,520,032	1.09	168,892	7.978	81.57	641	14.04	0.00
2011-06-01	3	730,466	0.52	243,489	8.315	82.11	668	0.00	0.00
2016-05-01	8	1,785,288	1.28	223,161	7.481	82.65	696	19.93	0.00
2016-06-01	38	7,523,386	5.38	197,984	7.076	80.55	705	31.54	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Gross Margins of the Adjustable-Rate Group I Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	14	2,695,935	1.93	192,567	8.581	84.05	657	4.29	0.00
4.001 to 4.500	2	295,705	0.21	147,852	8.667	80.00	650	0.00	0.00
4.501 to 5.000	32	5,318,456	3.80	166,202	8.153	81.39	646	16.59	0.00
5.001 to 5.500	69	13,644,334	9.75	197,744	7.443	80.64	647	30.18	0.00
5.501 to 6.000	118	25,251,077	18.05	213,992	7.490	80.73	634	50.46	0.00
6.001 to 6.500	228	44,538,321	31.83	195,344	7.804	81.05	648	20.64	0.00
6.501 to 7.000	132	26,100,304	18.65	197,730	8.082	82.26	646	12.65	0.00
7.001 to 7.500	62	11,796,562	8.43	190,267	8.281	83.32	644	13.02	0.00
7.501 to 8.000	50	10,291,675	7.35	205,834	8.732	81.52	636	12.67	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.501 to 6.000	5	1,054,103	0.75	210,821	5.908	80.00	688	38.45	0.00
6.001 to 6.500	25	5,889,792	4.21	235,592	6.419	80.31	691	56.59	0.00
6.501 to 7.000	71	15,469,276	11.05	217,877	6.884	80.76	662	31.38	0.00
7.001 to 7.500	117	25,034,137	17.89	213,967	7.315	81.16	664	31.95	0.00
7.501 to 8.000	196	40,588,178	29.01	207,083	7.790	80.81	644	22.26	0.00
8.001 to 8.500	116	20,612,066	14.73	177,690	8.300	81.02	640	14.28	0.00
8.501 to 9.000	104	19,073,695	13.63	183,401	8.782	83.25	620	16.04	0.00
9.001 to 9.500	36	6,297,177	4.50	174,922	9.273	82.66	603	10.54	0.00
9.501 to 10.000	26	3,782,138	2.70	145,467	9.716	85.30	589	20.28	0.00
10.001 to 10.500	7	1,292,891	0.92	184,699	10.309	86.89	574	10.26	0.00
10.501 to 11.000	4	838,915	0.60	209,729	10.633	81.88	545	0.00	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group I Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
12.001 to 12.500	5	1,054,103	0.75	210,821	5.908	80.00	688	38.45	0.00
12.501 to 13.000	24	5,749,972	4.11	239,582	6.361	80.32	692	57.96	0.00
13.001 to 13.500	69	14,953,640	10.69	216,719	6.845	80.67	663	32.46	0.00
13.501 to 14.000	118	25,199,934	18.01	213,559	7.315	81.15	665	31.74	0.00
14.001 to 14.500	194	40,450,024	28.91	208,505	7.786	80.76	644	22.12	0.00
14.501 to 15.000	117	20,859,351	14.91	178,285	8.297	81.13	640	14.11	0.00
15.001 to 15.500	107	19,472,276	13.92	181,984	8.782	83.26	621	15.71	0.00
15.501 to 16.000	39	6,767,088	4.84	173,515	9.313	82.69	601	11.51	0.00
16.001 to 16.500	23	3,294,174	2.35	143,225	9.736	85.65	588	22.46	0.00
16.501 to 17.000	7	1,292,891	0.92	184,699	10.309	86.89	574	10.26	0.00
17.001 to 17.500	4	838,915	0.60	209,729	10.633	81.88	545	0.00	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	4	720,659	0.52	180,165	8.714	70.93	608	21.96	0.00
1.500	1	247,285	0.18	247,285	7.990	90.00	647	0.00	0.00
3.000	655	129,439,750	92.50	197,618	7.953	81.55	639	23.41	0.00
5.000	47	9,524,673	6.81	202,653	7.152	81.03	705	28.65	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group I Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	706	139,685,082	99.82	197,854	7.903	81.46	644	23.76	0.00
1.500	1	247,285	0.18	247,285	7.990	90.00	647	0.00	0.00
Total:	707	139,932,368	100.00	197,924	7.903	81.47	644	23.72	0.00

Collateral Summary for the Group II Mortgage Loans
Statistics for the adjustable-rate and fixed-rate mortgage loans listed below are based on their Cut-Off Date scheduled balances respectively (except for FICO and LTV which is based at origination).
	Summary Statistics	Range (if applicable)
Number of Mortgage Loans:	3,608
Aggregate Current Principal Balance:	$741,886,169
Average Current Principal Balance:	$205,623	$14,274-$1,172,500
Aggregate Original Principal Balance:	$742,857,607
Average Original Principal Balance:	$205,892	$14,300-$1,172,500
Fully Amortizing Non-IO Mortgage Loans:	21.68%
Fully Amortizing IO Mortgage Loans:	14.05%
Balloon Loans:	64.27%
1st Lien:	88.68%
Wtd. Avg. Gross Coupon:	8.183%	5.150%-14.725%
Wtd. Avg. Original Term(months):	339	180-360
Wtd. Avg. Remaining Term(months):	336	170-358
Wtd. Avg. Margin(ARM Loan Only):	6.388%	2.250%-8.000%
Maximum Interest Rate (ARM Loans Only):	14.311%	11.225%-17.820%
Minimum Interest Rate (ARM Loans Only):	7.781%	2.750%-11.320%
Wtd. Avg. Original LTV:	82.19%	9.60%-100.00%
Wtd. Avg. Borrower FICO:	641	500-814
Geographic Distribution (Top 5):	CA	46.72%
	FL	8.72%
	NY	7.28%
	NJ	5.85%
	MD	3.28%

Current Unpaid Principal Balance of the Group II Mortgage Loans

Range of Current Unpaid Principal Balance ($)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50,000.00 or less	363	12,957,392	1.75	35,695	10.989	96.22	640	38.55	89.00
50,000.01 to 100,000.00	833	61,576,873	8.30	73,922	10.513	94.35	642	25.89	73.20
100,000.01 to 150,000.00	497	61,203,905	8.25	123,147	9.256	86.11	629	38.60	37.31
150,000.01 to 200,000.00	388	68,313,876	9.21	176,067	8.227	80.10	624	41.09	5.62
200,000.01 to 250,000.00	349	78,659,298	10.60	225,385	7.822	79.12	636	33.03	0.55
250,000.01 to 300,000.00	320	88,122,515	11.88	275,383	7.794	79.25	637	28.86	0.29
300,000.01 to 350,000.00	214	69,499,980	9.37	324,766	7.694	80.20	639	22.28	0.00
350,000.01 to 400,000.00	211	78,924,950	10.64	374,052	7.646	79.40	645	20.83	0.00
400,000.01 to 450,000.00	140	59,677,363	8.04	426,267	7.837	81.03	646	20.60	0.00
450,000.01 to 500,000.00	92	43,571,865	5.87	473,607	7.710	81.58	650	21.80	0.00
500,000.01 to 550,000.00	86	45,026,427	6.07	523,563	7.768	81.34	646	20.95	0.00
550,000.01 to 600,000.00	50	28,760,863	3.88	575,217	7.743	82.08	646	19.95	0.00
600,000.01 to 650,000.00	24	14,934,787	2.01	622,283	7.169	80.74	682	4.03	0.00
650,000.01 to 700,000.00	19	12,825,239	1.73	675,013	7.797	82.22	642	26.62	0.00
700,000.01 to 750,000.00	10	7,230,701	0.97	723,070	7.470	85.91	677	9.96	0.00
750,000.01 to 800,000.00	5	3,880,829	0.52	776,166	7.412	79.69	668	0.00	0.00
800,000.01 to 850,000.00	1	801,248	0.11	801,248	7.720	83.50	671	0.00	0.00
850,000.01 to 900,000.00	2	1,730,684	0.23	865,342	6.068	80.00	700	49.62	0.00
950,000.01 to 1,000,000.00	2	1,977,091	0.27	988,546	7.244	79.70	687	0.00	0.00
1,000,000.01 to 1,250,000.00	2	2,210,284	0.30	1,105,142	6.855	74.70	641	0.00	0.00
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Current Mortgage Rates of the Group II Mortgage Loans

Range of Current Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
5.001 to 5.500	1	871,941	0.12	871,941	5.150	80.00	679	0.00	0.00
5.501 to 6.000	11	3,356,664	0.45	305,151	5.913	69.32	720	68.50	0.00
6.001 to 6.500	106	37,985,014	5.12	358,349	6.321	78.09	694	36.08	0.00
6.501 to 7.000	337	107,400,464	14.48	318,696	6.858	79.25	672	26.30	0.00
7.001 to 7.500	435	125,458,239	16.91	288,410	7.313	79.69	653	30.16	0.00
7.501 to 8.000	585	159,951,029	21.56	273,421	7.796	79.80	641	23.11	0.19
8.001 to 8.500	350	88,642,496	11.95	253,264	8.304	80.48	621	20.20	0.57
8.501 to 9.000	349	74,727,180	10.07	214,118	8.798	81.73	612	32.16	4.53
9.001 to 9.500	161	29,646,297	4.00	184,138	9.263	83.79	609	29.10	9.14
9.501 to 10.000	239	32,866,713	4.43	137,518	9.811	86.42	589	46.35	19.31
10.001 to 10.500	132	14,415,232	1.94	109,206	10.352	89.17	611	33.01	48.49
10.501 to 11.000	322	25,960,776	3.50	80,624	10.909	97.86	638	19.54	90.13
11.001 to 11.500	241	19,326,237	2.61	80,192	11.266	99.53	638	9.08	98.63
11.501 to 12.000	87	5,451,118	0.73	62,657	11.925	99.66	639	18.57	100.00
12.001 to 12.500	138	8,611,244	1.16	62,400	12.382	99.79	637	11.06	100.00
12.501 to 13.000	111	7,042,996	0.95	63,450	12.811	99.51	621	1.34	100.00
13.501 to 14.000	1	117,335	0.02	117,335	14.000	100.00	633	0.00	100.00
14.001 to 14.500	1	26,517	0.00	26,517	14.375	100.00	634	0.00	100.00
14.501 to 15.000	1	28,676	0.00	28,676	14.725	100.00	611	100.00	100.00
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Credit Scores of the Group II Mortgage Loans

Range of Credit Scores	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
500 to 519	64	13,911,519	1.88	217,367	9.523	75.15	509	50.63	0.00
520 to 539	87	17,433,527	2.35	200,385	9.139	78.41	528	66.94	0.00
540 to 559	113	25,365,019	3.42	224,469	8.759	80.23	552	47.76	0.00
560 to 579	148	29,465,173	3.97	199,089	8.670	81.32	569	56.38	0.64
580 to 599	308	59,408,845	8.01	192,886	8.339	80.41	590	53.24	8.27
600 to 619	681	132,715,495	17.89	194,883	8.406	83.09	610	23.40	13.47
620 to 639	562	113,214,143	15.26	201,449	8.292	82.13	630	26.26	12.97
640 to 659	508	92,973,116	12.53	183,018	8.381	83.58	649	17.38	16.40
660 to 679	422	87,957,319	11.86	208,430	7.982	83.42	669	12.45	15.58
680 to 699	205	52,526,679	7.08	256,228	7.462	80.53	689	18.07	5.01
700 to 719	204	44,185,242	5.96	216,594	7.745	84.22	709	16.04	14.81
720 to 739	120	32,311,574	4.36	269,263	7.319	82.17	729	21.16	6.84
740 to 759	103	20,661,517	2.78	200,597	7.522	82.30	749	15.92	15.67
760 to 779	53	12,849,502	1.73	242,443	7.357	82.41	769	26.79	15.22
780 to 799	24	5,508,769	0.74	229,532	7.193	80.74	787	22.57	12.20
800 to 819	6	1,398,730	0.19	233,122	7.058	81.30	804	11.83	6.50
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

DTI Ratios of the Group II Mortgage Loans

Range of DTI Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
30.00 or less	333	57,573,996	7.76	172,895	8.151	81.59	640	30.17	9.61
30.01 to 35.00	305	54,793,759	7.39	179,652	8.086	80.26	636	31.39	8.88
35.01 to 40.00	575	112,898,735	15.22	196,346	8.117	81.85	643	24.87	10.58
40.01 to 45.00	810	174,571,809	23.53	215,521	8.080	82.07	649	23.25	11.91
45.01 to 50.00	1,281	277,294,864	37.38	216,467	8.350	82.70	640	21.20	12.92
50.01 to 55.00	248	53,025,715	7.15	213,813	7.984	82.96	624	56.67	8.25
55.01 to 60.00	56	11,727,290	1.58	209,416	7.914	83.87	619	55.05	5.40
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Lien Status of the Group II Mortgage Loans

Lien Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1	2,440	657,914,716	88.68	269,637	7.810	79.96	639	28.16	0.00
2	1,168	83,971,453	11.32	71,893	11.105	99.68	653	15.77	100.00
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Original LTV Ratios of the Group II Mortgage Loans

Range of Original LTV Ratios (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
50.00 or less	47	6,776,228	0.91	144,175	8.055	37.84	592	42.89	0.00
50.01 to 55.00	18	3,532,429	0.48	196,246	7.972	53.39	615	25.68	0.00
55.01 to 60.00	39	6,876,230	0.93	176,314	8.048	57.98	598	34.23	0.00
60.01 to 65.00	47	11,158,596	1.50	237,417	7.638	62.83	609	31.64	0.00
65.01 to 70.00	92	23,032,672	3.10	250,355	7.765	68.78	601	26.44	0.00
70.01 to 75.00	116	25,924,009	3.49	223,483	7.781	73.62	603	31.94	0.00
75.01 to 80.00	1,620	465,004,075	62.68	287,040	7.683	79.92	652	19.50	0.00
80.01 to 85.00	117	31,335,544	4.22	267,825	8.118	84.55	606	52.66	0.16
85.01 to 90.00	180	44,116,551	5.95	245,092	8.212	89.50	620	56.25	1.85
90.01 to 95.00	232	43,036,127	5.80	185,501	8.858	94.62	613	66.11	7.70
95.01 to 100.00	1,100	81,093,708	10.93	73,722	11.053	99.99	654	17.31	98.39
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Documentation Levels of the Group II Mortgage Loans

Documentation Level	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Streamlined	1,632	317,462,964	42.79	194,524	8.486	83.71	662	0.00	18.15
Full Documentation	1,093	198,526,242	26.76	181,634	8.049	83.08	618	100.00	6.67
Limited Documentation	469	117,253,307	15.80	250,007	7.705	81.99	635	0.00	8.02
Stated Documentation	313	86,787,601	11.70	277,277	8.098	74.94	621	0.00	0.86
Lite Documentation	101	21,856,055	2.95	216,397	7.884	81.98	648	0.00	13.45
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Purpose of the Group II Mortgage Loans

Purpose	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Purchase	2,564	484,641,371	65.33	189,018	8.309	83.86	653	20.24	15.46
Cash Out Refinance	991	243,202,586	32.78	245,411	7.962	79.09	618	39.23	3.58
Rate & Term Refinance	53	14,042,212	1.89	264,947	7.665	78.59	628	35.89	2.51
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Property Types of the Group II Mortgage Loans

Property Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Single Family	2,515	508,469,774	68.54	202,175	8.180	81.97	637	27.23	11.25
Multi-Family	277	78,802,128	10.62	284,484	8.241	82.03	650	19.43	11.08
PUD	325	67,536,904	9.10	207,806	8.263	83.26	644	29.98	11.12
Condominium	372	65,235,028	8.79	175,363	8.030	83.04	655	28.61	12.29
PUD Attached	119	21,842,335	2.94	183,549	8.252	82.21	641	26.84	11.56
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Occupancy Status of the Group II Mortgage Loans

Occupancy Status	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Owner Occupied	3,458	718,282,949	96.82	207,716	8.176	82.07	639	26.27	11.21
Second Home	99	14,809,018	2.00	149,586	8.217	86.38	688	28.86	23.21
Investor Occupied	51	8,794,202	1.19	172,435	8.630	85.55	669	63.23	0.51
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Geographic Distribution of the Mortgage Properties Related to the Group II Mortgage Loans

Location	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
Southern California	995	250,646,849	33.79	251,906	7.937	81.53	653	16.50	12.46
Northern California	355	95,988,445	12.94	270,390	8.039	82.75	649	20.78	13.38
Florida	385	64,656,988	8.72	167,940	8.363	82.79	636	31.05	11.34
New York	193	53,977,815	7.28	279,678	8.190	82.52	641	23.00	10.73
New Jersey	193	43,382,687	5.85	224,781	8.277	81.38	636	22.29	8.96
Maryland	116	24,312,678	3.28	209,592	8.435	80.58	624	41.29	9.32
Massachusetts	99	23,623,094	3.18	238,617	7.937	80.71	623	40.09	6.22
Washington	119	22,185,424	2.99	186,432	8.114	80.21	613	41.04	7.80
Texas	210	21,664,327	2.92	103,163	8.687	84.36	625	39.50	11.58
Illinois	126	20,920,029	2.82	166,032	8.396	83.80	631	44.22	8.40
Other	817	120,527,833	16.25	147,525	8.556	83.27	629	40.36	10.90
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Zip Code Distribution of the Mortgage Properties Related of the Group II Mortgage Loans

Zip Code	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
91342	12	3,608,936	0.49	300,745	8.093	82.20	633	28.33	10.33
91331	13	3,314,888	0.45	254,991	8.265	81.49	653	0.00	18.94
89148	14	3,259,691	0.44	232,835	8.386	83.80	686	0.00	19.02
93536	15	3,210,307	0.43	214,020	8.118	84.90	629	12.33	18.31
94591	11	3,070,666	0.41	279,151	8.061	81.01	640	57.20	10.04
93550	16	3,021,361	0.41	188,835	8.357	82.94	647	7.86	15.47
91745	9	3,018,220	0.41	335,358	8.167	82.33	612	0.00	16.41
94565	11	2,879,590	0.39	261,781	8.402	85.60	618	28.73	11.66
94080	8	2,850,124	0.38	356,266	8.181	83.99	688	0.00	19.95
91343	10	2,766,541	0.37	276,654	8.191	83.45	660	0.00	11.85
Other	3,489	710,885,845	95.82	203,751	8.181	82.15	641	27.33	11.15
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Original Term to Maturity of the Group II Mortgage Loans

Range of Original Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,181	85,898,610	11.58	72,734	11.011	99.11	653	16.80	97.42
181 to 240	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
241 to 300	1	319,610	0.04	319,610	8.820	81.10	514	0.00	0.00
301 to 360	2,423	655,422,236	88.35	270,500	7.812	79.99	639	28.05	0.04
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Remaining Term to Maturity of the Group II Mortgage Loans

Range of Remaining Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
180 or less	1,181	85,898,610	11.58	72,734	11.011	99.11	653	16.80	97.42
181 to 240	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
241 to 300	1	319,610	0.04	319,610	8.820	81.10	514	0.00	0.00
301 to 360	2,423	655,422,236	88.35	270,500	7.812	79.99	639	28.05	0.04
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Product Type of the Group II Mortgage Loans

Product Type	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2/6 MONTH LIBOR - 40 YR AMTERM	1,154	339,249,586	45.73	293,977	7.955	80.18	628	21.26	0.00
2/6 MONTH LIBOR	497	102,880,622	13.87	207,003	8.353	81.06	624	37.09	0.00
2/6 MONTH LIBOR - 60 MONTH IO	155	51,161,742	6.90	330,076	7.258	81.39	665	31.04	0.00
10/6 MONTH LIBOR - 120 MONTH IO	98	33,352,611	4.50	340,333	6.663	78.14	715	32.64	0.00
10/6 MONTH LIBOR - 40 YR AMTERM	48	14,413,693	1.94	300,285	6.950	79.92	718	14.69	0.00
2/6 MONTH LIBOR - 120 MONTH IO	25	8,257,451	1.11	330,298	7.192	80.85	678	40.44	0.00
3/6 MONTH LIBOR - 40 YR AMTERM	24	7,037,374	0.95	293,224	7.927	81.38	628	41.09	0.00
10/6 MONTH LIBOR	20	5,800,578	0.78	290,029	7.274	80.45	700	31.19	0.00
10/1 ARM 1YR LIBOR - 120 MONTH IO	16	5,191,119	0.70	324,445	6.899	80.00	741	3.85	0.00
3/6 MONTH LIBOR	23	5,121,526	0.69	222,675	7.968	77.92	639	35.20	0.00
3/6 MONTH LIBOR - 60 MONTH IO	12	3,984,281	0.54	332,023	7.024	78.95	676	52.00	0.00
5/6 MONTH LIBOR	9	3,378,342	0.46	375,371	7.990	78.90	637	20.77	0.00
5/6 MONTH LIBOR - 40 YR AMTERM	7	2,874,362	0.39	410,623	7.534	76.91	638	16.94	0.00
10/6 MONTH LIBOR - 60 MONTH IO	2	1,053,600	0.14	526,800	7.566	80.00	694	64.16	0.00
5/6 MONTH LIBOR - 60 MONTH IO	4	968,480	0.13	242,120	7.160	79.68	667	37.20	0.00
10/1 ARM 1YR LIBOR - 40 YR AMTERM	4	907,876	0.12	226,969	7.141	80.00	704	0.00	0.00
6 MONTH LIBOR	1	379,471	0.05	379,471	9.895	80.00	508	0.00	0.00
5/6 MONTH LIBOR - 120 MONTH IO	1	270,750	0.04	270,750	6.865	95.00	643	100.00	0.00
30YR FXD	212	40,403,587	5.45	190,583	7.738	76.35	626	37.85	0.65
15YR FXD	26	2,644,321	0.36	101,705	8.201	81.03	658	49.16	16.04
20YR FXD	3	245,713	0.03	81,904	7.460	61.99	637	100.00	11.67
15YR BALLOON	1,155	83,254,289	11.22	72,082	11.100	99.68	653	15.78	100.00
BALLOON OTHE - 40 YR AMTERM	112	29,054,794	3.92	259,418	7.598	78.84	627	50.84	0.00
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Prepayment Penalty Term of the Group II Mortgage Loans

Original Prepayment Penalty Term (months)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
None	1,157	221,133,946	29.81	191,127	8.555	83.07	634	28.87	14.38
12	118	27,769,369	3.74	235,334	8.486	82.36	646	21.74	10.54
17	1	420,000	0.06	420,000	6.525	80.00	768	0.00	0.00
18	5	1,962,489	0.26	392,498	7.158	80.00	702	0.00	0.00
24	1,935	396,862,977	53.49	205,097	8.183	82.67	636	24.21	12.08
36	392	93,737,389	12.64	239,126	7.239	78.11	671	34.77	1.37
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Credit Grade of the Group II Mortgage Loans

Credit Grade	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
AA	1,664	351,810,687	47.42	211,425	7.894	82.85	682	18.46	13.12
A	1,187	234,216,803	31.57	197,318	8.354	82.65	621	23.70	13.43
A-	303	58,182,413	7.84	192,021	8.327	81.00	593	51.82	8.55
B+	208	45,066,075	6.07	216,664	8.602	81.25	568	51.38	0.22
B	144	30,004,974	4.04	208,368	8.969	78.93	541	60.89	0.39
C	68	15,399,294	2.08	226,460	9.313	73.65	531	40.38	0.28
AL	34	7,205,923	0.97	211,939	7.194	83.07	735	3.47	15.36
Total:	3,608	741,886,169	100.00	205,623	8.183	82.19	641	26.76	11.32

Next Adjustment Date of the Adjustable-Rate Group II Mortgage Loans

Next Adjustment Date	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
2006-12-01	1	379,471	0.06	379,471	9.895	80.00	508	0.00	0.00
2007-12-01	2	491,946	0.08	245,973	7.867	80.00	625	14.85	0.00
2008-02-01	8	2,274,390	0.39	284,299	7.673	81.32	637	3.61	0.00
2008-03-01	15	3,971,103	0.68	264,740	8.626	78.42	614	25.08	0.00
2008-04-01	28	6,819,235	1.16	243,544	8.343	81.33	613	17.85	0.00
2008-05-01	351	95,604,473	16.31	272,377	7.992	80.77	632	26.85	0.00
2008-06-01	1,421	391,167,315	66.72	275,276	7.930	80.43	632	25.94	0.00
2008-07-01	6	1,220,940	0.21	203,490	8.509	80.00	655	0.00	0.00
2009-05-01	13	3,445,180	0.59	265,014	8.090	81.52	650	55.88	0.00
2009-06-01	46	12,698,002	2.17	276,044	7.616	79.19	642	38.12	0.00
2011-04-01	1	199,154	0.03	199,154	7.670	80.00	583	100.00	0.00
2011-05-01	4	1,006,651	0.17	251,663	8.419	71.19	622	10.76	0.00
2011-06-01	16	6,286,129	1.07	392,883	7.547	80.01	646	24.06	0.00
2016-05-01	29	9,046,252	1.54	311,940	6.707	78.67	725	32.42	0.00
2016-06-01	158	51,545,226	8.79	326,236	6.852	79.06	714	24.74	0.00
2016-07-01	1	128,000	0.02	128,000	7.875	80.00	719	0.00	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Gross Margins of the Adjustable-Rate Group II Mortgage Loans

Range of Gross Margins (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	39	10,310,952	1.76	264,383	7.240	80.13	700	22.15	0.00
4.001 to 4.500	1	400,512	0.07	400,512	6.795	70.00	576	100.00	0.00
4.501 to 5.000	23	4,277,053	0.73	185,959	8.289	81.57	622	42.64	0.00
5.001 to 5.500	183	48,369,590	8.25	264,315	7.246	77.95	645	42.83	0.00
5.501 to 6.000	356	106,244,037	18.12	298,438	7.313	78.81	648	31.59	0.00
6.001 to 6.500	658	188,534,594	32.16	286,527	7.744	80.09	642	22.39	0.00
6.501 to 7.000	462	123,492,084	21.06	267,299	8.040	80.68	640	20.42	0.00
7.001 to 7.500	201	56,444,922	9.63	280,821	8.419	82.50	623	25.40	0.00
7.501 to 8.000	177	48,209,722	8.22	272,371	8.734	83.14	626	27.42	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Minimum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Minimum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
4.000 or less	20	6,098,996	1.04	304,950	6.935	80.00	735	3.28	0.00
5.001 to 5.500	3	1,226,961	0.21	408,987	5.805	77.90	663	0.00	0.00
5.501 to 6.000	10	2,899,833	0.49	289,983	5.899	66.85	729	63.54	0.00
6.001 to 6.500	88	32,674,810	5.57	371,305	6.331	78.75	703	33.44	0.00
6.501 to 7.000	274	90,084,026	15.37	328,774	6.870	79.73	672	24.02	0.00
7.001 to 7.500	364	106,345,455	18.14	292,158	7.317	79.69	655	27.68	0.00
7.501 to 8.000	500	142,943,252	24.38	285,887	7.799	80.22	641	22.17	0.00
8.001 to 8.500	305	81,644,083	13.93	267,686	8.303	80.55	622	18.66	0.00
8.501 to 9.000	261	64,282,168	10.96	246,292	8.793	81.09	608	30.46	0.00
9.001 to 9.500	112	24,392,915	4.16	217,794	9.261	83.07	597	27.71	0.00
9.501 to 10.000	111	25,015,389	4.27	225,364	9.782	83.31	570	49.07	0.00
10.001 to 10.500	32	6,204,808	1.06	193,900	10.286	80.46	547	42.98	0.00
10.501 to 11.000	18	2,281,866	0.39	126,770	10.812	81.14	533	65.54	0.00
11.001 to 11.500	2	188,905	0.03	94,452	11.253	81.24	505	24.72	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Maximum Mortgage Rate of the Adjustable-Rate Group II Mortgage Loans

Range of Maximum Mortgage Rates (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
11.001 to 11.500	1	253,600	0.04	253,600	6.225	80.00	737	0.00	0.00
11.501 to 12.000	13	4,884,072	0.83	375,698	6.491	80.00	735	4.09	0.00
12.001 to 12.500	15	4,253,349	0.73	283,557	6.319	71.04	724	43.32	0.00
12.501 to 13.000	87	32,835,083	5.60	377,415	6.333	78.77	704	32.30	0.00
13.001 to 13.500	271	89,246,030	15.22	329,321	6.854	79.78	673	24.37	0.00
13.501 to 14.000	367	107,148,355	18.28	291,957	7.318	79.71	655	28.01	0.00
14.001 to 14.500	497	142,276,315	24.27	286,270	7.795	80.18	641	21.85	0.00
14.501 to 15.000	309	82,174,600	14.02	265,937	8.301	80.50	622	18.56	0.00
15.001 to 15.500	264	64,977,418	11.08	246,127	8.797	81.07	607	30.22	0.00
15.501 to 16.000	116	25,454,125	4.34	219,432	9.292	82.80	597	26.53	0.00
16.001 to 16.500	108	24,132,448	4.12	223,449	9.775	83.68	569	51.27	0.00
16.501 to 17.000	31	6,118,519	1.04	197,372	10.287	80.46	546	43.59	0.00
17.001 to 17.500	19	2,340,647	0.40	123,192	10.808	80.89	533	66.41	0.00
17.501 to 18.000	2	188,905	0.03	94,452	11.253	81.24	505	24.72	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Initial Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Initial Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	10	2,279,749	0.39	227,975	8.371	82.30	604	36.27	0.00
1.500	1	115,104	0.02	115,104	10.500	80.00	611	100.00	0.00
2.000	1	74,719	0.01	74,719	10.445	26.30	504	0.00	0.00
3.000	1,895	521,855,185	89.01	275,385	7.942	80.44	632	26.16	0.00
5.000	192	61,850,413	10.55	322,138	6.837	79.08	715	26.21	0.00
6.000	1	108,295	0.02	108,295	7.350	80.00	663	100.00	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Subsequent Periodic Rate Caps of the Adjustable-Rate Group II Mortgage Loans

Subsequent Periodic Rate Caps (%)	Number of Loans	Unpaid Principal Balance ($)	% of Pool by Principal Balance	Avg. Principal Balance ($)	Wtd. Avg Gross Coupon (%)	Wtd. Avg. Orig. LTV (%)	Wtd. Avg. FICO	% Full Doc Loan	% 2ND Lien
1.000	2,080	580,184,470	98.96	278,935	7.838	80.30	640	26.47	0.00
2.000	20	6,098,996	1.04	304,950	6.935	80.00	735	3.28	0.00
Total:	2,100	586,283,465	100.00	279,183	7.828	80.29	641	26.23	0.00

Appendix 2-

Computational Material

Derivative Notional Schedules
Period	Accrual Start	Accrual End	Swap Notional Balance ($)	Swap Strike Rate (%)	Cap Notional Balance ($)	Cap Strike Rate (%)	Total Derivative Notional Balance ($)
1	9/28/2006	10/25/2006	917,433,000	5.45%	0	5.45%	917,433,000
2	10/25/2006	11/25/2006	905,193,000	5.45%	0	5.45%	905,193,000
3	11/25/2006	12/25/2006	890,060,000	5.45%	0	5.45%	890,060,000
4	12/25/2006	1/25/2007	872,045,000	5.45%	0	5.45%	872,045,000
5	1/25/2007	2/25/2007	851,204,000	5.45%	0	5.45%	851,204,000
6	2/25/2007	3/25/2007	827,600,000	5.45%	0	5.45%	827,600,000
7	3/25/2007	4/25/2007	801,347,000	5.45%	16,311,000	5.45%	817,658,000
8	4/25/2007	5/25/2007	772,563,000	5.45%	20,347,000	5.45%	792,910,000
9	5/25/2007	6/25/2007	741,421,000	5.45%	24,678,000	5.45%	766,099,000
10	6/25/2007	7/25/2007	708,155,000	5.45%	29,247,000	5.45%	737,402,000
11	7/25/2007	8/25/2007	676,410,000	5.45%	33,389,000	5.45%	709,799,000
12	8/25/2007	9/25/2007	646,114,000	5.45%	37,131,000	5.45%	683,245,000
13	9/25/2007	10/25/2007	617,201,000	5.45%	40,501,000	5.45%	657,702,000
14	10/25/2007	11/25/2007	589,606,000	5.45%	43,522,000	5.45%	633,128,000
15	11/25/2007	12/25/2007	563,269,000	5.45%	46,220,000	5.45%	609,489,000
16	12/25/2007	1/25/2008	538,131,000	5.45%	48,617,000	5.45%	586,748,000
17	1/25/2008	2/25/2008	514,136,000	5.45%	50,732,000	5.45%	564,868,000
18	2/25/2008	3/25/2008	491,232,000	5.45%	52,586,000	5.45%	543,818,000
19	3/25/2008	4/25/2008	469,351,000	5.45%	54,201,000	5.45%	523,552,000
20	4/25/2008	5/25/2008	448,198,000	5.45%	55,639,000	5.45%	503,837,000
21	5/25/2008	6/25/2008	410,074,000	5.45%	60,138,000	5.45%	470,212,000
22	6/25/2008	7/25/2008	375,737,000	5.45%	63,416,000	5.45%	439,153,000
23	7/25/2008	8/25/2008	140,613,000	5.45%	269,894,000	5.45%	410,507,000
24	8/25/2008	9/25/2008	135,049,000	5.45%	248,979,000	5.45%	384,028,000
25	9/25/2008	10/25/2008	129,753,000	5.45%	229,892,000	5.45%	359,645,000
26	10/25/2008	11/25/2008	125,023,000	5.45%	219,560,000	5.45%	344,583,000
27	11/25/2008	12/25/2008	120,469,000	5.45%	209,716,000	5.45%	330,185,000
28	12/25/2008	1/25/2009	116,084,000	5.45%	200,336,000	5.45%	316,420,000
29	1/25/2009	2/25/2009	111,862,000	5.45%	191,405,000	5.45%	303,267,000
30	2/25/2009	3/25/2009	107,797,000	5.45%	182,893,000	5.45%	290,690,000
31	3/25/2009	4/25/2009	103,882,000	5.45%	174,779,000	5.45%	278,661,000
32	4/25/2009	5/25/2009	100,112,000	5.45%	167,046,000	5.45%	267,158,000
33	5/25/2009	6/25/2009	96,481,000	5.45%	159,674,000	5.45%	256,155,000
34	6/25/2009	7/25/2009	92,985,000	5.45%	152,646,000	5.45%	245,631,000
35	7/25/2009	8/25/2009	87,113,000	5.45%	148,454,000	5.45%	235,567,000
36	8/25/2009	9/25/2009	84,021,000	5.45%	141,918,000	5.45%	225,939,000
37	9/25/2009	10/25/2009	81,039,000	5.45%	135,688,000	5.45%	216,727,000
38	10/25/2009	11/25/2009	78,163,000	5.45%	129,748,000	5.45%	207,911,000
39	11/25/2009	12/25/2009	75,390,000	5.45%	124,085,000	5.45%	199,475,000
40	12/25/2009	1/25/2010	72,715,000	5.45%	118,685,000	5.45%	191,400,000
41	1/25/2010	2/25/2010	70,136,000	5.45%	113,538,000	5.45%	183,674,000
42	2/25/2010	3/25/2010	67,648,000	5.45%	108,630,000	5.45%	176,278,000
43	3/25/2010	4/25/2010	65,249,000	5.45%	103,948,000	5.45%	169,197,000
44	4/25/2010	5/25/2010	62,935,000	5.45%	99,482,000	5.45%	162,417,000
45	5/25/2010	6/25/2010	60,703,000	5.45%	95,221,000	5.45%	155,924,000
46	6/25/2010	7/25/2010	58,550,000	5.45%	91,156,000	5.45%	149,706,000
47	7/25/2010	8/25/2010	56,474,000	5.45%	87,278,000	5.45%	143,752,000
48	8/25/2010	9/25/2010	54,472,000	5.45%	83,578,000	5.45%	138,050,000
49	9/25/2010	10/25/2010	52,540,000	5.45%	80,046,000	5.45%	132,586,000
50	10/25/2010	11/25/2010	50,678,000	5.45%	76,674,000	5.45%	127,352,000
51	11/25/2010	12/25/2010	48,881,000	5.45%	73,456,000	5.45%	122,337,000
52	12/25/2010	1/25/2011	47,148,000	5.45%	70,383,000	5.45%	117,531,000
53	1/25/2011	2/25/2011	45,477,000	5.45%	67,449,000	5.45%	112,926,000
54	2/25/2011	3/25/2011	43,865,000	5.45%	64,647,000	5.45%	108,512,000
55	3/25/2011	4/25/2011	42,310,000	5.45%	61,971,000	5.45%	104,281,000
56	4/25/2011	5/25/2011	40,810,000	5.45%	59,415,000	5.45%	100,225,000
57	5/25/2011	6/25/2011	39,363,000	5.45%	56,974,000	5.45%	96,337,000
58	6/25/2011	7/25/2011	37,968,000	5.45%	54,641,000	5.45%	92,609,000
59	7/25/2011	8/25/2011	36,622,000	5.45%	52,410,000	5.45%	89,032,000
60	8/25/2011	9/25/2011	35,323,000	5.45%	50,278,000	5.45%	85,601,000
61	9/25/2011	10/25/2011	0	NA	0	NA	0

Derivative Notional Schedules

[insert]

Sensitivity Analysis(1)
To Optional Termination

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.71	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 40	1 - 27	1 - 22	1 - 19	1 - 16

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.01	2.65	2.00	1.71	1.49
Principal Window (mos)	40 - 59	27 - 39	22 - 27	19 - 22	16 - 20

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.29	4.80	3.25	2.24	1.87
Principal Window (mos)	59 - 127	39 - 84	27 - 61	22 - 33	20 - 26

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	12.93	8.55	6.24	4.30	2.53
Principal Window (mos)	127 - 163	84 - 108	61 - 79	33 - 61	26 - 35

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.67	3.77	3.56	3.95	3.89
Principal Window (mos)	51 - 88	37 - 58	40 - 45	44 - 51	35 - 48

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.75	6.41	4.69	4.54	3.99
Principal Window (mos)	88 - 156	58 - 103	45 - 75	51 - 59	48 - 48

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	13.55	8.97	6.56	5.06	3.99
Principal Window (mos)	156 - 163	103 - 108	75 - 79	59 - 61	48 - 48

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.53	4.02	3.93
Principal Window (mos)	51 - 163	37 - 108	40 - 79	43 - 61	46 - 48

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.51	3.95	3.75
Principal Window (mos)	51 - 163	37 - 108	39 - 79	41 - 61	43 - 48

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.50	3.89	3.62
Principal Window (mos)	51 - 163	37 - 108	38 - 79	40 - 61	41 - 48

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.48	3.84	3.51
Principal Window (mos)	51 - 163	37 - 108	38 - 79	39 - 61	40 - 48

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.48	3.81	3.44
Principal Window (mos)	51 - 163	37 - 108	38 - 79	39 - 61	38 - 48

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	8.89	5.87	4.46	3.76	3.37
Principal Window (mos)	51 - 163	37 - 108	37 - 79	38 - 61	38 - 48

(1)	Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (ran at the same pricing speed as the Fixed-Rate Mortgage Loans).

Sensitivity Analysis(1)
To Maturity

Class A-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	1.71	1.24	1.00	0.84	0.72
Principal Window (mos)	1 - 40	1 - 27	1 - 22	1 - 19	1 - 16

Class A-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	4.01	2.65	2.00	1.71	1.49
Principal Window (mos)	40 - 59	27 - 39	22 - 27	19 - 22	16 - 20

Class A-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	7.29	4.80	3.25	2.24	1.87
Principal Window (mos)	59 - 127	39 - 84	27 - 61	22 - 33	20 - 26

Class A-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	15.37	10.59	7.87	5.57	2.53
Principal Window (mos)	127 - 326	84 - 235	61 - 177	33 - 148	26 - 35

Class M-1 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	5.67	3.77	3.56	3.95	4.31
Principal Window (mos)	51 - 88	37 - 58	40 - 45	44 - 51	35 - 59

Class M-2 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.75	6.41	4.69	4.54	5.72
Principal Window (mos)	88 - 156	58 - 103	45 - 75	51 - 59	59 - 82

Class M-3 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	16.85	11.76	8.75	6.76	7.95
Principal Window (mos)	156 - 277	103 - 190	75 - 152	59 - 118	82 - 119

Class M-4 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.54	6.46	4.97	4.36	4.21
Principal Window (mos)	51 - 243	37 - 177	40 - 130	43 - 101	46 - 81

Class M-5 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.49	6.43	4.92	4.26	4.01
Principal Window (mos)	51 - 233	37 - 169	39 - 125	41 - 96	43 - 77

Class M-6 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.42	6.38	4.87	4.17	3.85
Principal Window (mos)	51 - 222	37 - 161	38 - 118	40 - 91	41 - 73

Class M-7 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.32	6.30	4.79	4.08	3.71
Principal Window (mos)	51 - 208	37 - 151	38 - 110	39 - 85	40 - 68

Class M-8 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.17	6.19	4.70	3.98	3.58
Principal Window (mos)	51 - 192	37 - 139	38 - 101	39 - 78	38 - 62

Class M-9 Certificates
Pricing Speed	50%	75%	100%	125%	150%
WAL (yrs)	9.09	6.05	4.58	3.86	3.46
Principal Window (mos)	51 - 177	37 - 126	37 - 92	38 - 71	38 - 56

(2)	Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (ran at the same pricing speed as the Fixed-Rate Mortgage Loans).

Net WAC Rate Cap for Group I Senior Certificates(1)

Period	NWC(2)	NWC(3)	Period	NWC(2)	NWC(3)

1	8.46%	23.11%	41	9.88%	20.61%
2	7.46%	22.11%	42	10.81%	21.56%
3	7.60%	22.10%	43	9.86%	20.38%
4	7.46%	21.93%	44	10.16%	20.61%
5	7.46%	21.80%	45	9.84%	20.17%
6	7.78%	21.91%	46	10.14%	20.70%
7	7.46%	21.77%	47	9.83%	20.25%
8	7.61%	21.74%	48	9.82%	20.15%
9	7.46%	21.52%	49	10.11%	20.38%
10	7.62%	21.47%	50	9.80%	19.94%
11	7.47%	21.24%	51	10.10%	20.18%
12	7.47%	21.09%	52	9.79%	19.75%
13	7.63%	21.05%	53	9.78%	19.65%
14	7.47%	20.82%	54	10.70%	20.63%
15	7.64%	20.79%	55	9.76%	19.45%
16	7.48%	20.55%	56	10.05%	19.69%
17	7.48%	20.42%	57	9.74%	19.26%
18	7.77%	20.51%	58	10.04%	19.52%
19	7.48%	20.15%	59	9.73%	19.09%
20	7.65%	20.14%	60	9.72%	19.00%
21	7.52%	19.79%	61	10.04%	11.59%
22	9.74%	21.69%	62	9.71%	11.20%
23	9.48%	21.16%	63	10.02%	11.55%
24	9.46%	20.91%	64	9.69%	11.16%
25	9.74%	20.94%	65	9.68%	11.15%
26	9.45%	20.54%	66	10.34%	11.90%
27	9.74%	20.68%	67	9.66%	11.11%
28	9.91%	20.92%	68	9.97%	11.46%
29	9.90%	20.79%	69	9.64%	11.08%
30	10.82%	21.58%	70	9.96%	11.43%
31	9.88%	20.53%	71	9.63%	11.04%
32	10.19%	20.70%	72	9.62%	11.03%
33	9.88%	20.31%	73	9.93%	11.37%
34	10.23%	21.13%	74	9.60%	10.99%
35	9.92%	20.69%	75	9.91%	11.34%
36	9.91%	20.57%	76	9.58%	10.96%
37	10.21%	20.77%	77	9.57%	10.94%
38	9.90%	20.34%	78	10.59%	12.09%
39	10.20%	20.55%	79	9.55%	10.90%
40	9.89%	20.73%

(1)   Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).
(2)   Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3470%, 5.4200% and 5.4000%, respectively and the cashflows are run to the Optional Termination at the pricing speed.
(3)   Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Net WAC Rate Cap for Group II Senior Certificates(1)

Period	NWC(2)	NWC(3)	Period	NWC(2)	NWC(3)

1	8.41%	23.06%	41	9.73%	20.25%
2	7.41%	22.07%	42	10.64%	21.16%
3	7.56%	22.06%	43	9.71%	20.03%
4	7.41%	21.88%	44	10.00%	20.23%
5	7.41%	21.76%	45	9.69%	19.81%
6	7.74%	21.86%	46	9.98%	20.31%
7	7.42%	21.72%	47	9.67%	19.87%
8	7.57%	21.69%	48	9.66%	19.77%
9	7.42%	21.48%	49	9.95%	19.99%
10	7.57%	21.42%	50	9.64%	19.56%
11	7.42%	21.19%	51	9.93%	19.78%
12	7.42%	21.05%	52	9.62%	19.37%
13	7.58%	21.00%	53	9.61%	19.27%
14	7.42%	20.77%	54	10.52%	20.21%
15	7.59%	20.73%	55	9.59%	19.07%
16	7.43%	20.50%	56	9.88%	19.30%
17	7.43%	20.37%	57	9.58%	18.88%
18	7.71%	20.46%	58	9.88%	19.14%
19	7.43%	20.10%	59	9.58%	18.72%
20	7.60%	20.09%	60	9.57%	18.63%
21	7.46%	19.72%	61	9.88%	11.20%
22	9.53%	21.48%	62	9.55%	10.82%
23	9.28%	20.95%	63	9.85%	11.16%
24	9.26%	20.70%	64	9.53%	10.79%
25	9.53%	20.72%	65	9.52%	10.77%
26	9.24%	20.32%	66	10.17%	11.50%
27	9.52%	20.46%	67	9.50%	10.74%
28	9.72%	20.65%	68	9.81%	11.07%
29	9.71%	20.52%	69	9.48%	10.70%
30	10.61%	21.29%	70	9.78%	11.04%
31	9.69%	20.26%	71	9.46%	10.67%
32	9.98%	20.41%	72	9.45%	10.65%
33	9.68%	20.02%	73	9.75%	10.98%
34	10.08%	20.81%	74	9.43%	10.61%
35	9.77%	20.39%	75	9.73%	10.95%
36	9.76%	20.27%	76	9.41%	10.58%
37	10.05%	20.45%	77	9.40%	10.56%
38	9.74%	20.03%	78	10.39%	11.67%
39	10.03%	20.22%	79	9.38%	10.52%
40	9.74%	20.37%

(1)   Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).
(2)   Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3470%, 5.4200% and 5.4000% respectively and the cashflows are run to the Optional Termination at the pricing speed.
(3)   Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Net WAC Rate Cap for Class M Certificates(1)

Period	NWC(2)	NWC(3)	Period	NWC(2)	NWC(3)

1	8.42%	23.07%	41	9.76%	20.32%
2	7.42%	22.08%	42	10.67%	21.24%
3	7.57%	22.07%	43	9.74%	20.09%
4	7.42%	21.89%	44	10.03%	20.30%
5	7.42%	21.76%	45	9.72%	19.88%
6	7.74%	21.87%	46	10.01%	20.38%
7	7.42%	21.73%	47	9.70%	19.95%
8	7.58%	21.70%	48	9.69%	19.84%
9	7.43%	21.49%	49	9.98%	20.06%
10	7.58%	21.43%	50	9.67%	19.63%
11	7.43%	21.20%	51	9.96%	19.85%
12	7.43%	21.06%	52	9.65%	19.44%
13	7.59%	21.01%	53	9.64%	19.34%
14	7.43%	20.78%	54	10.56%	20.29%
15	7.60%	20.74%	55	9.63%	19.14%
16	7.44%	20.51%	56	9.91%	19.37%
17	7.44%	20.37%	57	9.61%	18.95%
18	7.72%	20.47%	58	9.91%	19.21%
19	7.44%	20.11%	59	9.61%	18.79%
20	7.61%	20.10%	60	9.60%	18.70%
21	7.47%	19.74%	61	9.91%	11.27%
22	9.57%	21.52%	62	9.58%	10.89%
23	9.32%	20.99%	63	9.88%	11.24%
24	9.30%	20.74%	64	9.56%	10.86%
25	9.57%	20.76%	65	9.55%	10.84%
26	9.28%	20.36%	66	10.20%	11.57%
27	9.56%	20.50%	67	9.53%	10.81%
28	9.76%	20.70%	68	9.84%	11.15%
29	9.75%	20.57%	69	9.51%	10.77%
30	10.65%	21.34%	70	9.82%	11.11%
31	9.73%	20.31%	71	9.49%	10.74%
32	10.02%	20.47%	72	9.48%	10.72%
33	9.72%	20.07%	73	9.78%	11.06%
34	10.11%	20.87%	74	9.46%	10.68%
35	9.80%	20.45%	75	9.76%	11.02%
36	9.79%	20.33%	76	9.44%	10.65%
37	10.08%	20.51%	77	9.43%	10.63%
38	9.77%	20.09%	78	10.43%	11.75%
39	10.06%	20.29%	79	9.41%	10.59%
40	9.77%	20.44%

(1)   Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).
(2)   Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3470%, 5.4200% and 5.4000%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(3)   Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR increases instantaneously to 20.00%, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.

Breakeven Table(1)

Static LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA / Aa3	AA- / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	25.53	20.79	18.21	16.01
Collateral Loss (%)	19.44	16.98	15.48	14.11

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A+ / A2	A / A3	A- / Baa1	BBB / Baa2

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	14.08	12.30	10.68	9.34
Collateral Loss (%)	12.82	11.56	10.33	9.27

Class	M9
Rating (S&P/Moody’s)	BBB- / Baa3

Loss Severity (%)	40.00
Default (CDR) (%)	8.36
Collateral Loss (%)	8.45

Forward LIBOR
Class	M1	M2	M3	M4
Rating (S&P/Moody’s)	AA+ / Aa1	AA / Aa2	AA / Aa3	AA- / A1

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	25.73	20.99	18.41	16.21
Collateral Loss (%)	19.54	17.09	15.60	14.24

Class	M5	M6	M7	M8
Rating (S&P/Moody’s)	A+ / A2	A / A3	A- / Baa1	BBB / Baa2

Loss Severity (%)	40.00	40.00	40.00	40.00
Default (CDR) (%)	14.28	12.50	10.87	9.53
Collateral Loss (%)	12.96	11.70	10.48	9.42

Class	M9
Rating (S&P/Moody’s)	BBB- / Baa3

Loss Severity (%)	40.00
Default (CDR) (%)	8.55
Collateral Loss (%)	8.61

Assumptions:
Run at Pricing Speed to Maturity
All Trigger Events failing
12 month lag to recovery
“Break” is the CDR that creates the first dollar loss on the related bond
Defaults are in addition to prepayments
Servicer advances 100% of principal and interest until liquidation

(1)	Approximately 7.63% off the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).

Excess Spread(1)

Period	% At Static LIBOR (2)(4)	% At Fwd LIBOR (3)(4)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1yr Fwd LIBOR (%)	Period	% At Static LIBOR (2)(4)	% At Fwd LIBOR (3)(4)	1m Fwd LIBOR (%)	6m Fwd LIBOR (%)	1yr Fwd LIBOR (%)
1	2.67631	2.67631	5.3470	5.4200	5.4000	47	4.37517	4.48186	5.0536	5.2317	5.3271
2	2.12208	2.12231	5.3561	5.4188	5.3882	48	4.36402	4.47042	5.0554	5.2409	5.3335
3	2.12537	2.12558	5.3717	5.3989	5.3583	49	4.49397	4.55515	5.1092	5.2506	5.3408
4	2.12164	2.12220	5.3929	5.3678	5.3199	50	4.34157	4.38171	5.1461	5.2595	5.3486
5	2.12096	2.12103	5.3651	5.3377	5.2846	51	4.47197	4.50438	5.1518	5.2668	5.3545
6	2.14586	2.14646	5.3060	5.3023	5.2512	52	4.31893	4.38162	5.1568	5.2747	5.3623
7	2.11956	2.12180	5.2385	5.2571	5.2120	53	4.30753	4.36596	5.1634	5.2824	5.3678
8	2.13118	2.13694	5.2010	5.2146	5.1776	54	4.72373	4.76684	5.1671	5.2859	5.3726
9	2.11849	2.12765	5.1672	5.1766	5.1491	55	4.28458	4.33871	5.1710	5.2905	5.3791
10	2.13587	2.15095	5.1279	5.1363	5.1208	56	4.41615	4.46212	5.1772	5.2967	5.3840
11	2.11719	2.14116	5.0629	5.0962	5.0937	57	4.26246	4.30974	5.1822	5.3008	5.3886
12	2.11640	2.14905	5.0215	5.0659	5.0760	58	4.41495	4.47050	5.1885	5.3057	5.3933
13	2.14188	2.18406	4.9779	5.0322	5.0575	59	4.25938	4.31616	5.1928	5.3106	5.3986
14	2.11480	2.16747	4.9448	5.0072	5.0452	60	4.24746	4.30084	5.1980	5.3165	5.4032
15	2.14579	2.20880	4.9046	4.9903	5.0392	61	4.40251	4.49530	5.1876	5.3236	5.4093
16	2.11340	2.18889	4.8737	4.9739	5.0334	62	4.20769	4.31187	5.1817	5.3277	5.4137
17	2.11259	2.19513	4.8710	4.9622	5.0328	63	4.38063	4.47569	5.1863	5.3326	5.4186
18	2.19097	2.28078	4.8385	4.9577	5.0342	64	4.19135	4.30284	5.1912	5.3370	5.4243
19	2.11094	2.21691	4.8184	4.9557	5.0380	65	4.18077	4.28737	5.1964	5.3425	5.4294
20	2.15418	2.25881	4.8448	4.9574	5.0434	66	4.53713	4.63061	5.2004	5.3456	5.4341
21	2.13738	2.26647	4.8173	4.9618	5.0518	67	4.15959	4.25988	5.2033	5.3498	5.4395
22	4.10422	4.24285	4.8132	4.9681	5.0603	68	4.33247	4.42372	5.2082	5.3545	5.4436
23	3.99834	4.34806	4.8511	4.9759	5.0702	69	4.14008	4.23240	5.2121	5.3592	5.4484
24	3.98222	4.34405	4.8320	4.9846	5.0807	70	4.32215	4.41960	5.2168	5.3654	5.4546
25	4.09891	4.44535	4.8349	4.9946	5.0911	71	4.13766	4.23534	5.2208	5.3704	5.4581
26	3.95940	4.28814	4.8767	5.0041	5.1026	72	4.13656	4.22873	5.2264	5.3763	5.4624
27	4.09380	4.41822	4.8631	5.0154	5.1137	73	4.31796	4.41369	5.2187	5.3829	5.4673
28	4.45192	4.59936	4.8717	5.0265	5.1247	74	4.13519	4.23654	5.2172	5.3866	5.4706
29	4.44383	4.56333	4.9125	5.0395	5.1383	75	4.31649	4.40945	5.2219	5.3912	5.4718
30	4.83860	4.93380	4.9054	5.0490	5.1492	76	4.13496	4.24325	5.2252	5.3961	5.4731
31	4.42761	4.55138	4.9095	5.0597	5.1617	77	4.13539	4.23886	5.2300	5.3995	5.4741
32	4.55595	4.64788	4.9426	5.0720	5.1736	78	4.67767	4.76699	5.2333	5.4015	5.4753
33	4.41380	4.52049	4.9369	5.0825	5.1863	79	4.13718	4.23469	5.2359	5.4046	5.4748
34	4.64672	4.72697	4.9469	5.0940	5.1982
35	4.50220	4.57271	4.9788	5.1069	5.2103
36	4.49353	4.56641	4.9768	5.1188	5.2216
37	4.62212	4.67582	4.9933	5.1315	5.2324
38	4.41025	4.44623	5.0380	5.1435	5.2448
39	4.56144	4.59056	5.0401	5.1570	5.2542
40	4.43233	4.51035	5.0422	5.1695	5.2652
41	4.42615	4.50450	5.0434	5.1830	5.2761
42	4.83564	4.89230	5.0450	5.1903	5.2843
43	4.40797	4.48713	5.0456	5.1986	5.2940
44	4.53883	4.60975	5.0487	5.2088	5.3023
45	4.38979	4.46876	5.0498	5.2149	5.3105
46	4.52542	4.62526	5.0518	5.2230	5.3181

(1) Approximately 7.63% of the mortgage pool consists of 10 Year Hybrid Adjustable-Rate Mortgage Loans (run at the same pricing speed as the Fixed-Rate Mortgage Loans).
(2)   Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR remain constant at 5.3470%, 5.4200% and 5.4000%, respectively and the cashflows are run to the Optional Termination at the Pricing Speed.
(3)   Assumes 1mLIBOR, 6mLIBOR, and 1yrLIBOR are run at the indicated forward curves, the cashflows are run to Optional Termination at the Pricing Speed and all payments from the Swap Provider and Cap Provider are received and applied, as applicable.
(4)   Calculated as (a) interest collections on the Mortgage Loans (net of the Servicing Fee, the Master Servicing Fee and the Credit Risk Manager Fee and any payments made to the Swap Provider), plus any payments made to the trust by the Swap Provider and Cap Provider, less the aggregate interest on the Certificates divided by (b) the aggregate principal balance of the Mortgage Loans as of the beginning period (annualized).